Exhibit 10.11.1

INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE

TELECOMMUNICATIONS ACT OF 1996

Dated as of November 24, 1998

by and between

NEW YORK TELEPHONE COMPANY,

d/b/a

BELL ATLANTIC - NEW YORK

and

PAETEC COMMUNICATIONS, INC.

INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE

TELECOMMUNICATIONS ACT OF 1996

This Interconnection Agreement (this “Agreement”), under Sections 251 and 252 of the Telecommunications Act of 1996 (the “Act”), is effective as of the 24th day of November, 1998 (the “Effective Date”), by and between New York Telephone Company, d/b/a Bell Atlantic - New York (“BA”), a New York corporation with offices at 1095 Avenue of the Americas, Room 1423, New York, New York 10036, and PaeTec Communications, Inc. (“PaeTec”), a Delaware corporation with offices at 290 Woodcliff Drive, Fairport, New York, New York 14450 (each a “Party” and, collectively, the “Parties”).

WHEREAS, PaeTec has requested that BA make available to PaeTec Interconnection, service and unbundled Network Elements upon the same terms and conditions as provided in the Interconnection Agreement (and amendments thereto) between ACC National Telecom Corp. and BA, dated as of November 11, 1997, for the State of New York, approved by the Commission under Section 252 of the Act (the “Separate Agreement”) and attached as Appendix 1 hereto; and

WHEREAS, BA has undertaken to make such terms and conditions available to PaeTec hereby only because and, to the extent required by, Section 252(i) of the Act.

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PaeTec and BA hereby agree as follows:

1.0	Incorporation of Appendices by Reference

1.1 Except as expressly stated herein, the terms and conditions of the Separate Agreement (as set forth in Appendix 1 hereto), as it is in effect on the date hereof after giving effect to operation of law, and of the other Appendix hereto are incorporated by reference in their entirety herein and form an integral part of this Agreement.

1.2 References in Appendix 1 hereto to ACC National Telecom Corp. or to ACC shall for purposes of this Agreement be deemed to refer to PaeTec.

1.3 References in Appendix 1 hereto to the “Effective Date”, the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of Appendix 1 hereto, this Agreement shall continue in effect until the Separate Agreement expires or is otherwise terminated.

1.4 References in Appendix 1 hereto to “800/888” be deleted in their entirety and replaced with the following: “800/888/877”.

1.5 The following language shall be deleted from Section 1.1.40 of Appendix 1 hereto: “within three (3) months of the Effective Date which is substantially similar to the template provided by NYNEX to ANTC on or about March 5, 1997”. This language shall be replaced by the following: “in accordance with Sections 4 and 12 of this Agreement”.

1.6 The second sentence of Section 12.1 of Appendix 1 hereto shall be deleted and replaced in its entirety with the following:

“ The Parties shall enter into good faith negotiations with the goal of establishing a Joint Grooming Plan within sixty (60) days of the filing of this Agreement with the Commission.”

1.7 Reference to “B.01” in Section 4.3.1 of Appendix 1 hereto shall be deleted and replaced with the following: “P.01”.

1.8 Reference to “April 1, 1998” in the second paragraph of Section I of Attachment PA (Pricing Schedule) of Appendix 1 hereto, shall be deleted and replaced with the following: “May 1, 1999”.

1.9 Notwithstanding Section 33.7.2.1 of Appendix 1 hereto, at such time as BA makes available the Performance Monitoring Reports set forth in the Memorandum Opinion and Order adopted by the FCC on August 14, 1997 (the “FCC Merger Order”) to other Telecommunications Carriers purchasing Interconnection from BA, BA shall provide PaeTec with the Performance Monitoring Reports applicable to PaeTec in accordance with the requirements of said FCC Merger Order.

1.10 All notices, affidavits, exemption-certificates or other communications to PaeTec under Section 41.6 of Appendix 1 hereto shall be sent to the following address:

PaeTec Communications, Inc.

Attn: Ms. VanDruff

Manager of Tax and Accounting

290 Woodcliff Drive

Fairport, New York 14450

Facsimile: (716) 385-8994

Phone: (716) 340-2500

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1.11 All notices, affidavits, exemption-certificates or other communications to BA under Section 41.6 of Appendix 1 hereto shall be sent to the following address:

Tax Administration

Bell Atlantic Corporation

1095 Avenue of the Americas

Room 3109

New York, New York 10036

1.12 Notices to PaeTec under Section 41.9 of Appendix 1 hereto shall be sent to the following address:

PaeTec Communications, Inc.

Attn: Mr. Ambrosi

    Manager of Regulatory Affairs

290 Woodcliff Drive

Fairport, New York 14450

Facsimile: (716) 340-2563

Phone: (716) 340-2500

1.13 Notices to BA under Section 41.9 of Appendix 1 hereto shall be sent to the following address:

President - Telecom Industry Services

Bell Atlantic Corporation

1095 Avenue of the Americas

40th Floor

New York, New York 10036

Facsimile: (212) 597-2585

with a copy to:

Bell Atlantic Network Services, Inc.

Attn: Mr. Jack H. White,

    Associate General Counsel

1320 N. Court House Road, 8th Floor

Arlington, Virginia 22201

Facsimile: (703) 974-0744

with a copy to:

Vice President and General Counsel

Bell Atlantic - New York

1095 Avenue of the Americas

40th Floor

New York, New York

Facsimile: (212) 597-2560

3

1.14 Attachment 4.0 set forth at Appendix 2 hereto shall replace and supersede in it’s entirety Attachment Schedule 4.0 of Appendix 1 hereto.

2.0	Clarifications

2.1 BA has entered into this Agreement in accordance with the requirements of 47 USC § 252(i), but has advised PaeTec that BA disputes the applicability of the Separate Agreement’s Reciprocal Compensation arrangements to Internet traffic (herein the “Disputed Issue”). PaeTec believes that the Separate Agreement’s Reciprocal Compensation arrangements apply to Internet traffic, but acknowledges that PaeTec and BA disagree as to the meaning of the Separate Agreement with respect to the Disputed Issue, and that BA’s execution of this Agreement does not constitute a voluntary adoption or reaffirmation of the Separate Agreement, an admission that any provision of the Separate Agreement (or PaeTec’s interpretation thereof) is lawful or reasonable, or a release or waiver of BA’s claims and defenses pertaining to the Disputed Issue. The entry into, filing and performance by the Parties of this Agreement does not in any way constitute a waiver by either Party of any of the rights and remedies it may have to seek review of any of the provisions of this Agreement or the Separate Agreement, or to petition the Commission, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek enforcement or review in any way of any portion of this Agreement or the Separate Agreement in connection with the Disputed Issue or PaeTec’s election under 47 USC § 252(i).

2.2 Notwithstanding any provision of this Agreement, the BA shall have no obligation to perform under this Agreement until such time as PaeTec has obtained a Certificate of Public Convenience and Necessity (CPCN) or such other Commission authorization as may be required by law as a condition for conducting business in the State of New York as a local exchange carrier.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 24th day of November, 1998.

PAETEC COMMUNICATIONS, INC.		BELL ATLANTIC - NEW YORK

By:	/s/ Richard Ottalagana	By:	/s/ Jeffrey A. Masoner

Printed:	Richard Ottalagana	Printed:	Jeffrey A. Masoner

Title:	Executive Vice President	Title:	Vice-President - Interconnection Services Policy & Planning

5

Appendix 1

NEW YORK INTERCONNECTION AGREEMENT

UNDER SECTIONS 251 AND 252

OF THE TELECOMMUNICATIONS ACT OF 1996

Dated as of November 11, 1997

by and between

NEW YORK TELEPHONE COMPANY (d/b/a BELL ATLANTIC – NEW YORK)

and

ACC NATIONAL TELECOM CORP.

i

14.0	UNBUNDLED LINKS	34
	14.1 Local Link Transmission Types	34
	14.2 ADSL and HDSL	35
	14.5 Provisioning of Unbundled Links	37
	14.6 Monthly Unbundled Link Charges for New York	39

15.0	OTHER UNBUNDLED NETWORK ELEMENTS	39
	15.1 Availability of Other Network Elements on an Unbundled Basis	39
	15.2 Unbundled Interoffice Transmission Facilities	40

16.0	RESALE — SECTIONS 251(c)(4) and 251(b)(1)	40
	16.2 Term and Volume Discounts	40
	16.3 Disclosure of ANTC Information to Other Resellers or to NYNEX Retail Marketing Personnel	40
	16.4 Disclosure of Customer Information	41
	16.6 Alternate Billing to Third Numbers	43

17.0	NOTICE OF CHANGES — SECTION 251(c)(5)	46

18.0	COLLOCATION — SECTION 251(c)(6)	46

19.0	NUMBER PORTABILITY — SECTION 251 (b)(2)	47
	19.1 Scope	47
	19.2 Procedures for Providing INP Through Remote Call Forwarding	48
	19.3 Procedures for Providing INP Through Route Indexing	49
	19.4 Procedures for Providing INP Through Full NXX Code Migration	49
	19.5 Other Interim Number Portability Options	49
	19.6 Receipt of Terminating Switched Exchange Access Compensation on Traffic to INP’ed Numbers	49

20.0	NUMBER RESOURCES ASSIGNMENTS	51

21.0	DIALING PARITY — SECTION 251(b)(3)	51

22.0	ACCESS TO RIGHTS-OF-WAY — SECTION 251(b)(4)	51

23.0	DATABASES AND SIGNALING	51

24.0	REFERRAL ANNOUNCEMENT	52

25.0	DIRECTORY AND OPERATOR SERVICE ARRANGEMENTS	52
	25.1 Directory Listings and Directory Distributions	53
	25.1.8 Yellow Page Maintenance	54
	25.1.9 Information Pages	54
	25.2 Directory Assistance (“DA”) and Operator Services	54
	25.2.2 Directory Assistance	55
	25.2.3 Directory Assistance with Branding	55
	25.3 Directory Assistance Call Completion (“DACC”)	56
	25.4 Directory Assistance Credits	57

ii

	25.5 Direct Access to Directory Assistance (“DADA”)	57
	25.6 Inward Operator Services	57
	25.7 Operator Service (“OS”)	58
	25.8 0+ Mechanized Operator Calls (Calling Card, Collect, Bill to Third Number)	59
	25.9 0- Operator Handled Calls (Calling Card, Collect, Bill to Third Number)	59
	25.10 Operator Emergency Bulletin Service	60
	25.11 Operator Passthrough Service	61

26.0	GENERAL RESPONSIBILITIES OF THE PARTIES	61
	26.9 Prevention of Unauthorized Use	62

27.0	TERM AND TERMINATION	65

28.0	DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	67

29.0	CANCELLATION CHARGES	67

30.0	NON-SEVERABILITY	67

31.0	INDEMNIFICATION	68

32.0	LIMITATION OF LIABILITY	68

33.0	LIQUIDATED DAMAGES AND SERVICE QUALITY STANDARDS FOR SPECIFIED ACTIVITIES	69

34.0	REGULATORY APPROVAL	74

35.0	FORCE MAJEURE	74

36.0	CONFIDENTIALITY	75

37.0	DISPUTE RESOLUTION	77

38.0	SECTION 252(i) OBLIGATIONS	78

39.0	UNIDENTIFIED CHARGES	78

40.0	AUDIT RIGHTS	79

41.0	MISCELLANEOUS	80

Attachment 1.0	Certain Terms as Defined in the Act
Attachment 4.0	Network Interconnection Dates
Attachment SQ	Service Quality
Attachment PA	Pricing Attachment
Attachment BFR	Bona Fide Request Process
Attachment IOF	Interoffice Transmission Facilities
Attachment ADR	Alternate Dispute Resolution

iii

NEW YORK INTERCONNECTION AGREEMENT

UNDER SECTIONS 251 AND 252

OF THE TELECOMMUNICATIONS ACT OF 1996

This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 is effective the 11th day of November, 1997 (the “Effective Date”), by and between ACC National Telecom Corp. (“ANTC”) 400 West Avenue, Rochester, NY 14611 and New York Telephone Company d/b/a, Bell Atlantic — New York (“NYNEX” or “NYT”), a New York corporation with offices at 1095 Avenue of the Americas, New York, NY 10036.

WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective Customers.

WHEREAS, ANTC wishes to purchase, and NYNEX wishes to provide, Unbundled Network Elements (as defined below) and Wholesale Services (as defined below) and other facilities and services as provided hereunder as prescribed by the Act.

WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein.

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANTC and NYNEX hereby agree as follows:

1.0	DEFINITIONS

1.1 As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.1. For convenience of reference only, the definitions of certain terms that are As Defined in the Act (as defined below) are set forth in Attachment 1.0.

1.1.1 “Act” or the “Telecommunications Act” means the Communications Act of 1934 (47 U.S.C. 151), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the PSC.

1.1.2 “ADSL” or “Asymmetrical Digital Subscriber Line” means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes as specified in ANSI standards T1.413-1995-007R2.

1.1.3 “Agreement” means this Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 by and between NYT and ANTC dated as of the date first above written, including all attachments hereto.

1.1.4 “Affiliate” is As Defined in the Act.

1.1.5 “As Defined in the Act” means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the PSC.

1.1.6 “As Described in the Act” means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the PSC.

1.1.7 “Attachment” means any attachment referenced in and appended to this Agreement and made a part hereof. The Attachments are as follows:

Attachment ADR	Alternative Dispute Resolution
Attachment BFR	Bona Fide Request Process
Attachment 1. 0	Definitions
Attachment SQ	Service Quality
Attachment 4.0	Network Interconnection Dates
Attachment IOF	Interoffice Transmission Facilities
Attachment PA	Pricing Attachment

1.1.8 “Automatic Number Identification” or “ANI” means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

1.1.9 “Busy Line Verification/Busy Line Verification Interrupt Traffic” or “BLV/BLVI Traffic” means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer’s Telephone Exchange Service line.

1.1.10 “Calling Party Number” or “CPN” is a Common Channel Interoffice Signaling (“CCIS”) parameter which refers to the number transmitted through a network identifying the calling party.

1.1.11 “Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to:

(a) “End Office Switches” which are used to terminate Customer station Links for the purpose of interconnection to each other and to trunks; and

(b) “Tandem Office Switches” (“Tandems”) which are used to connect and switch trunk circuits between and among other Central Office Switches.

A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

1.1.12 “CCS” means one hundred (100) call seconds.

1.1.13 “CLASS Features” means certain CCIS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; Call Return and future CCIS-based offerings.

1.1.14 “Collocation” means an arrangement whereby the facilities of one Party (the “Collocating Party”) are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which equipment has been installed and maintained at the premises of a second Party (the “Housing Party”). For purposes of Collocation, the “premises” of a Housing Party are limited to the structure or portion thereof in which such Housing Party has the exclusive right of occupancy, or where such right does not exist, exercises such control that it has the right to permit the Collocating Party to collocate facilities and equipment at the premises. To the extent the proposed collocation space is leased to NYNEX, ANTC’s right to occupy such space (or a portion thereof) is subject in all respects to NYNEX’s rights with respect to such leased premises under such lease. NYNEX shall have the right to vacate such leased space (in whole or in part) or to modify, alter or amend the lease in any manner, including in such manner which would modify ANTC’s rights with respect to such collocation space, or which would preclude NYNEX from sub leasing or licensing use of such space to ANTC; provided, however, NYNEX shall not base its decision to vacate such space or to agree to a modification, alteration or amendment of the lease for the primary purpose of denying ANTC its right to collocate in such space; and provided, however, further, that NYNEX shall in good faith seek to preserve in its lease any right NYNEX may have to allow ANTC to collocate in such space.

1.1.15 “Commission” or “PSC” means the New York Public Service Commission.

1.1.16 “Common Channel Interoffice Signaling” or ”CCIS” means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

1.1.17 “Cross Connection” means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party’s equipment and (ii) the equipment or facilities of the Housing Party.

1.1.18 “Customer” means a Telecommunications Carrier or end user that subscribes to residence or business Telecommunications Services provided by either of the Parties.

1.1.19 “Days” shall mean calendar days unless otherwise designated as “business days”.

1.1.20 “Dialing Parity” is As Defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity. “Local Dialing Parity” is As Defined in the Act and means the ability of Telephone Exchange Service Customers of a LEC to select a provider and make local calls without dialing extra digits. “Toll Dialing Parity” is As Defined in the Act and means the ability of Telephone Exchange Service Customers of a LEG to place toll calls (interLATA or intraLATA) which are routed to a toll carrier (intraLATA or interLATA) of their selection without dialing access codes or additional digits and with no unreasonable dialing delay. “Toll Dialing Parity” provides a Party’s Customer with the ability to select a carrier as its interLATA toll provider and select the same or a different carrier as its intraLATA provider.

1.1.21 “Digital Signal Level” means one of several transmission rates in the time-division multiplex hierarchy.

1.1.22 “Digital Signal Level 0” or “DS0” means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

1.1.23 “Digital Signal Level 1” or ”DS1” means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

1.1.24 “Digital Signal Level 3” or “DS3” means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

1.1.25 “Direct Customer Access Service” or “DCAS” is an electronic interface system provided by NYNEX to facilitate the ordering, provisioning and maintenance of various facilities, features and services provided by NYNEX including: interconnection arrangements, unbundled network elements, resale of retail services provided at wholesale rates and other offerings.

1.1.26 “Exchange Message Record” or “EMR” means the standard used for the exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

1.1.27 “Exchange Access” is As Defined in the Act.

1.1.28 “FCC” means the Federal Communications Commission.

1.1.29 “Fiber-Meet” means an Interconnection architecture method limited only by technical feasibility (other than Collocation) whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

1.1.30 “High-Bit Rate Digital Subscriber Line” or “HDSL” means a transmission technology which transmits over two (2) twisted cable pairs up to a DS1-level signal, using any one of the following line codes: 2 Binary /1 Quartenary (“2B1Q”), Carrierless AM/PM, Discrete Multitone (“DMT”), or 3 Binary /1 Octel (“3BO”). Only unloaded and non-repeated twisted cable pairs that do not exceed a technical length limitation can support HDSL capabilities.

1.1.31 “Information Service” is As Defined in the Act.

1.1.32 “Information Service Traffic” means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an Information Service provided over a Party’s information services platform.

1.1.33 “Integrated Digital Loop Carrier” means a subscriber loop carrier system which integrates within the switch, generally at a DS1 level, twenty-four (24) local Link voice grade equivalent transmission paths combined into a 1.544 Mbps digital signal.

1.1.34 “Interconnection” is As Described in the Act and refers to the connection of a network, equipment, or facilities of one Telecommunications Carrier with the network, equipment, or facilities of another Telecommunications Carrier for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

1.1.35 “Interexchange Carrier” or “IXC” means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

1.1.36 “Interim Telecommunications Number Portability” or “INP” is As Described in the Act.

1.1.37 “InterLATA Service” is As Defined in the Act.

1.1.38 “Integrated Services Digital Network” or “ISDN” means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (“BRI-ISDN”) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (“2B+D”).

1.1.39 “IntraLATA Toll Traffic” means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

1.1.40 “Joint Grooming Plan” means the initial plan agreed to by the Parties within three (3) months of the Effective Date which is substantially similar to the template provided by NYNEX to ANTC on or about March 5, 1997, as modified from time to time as mutually agreed to by the Parties.

1.1.41 “Laws” means any statute, rule, regulation, applicable ruling of a court of competent jurisdiction, or any FCC or PSC decision, order, or ruling.

1.1.42 “Local Access and Transport Area” or “LATA” As Defined in the Act means a contiguous geographic area:

(a) established before the date of the enactment of the Telecommunications Act of 1996 by a Bell Operating Company such that no exchange area includes points within more than one (1) metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or

(b) established or modified by a Bell Operating Company after such date of enactment and approved by the PSC.

For purposes of this Agreement, NYNEX operates in six discrete LATAs within New York State. They are:

(1)	LATA 132 – the New York Metropolitan LATA
(2)	LATA 133 – the Poughkeepsie LATA
(3)	LATA 134 – the Albany LATA
(4)	LATA 136 – the Syracuse LATA
(5)	LATA 138 – the Binghamton LATA
(6)	LATA 140 – the Buffalo LATA

In addition, the Rochester area is considered a separate, seventh LATA; however, NYNEX currently does not operate in that area of the State. Telephone calls that originate and terminate within any one of the seven New York State LATAs are classified as IntraLATA intrastate calls. Telephone calls that originate in one of the seven LATAs and terminate in another of these seven LATAs are classified as InterLATA intrastate calls. Calls that originate in any one of these seven LATAs and terminate in a different LATA in any other state or in a foreign country are classified as InterLATA interstate calls.

1.1.43 “Local Exchange Carrier” or “LEC” is As Defined in the Act.

1.1.44 “Local Link Transmission” or “Link” means the entire transmission path which extends from the network interface/demarcation point at a Customer’s premises to the Main Distribution Frame or other designated frame or panel in a Party’s Wire Center which serves the Customer. Links are defined by the electrical interface rather than the type of facility used.

1.1.45 “Loss” or “Losses” means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys’ fees).

1.1.46 “Main Distribution Frame” or “MDF” means the distribution frame of the Party providing the Link used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

1.1.47 “Meet-Point Billing” means the process whereby each Party bills the appropriate tariff rate for its portion of a jointly provided Switched Exchange Access Service as agreed to pursuant to Section 8.3.

1.1.48 “Network Element” is As Defined in the Act.

1.1.49 “Network Element Bona Fide Request” means the process described in Attachment BFR that prescribes the terms and conditions relating to a Party’s request that the other Party provide a Network Element not otherwise provided by the terms of this Agreement.

1.1.50 “North American Numbering Plan” or “NANP”, as defined in “Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks - Signaling” means the numbering plan used in the United States, Canada, Bermuda, Puerto Rico and other defined areas. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

1.1.51 “Number Portability” is As Defined in the Act.

1.1.52 “NXX” means the three-digit code which appears as the first three digits of a seven digit telephone number.

1.1.53 “Party” means either NYNEX or ANTC, and “Parties” means NYNEX and ANTC.

1.1.54 “Port” means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

1.1.55 “Point of Termination Bay” or “POT Bay” means the intermediate distributing frame system which serves as the point of demarcation for collocated interconnection.

1.1.56 “Rate Center” means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance-sensitive transmission services associated with the specific Rate Center. Rate Centers will be identical for each Party until such time as ANTC is permitted by an appropriate regulatory body to establish its own Rate Centers within an area.

1.1.57 “Reciprocal Compensation” is As Described in the Act.

1.1.58 “Reciprocal Compensation Call” or “Reciprocal Compensation Traffic” means a Telephone Exchange Service Call completed between the Parties which qualifies for Reciprocal Compensation pursuant to the terms of this Agreement and any applicable Law.

1.1.59 “Route Indexing” means the provision of Interim Number Portability through the use of direct trunks provisioned between end offices of NYNEX and ANTC over which inbound traffic to a ported number will be routed.

1.1.60 “Routing Point” means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Service. Pursuant to Bell Communications Research, Inc. (“Bellcore”) Practice BR 795-100-100 (the “Bellcore Practice”), the Routing Point (referred to as the “Rating Point” in such Bellcore Practice) may be an End Office Switch location or a “LEC Consortium Point of Interconnection.”

1.1.61 “Service Control Point” or “SCP” means a component of the signaling network that acts as a database to provide information to another component of the signaling network (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

1.1.62 “Signaling Transfer Point” or “STP” means a component of the signaling network that performs message routing functions and provides information for the routing of messages between signaling network components. An STP transmits, receives and processes CCIS messages.

1.1.63 “Switched Exchange Access Service” means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

1.1.64 “Synchronous Optical Network” or “SONET” means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base transmission rate is 51.84 Mbps (“OC-1/STS-1”) and higher rates are direct multiples of the base rate.

1.1.65 “Technically Feasible Point” is As Described in the Act.

1.1.66 “Telecommunications” is As Defined in the Act.

1.1.67 “Telecommunications Carrier” is As Defined in the Act.

1.1.68 “Telecommunications Service” is As Defined in the Act.

1.1.69 “Telephone Exchange Service” is As Defined in the Act.

1.1.70 “Telephone Exchange Service Call” or “Telephone Exchange Service Traffic” means a call completed between two Telephone Exchange Service Customers of the Parties located in the same LATA, originated on one Party’s network and terminated on the other Party’s network where such call was not carried by a third party as either a presubscribed call (1+) or a casual dialed (10XXX) or (101XXX) call. Telephone Exchange Service Traffic is transported over Traffic Exchange Trunks and qualifies for Reciprocal Compensation pursuant to the terms of this Agreement.

1.1.71 “Telephone Toll Service” is As Defined in the Act.

1.1.72 “Unbundled Network Element” or “UNE” is As Defined by the Act.

1.1.73 “Wholesale Service” shall mean any Telecommunications Service that NYNEX provides at retail to subscribers who are not Telecommunications Carriers and which is provided to Telecommunications Carriers pursuant to Section 251 (c)(4) of the Act.

1.1.74 “Wire Center” means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy (or where such right does not exist, exercises such control that it has the right to permit the Collocating Party to collocate facilities and equipment at the premises subject to the limitations set forth in Section 1.1.14 hereof) and is the premises at which is located one or more local End Office Switches and is a point at which Links (loops) used to provision end user’s Local Exchange Service converge for a given area.

1.2 Other Definitional Provisions.

The terms defined in this Article include the plural as well as the singular. Unless otherwise expressly stated, the words “herein”, “hereof”, “hereunder”, and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Article, Section, Paragraph and Attachment references refer to Articles, Sections and Paragraphs of, and Attachments to, this Agreement. The words “include” and “including” shall not be construed as terms of limitation.

2.0	INTERPRETATION AND CONSTRUCTION

All references to Sections and Attachments shall be deemed to be references to Sections of, and Attachments to, this Agreement unless the context shall otherwise require. The headings of the Sections and the terms defined in Attachment 1.0 are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless otherwise stated, any reference to any agreement, other instrument (including NYNEX or other third party offerings, guides or practices), or tariff is for convenience of reference only and is not intended to be a part of, or incorporated into, this Agreement.

The terms and conditions of any and all Attachments hereto as amended from time to time by mutual agreement of the Parties are incorporated herein by reference and shall constitute part of this Agreement as if fully set forth herein. This Agreement shall be construed and/or interpreted wherever possible to avoid conflict between the provisions hereof and the Attachments hereto, provided that if such a conflict shall arise with any Attachment, the provisions of this Agreement shall control, unless otherwise designated.

3.0	SCOPE

This Agreement sets forth the terms and conditions under which ANTC and NYNEX will interconnect their respective networks to enable ANTC to provide Telecommunications Services consistent with the rights and obligations set forth in Sections 251 and 252 of the Act.

4.0	INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

Subject to the terms and conditions of this Agreement, Interconnection of the Parties’ facilities and equipment pursuant to Section 4 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding “Interconnection Activation Date” shown for each such LATA within the State of New York on Attachment 4.0. Attachment 4.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties by attaching a supplementary attachment to Attachment 4.0. Interconnection in a LATA shall be accomplished through either (i) a Fiber-Meet as provided in Section 4.2, (ii) Collocation as provided in Section 18, (iii) any other Interconnection method allowed by applicable tariff, Act, rule or regulation, or (iv) any other Interconnection method to which the Parties may agree.

4.1 Scope

The physical architecture for Interconnection of the Parties’ facilities and equipment for the transmission and routing of Telephone Exchange Service Traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act shall be configured as set forth in the Parties’ Joint Grooming Plan. The configuration of specific logical trunk groups (and traffic routing parameters) and the physical connections described herein related to the transmission and routing of Telephone Exchange Service Traffic and Exchange Access traffic, respectively shall also be set forth in the Parties’ Joint Grooming Plan. Other trunk groups, as described in this Agreement, may be configured using this architecture.

4.2 Physical Architecture

In each LATA identified on Attachment 4.0, ANTC and NYNEX shall configure network interconnection arrangements as set forth in the Parties’ Joint Grooming Plan. Both Parties, to the extent technically feasible, will provide a diverse, reliable network that incorporates, where available, the most advanced, practicable technologies.

4.2.1 The network architecture established in the Joint Grooming Plan will meet the following minimum criteria:

(a) The Parties shall establish physical interconnection points at the locations designated on Attachment 4.0. Points on the ANTC network from which ANTC will provide transport and termination of traffic are designated as the ANTC Interconnection Points (“A-IP”). Points on the NYNEX network from which NYNEX will provide transport and termination of traffic are designated as the NYNEX Interconnection Points (“N-IP”). Consistent with the Act, ANTC may designate any additional interconnection points at any technically feasible location on NYNEX’s network.

(b) Each Party will provide owned or leased facilities to deliver traffic originated on its respective networks to the designated interconnection points of the other Party’s network. The Party terminating the traffic will be responsible for all transport and termination of calls beyond the designated interconnection point.

4.2.2 The Parties may implement one of the following configurations, unless an alternative plan is mutually agreed to by both parties. NYNEX may not unreasonably disagree to any technically feasible alternative plan.

(a) A jointly maintained SONET network, in which each Party is responsible for the procurement, installation, and maintenance of mutually agreed-upon Optical Line Terminating Multiplexer (“OLTM”) equipment at its respective premises. Additionally, each Party will be responsible for the installation and maintenance of one-half of a fiber optic ring; or

(b) Interconnection of networks at an optical level via a Fiber Meet or other comparable means.

4.2.3 The Parties agree to allow interim alternatives to the architecture described in Section 4.2, utilizing electrical hand-offs, provided the Parties mutually develop and agree on a plan to fully transition to an arrangement reflective of Section 4.2 in that LATA within one hundred and eighty (180) Days following the Interconnection Activation Date listed for that LATA in Attachment 4.0.

4.3 Technical Specifications

4.3.1 ANTC and NYNEX shall cooperate to install and maintain a reliable network such that each of the Parties shall maintain a grade of service of at least B.01 with respect to exchanged traffic. ANTC and NYNEX shall exchange appropriate information (e.g., maintenance contact numbers, network and traffic load information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability. The Parties will designate within 30 Days of the Effective Date the necessary contact persons and timing requirements for the exchange of such information, which shall be set forth in the Joint Grooming Plan.

4.3.2 ANTC and NYNEX shall apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

4.3.3 The Parties shall implement, to the extent technically feasible, the practices, procedures, specifications and interfaces established in the publication “Bellcore Technical Publication TR-INS-000342; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations” in meeting their respective Interconnection responsibilities related to Electrical/Optical Interfaces.

4.4 Interconnection in Additional LATAs

4.4.1 If ANTC decides to offer Telephone Exchange Services in any other LATA not identified in Attachment 4.0 in which NYNEX also offers Telephone Exchange Services in New York State, ANTC shall provide written notice to NYNEX of the need to establish Interconnection in such LATA pursuant to this Agreement.

4.4.2 The notice provided in Section 4.4.1 shall include (i) the initial Routing Point ANTC has designated in the new LATA; (ii) ANTC’s requested Interconnection Activation Date; and (iii) a non-binding forecast of ANTC’s trunking requirements.

4.4.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center ANTC has identified as its initial Routing Point in the LATA as the A-IP in that LATA and shall designate the NYNEX Tandem Office Wire Center within the LATA nearest to the A-IP (as measured in airline miles utilizing the V&H coordinates method) as the N-IP in that LATA.

4.4.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new LATA shall be the earlier of (i) the date mutually agreed by the Parties or (ii) the date that is one-hundred and fifty (150) Days after the date on which ANTC delivered notice to NYNEX pursuant to Section 4.4.1. Within ten (10) business days of NYNEX’s receipt of ANTC’s notice, NYNEX and ANTC shall confirm the N-IP, the A-IP and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to Attachment 4.0.

5.0	TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

5.1 Scope of Traffic

Section 5 generally prescribes parameters for trunk groups (the “Traffic Exchange Trunks”) used for the transmission and routing of Local Traffic and Intra LATA Toll Traffic or any other use allowed by the Act between the Parties’ respective Telephone Exchange Service Customers and where such traffic is not presubscribed for carriage by a third party carrier nor carried by a third party carrier as casual dialed (10XXX and 101XXXX) traffic.

5.2 Switching System Hierarchy

5.2.1 For purposes of this Section 5, each of the following Central Office Switches shall be designated as a “Primary Switch”:

(a)	Each Access Tandem NYNEX operates in a LATA;

(b)	The initial switch ANTC employs to provide Telephone Exchange Service in a LATA;

(c)	Any Access Tandem ANTC may establish for provision of Exchange Access in a LATA;

(d)	Any additional switch ANTC may subsequently employ to provide Telephone Exchange Service in a LATA which ANTC may at its sole option designate as a Primary Switch; provided that the total number of ANTC Primary Switches for a LATA may not exceed the total number of NYNEX Primary Switches for that LATA. To the extent ANTC chooses to designate any additional switch as a Primary Switch, it shall provide notice to NYNEX of such designation at least ninety (90) Days in advance of the date on which ANTC activates such switch as a Primary Switch; and

(e)	Any additional tandem switch NYNEX may subsequently employ to provide access and/or sector traffic capacity within a LATA. Traffic destined to sub-tending Secondary Switches routed via such a tandem(s) would be determined by network requirements and notice made available to all LECs at least one hundred and eighty (180) Days prior to service introduction.

5.2.2 Each Central Office Switch operated by the Parties which is not designated as a Primary Switch pursuant to Section 5.2.1 shall be designated as a “Secondary Switch”.

5.2.3 For purposes of ANTC routing traffic to NYNEX, sub-tending arrangements between NYNEX Primary Switches and NYNEX Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which NYNEX maintains for those switches. For purposes of NYNEX routing traffic to ANTC, sub-tending arrangements between ANTC Primary Switches and ANTC Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which ANTC maintains for those switches.

5.3 Trunk Group Architecture and Traffic Routing

The Parties shall jointly engineer and configure Traffic Exchange Trunks over the physical Interconnection arrangements for the transport and termination of Telephone Exchange Service Traffic or any other use allowed under the Act, as follows:

5.3.1 The Parties shall initially configure a separate two-way trunk group, and operate as one-way or two-way as mutually agreed to by both Parties, as a direct transmission path between each ANTC Primary Switch and each NYNEX Primary Switch.

5.3.2 Notwithstanding anything to the contrary in this Section 5, if the two-way traffic volumes between any two Central Office Switches (whether Primary-Primary, Primary-Secondary or Secondary-Secondary) exceed the CCS busy hour equivalent of one DS1 on a regular or consistent basis, the Parties shall add trunks or establish new direct trunk groups as soon as feasible after such occurrence (but in no case later than the time periods set forth in Attachment SQ) consistent with the grades of service and quality parameters set forth in the Joint Grooming Plan.

5.4 Signaling

5.4.1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties’ Telephone Exchange Service networks. If CCIS signaling is unavailable, MF (Multi-Frequency) signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling based on (at ANTC’s sole option): (i) applicable tariffs, or (ii) ANTC’s selection of another carrier’s rates for signaling, subject to the same terms and conditions, unless otherwise agreed to in writing. During the term of this Agreement neither Party shall charge the other Party additional usage-sensitive rates for SS7 queries (including, but not limited to Transactional Capabilities Application Part (“TCAP”) and Integrated Services Digital Network User Part (“ISUP”) made for Local Traffic interexchanged between the Parties.

5.4.2 Each Party shall comply with the practices, procedures and specifications established in the following Bellcore publication “Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks - Signaling,” at least to the extent reasonably necessary to allow the other Party to meet its respective Interconnection responsibilities related to signaling.

5.4.3 The Parties will cooperate in the exchange of TCAP messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers, subsidiaries or affiliates, or to the extent allowed by Law. If a Party provides CCIS signaling, it shall provide all CCIS signaling parameters including calling party number (“CPN”), originating line information (“OLI”), calling party category and charge number.

5.4.4 Each Party shall provide trunk groups where facilities are available that are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission (or an other appropriate and agreed upon method) to allow for ISDN interoperability between the Parties’ respective networks.

5.5 Grades of Service

The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the grade of service set forth in (i) Section 4.3, (ii) Attachment SQ and (iii) any standards established by the Joint Grooming Plan, as may be modified by the PSC in the, NY PSC Case No. 97-C-0139, hereinafter “Service Quality Proceeding”.

6.0	MEASUREMENT AND BILLING

This Section 6 shall apply to all Services and facilities (including Wholesale Service) offered hereunder, unless otherwise noted.

6.1 For purposes of billing interconnection traffic only, each Party shall pass Calling Party Number (CPN) information on each call carried over the Local/lntraLATA Trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

6.2 For terminating Reciprocal Compensation and for Call Usage Detail Services (“CUDS”) records, measurement of billing minutes shall be in actual conversation seconds.

6.3 Originating FGB 800/888 calls will be measured (i.e., recorded) by the Parties, and service chargeable originating access minutes will be derived from recorded minutes as described in the following steps:

6.3.1 Parties shall obtain recorded originating FGB 800/888 minutes and messages from the appropriate recording data. The Parties shall derive the total attempts by dividing the originating measured messages by the Completion Ratio (“CR”). CRs are obtained separately for 800/888 traffic from a sample study which analyzes the ultimate completion status for the total attempts which receive acknowledgment from Customer [Measured Message divided by CR = Total Attempts]

6.3.2 The Parties shall obtain the total Non-Conversion Time Additive (“NCTA”) by multiplying the Total Attempts by the NCTA per attempt ratio. The NCTA per attempt ratio is obtained from the sample study identified above by measuring the non-conversation time associated with both complete and incomplete attempts. The NCTA is the time on a completed attempt from customer acknowledgment of receipt of call to called party answer (set up and ringing) plus the time on an uncompleted attempt from customer acknowledgment of call until the access tandem or end office receives a disconnect signal (ring-no answer, busy or network blockage). [Total Attempts x NCTA = Total NCTA]

6.3.3 The Parties shall obtain total chargeable originating access minutes by adding the total NCTA to the recorded originating measured minutes. [Measured Minutes + NCTA = Chargeable Originating Access Minutes.]

6.3.4 For FGB 800/888 calls, usage measurement begins when the originating FGB entry switch receives answer supervision from the Customer’s point of termination, indicating the called party has answered. The measurement of call usage over FGB ends when the originating FGB entry switch receives disconnect supervision from either (a) the originating end user’s end office, indicating the originating end user has disconnected, or (b) the customer’s point of termination, whichever is recognized first by the entry switch.

6.4 Where CPN is not available in a LATA for greater than ten percent (10%) of the traffic, the Party sending the traffic shall provide factors to determine the jurisdiction, as well as local vs. toll distinction, of the traffic. Such factors shall be supported by call record details that will be made available for review upon request. Both Parties are responsible for maintaining applicable call record detail. If a Party is not properly receiving the information, it must notify the Party passing CPN in a prompt fashion. Where a Party is passing CPN but the receiving Party is not properly receiving or recording the information, the Parties shall cooperatively work to correctly identify the traffic, and establish a mutually agreeable mechanism that will prevent improperly rated traffic. Notwithstanding this, if any improperly rated traffic occurs, the Parties agree to reconcile it. Any amounts in dispute shall be resolved pursuant to Section 37.2 (Dispute Resolution).

6.5 Call Detail Provisioning

6.5.1 The Parties shall provide the relevant call detail on at least a twice monthly basis. A Party shall honor a written request to increase the frequency as the volume of call detail increases. Should a Party make such a request, the other Party shall respond within three (3) weeks to address the request and shall comply, where technically feasible, within six (6) weeks of the request.

6.5.2 For Wholesale Services, alternatively billed calls, operator services and 800 traffic, the call detail recipient agrees to give the call detail provider notification within two weeks of receipt of data of any discrepancy uncovered, including but not limited to unusable data or data that falls outside of the parameters established by historic averages. Within five (5) business days of receipt of such notification from the call detail recipient, the call detail provider will furnish correct data or notify the call detail recipient that a root cause analysis will be conducted by the call detail provider. The results of the root cause analysis shall be furnished to the call detail recipient within the subsequent ten (10) business days. If the results demonstrate either an isolated or systemic problem with the provision of accurate call detail information, the call detail provider shall take all steps necessary to correct the problem within twenty (20) business days (e.g. provide, where available, all relevant call detail and implement procedures to insure that systemic problems are corrected.) Within this same time, the call detail recipient shall use all commercially reasonable efforts to determine if the cause of the problem is internal to the call detail recipient’s network.

6.5.3 No further action will be required of either Party if the call detail provider is unable to provide the call detail recipient with the correct data within the time period specified in Subsection 6.5.2. and the call detail provider is unable to render a bill to the call detail recipient for usage relating to such data.

6.5.4 In the event that (a) the call detail provider fails to take corrective action as required by Subsection 6.5.2, or (b) if the call detail provider is unable to provide the call detail information to the call detail recipient as a result of the call detail provider’s gross negligence or willful misconduct, and a bill for such usage is issued by the call detail provider, the call detail recipient may seek to withhold payment of the bill and contest its obligation to pay such amounts pursuant to the terms of Section 37.2 of this Agreement (except for Wholesale Services billing disputes, which shall be governed by the provisions of Section 16.7 of this Agreement). Notwithstanding the call detail provider’s inability to provide call detail information to the call detail recipient, the call detail recipient shall use reasonable efforts in accordance with industry practice to attempt to bill and collect for such calls from its Customer. In addition, the call detail recipient shall pay the call detail provider for usage to the extent the call detail recipient is able to collect such amounts from its Customer.

6.6 The Parties shall provide invoices and bills as follows:

6.6.1. The Parties shall provide monthly invoices in an industry standard format, unless otherwise agreed to by the parties. If the Parties elect an alternative billing format they shall establish that format within forty-five (45) Days of such election. The Parties shall also provide, when necessary, call detail as set forth in Subsection 6.5 above.

6.6.2. If a Party cannot provide a monthly invoice (the “Invoice”) within ninety (90) Days of usage of a service or the provision of a element or a facility, that Party (the “Billing Party”) shall notify the other Party (the “Billed Party”) and shall use best efforts to submit a statement (the “Estimated Bill”) that is a reasonable estimate of such usage within one-hundred twenty (120) Days of usage of a service or provision of an element or facility. The Estimated Bill will be clearly marked as an Estimated Bill, that the same is being provided by the Billing Party to the Billed Party for information purposes only and that the Billed Party has no obligation to pay the Estimated Bill. If the Billing Party provides an Invoice after 120 Days of usage of a service or the provision of an element or facility the Billing Party shall, to the extent requested by the Billed Party, furnish the necessary backup and support for the Invoice. The Billing Party shall provide such information at the time the Billed Party makes such request, or if such backup or support information is not readily available as soon thereafter as reasonably possible. If the amount of the Invoice is 50 percent (50%) or more above the amount of the Estimated Bill, the Billed Party shall have seventy-five

(75) Days from the date of the Invoice to pay the Invoice without incurring late payment charges. Notwithstanding any language in this Section 6.6.2 to the contrary, nothing in this section shall limit or otherwise constitute a waiver of either Party’s rights under applicable Law.

6.6.3. The Parties shall cooperate to facilitate the exchange of electronic versions of the bills and invoices when facilities are available and functional. Until such time the Parties shall provide the bills and invoices in a hard copy format.

6.6.4. At least once a year, and more frequently if requested by either Party (but in no case more frequently than four (4) times a year), ANTC and NYNEX shall review the current invoicing and billing format and shall cooperate in optimizing, and if necessary modifying, the timing, location, format and delivery of the bills and invoices.

6.6.5. The Parties shall specifically set forth on any and all invoices, any credits (and applicable tax refunds) owed to the other Party for that billing period.

6.6.6. The Parties shall specifically set forth on any and all invoices the applicable rate at which the call or service is being billed.

6.6.7. The Parties shall not impose any fee for the above services that is not set forth in the Pricing Attachment or mutually agreed to by the Parties.

6.6.8. The Parties shall provide each other with a designated individual or individuals that can address any billing or invoice problem, question, or potential dispute.

6.6.9. At ANTC’s request, NYNEX shall provide the same level of call detail, availability to billing and measurement interfaces and information, and invoice format that NYNEX provides to any other carrier. ANTC may request, and NYNEX must provide, to the extent not proprietary, models of such information and information regarding alternative billing, measurement and call detail options. If there are costs associated with the development and running of such model, including but not limited to software changes to existing programs, NYNEX shall provide ANTC with an estimate of the costs prior to developing the model and ANTC shall have the option of retracting its request.

6.7 Sections 6.5 and 6.6 (except for Subsection 6.6.9) shall remain in effect and enforceable after the termination of this Agreement for any traffic or usage prior to the termination of the Agreement or period covered by Subsection 27 of the Agreement.

6.8 The Parties shall have audit rights as set forth in Section 40 for all billing and performance measurement reporting.

7.0	RECIPROCAL COMPENSATION ARRANGEMENTS — SECTION 251(b)(5)

7.1 Reciprocal Compensation only applies to the transport and termination of Reciprocal Compensation Traffic billable by NYNEX or ANTC which a Telephone Exchange Service Customer originates on NYNEX’s or ANTC’s network for termination on the other Party’s network, and such other traffic as the FCC may designate or allow, except as provided in Section 7.6 below.

7.2 The Parties shall compensate each other for transport and termination of Reciprocal Compensation Traffic in an equal and symmetrical manner at the rate provided in the Pricing Attachment. This rate is to be applied at the A-IP for traffic delivered by NYNEX, and at the N-IP for traffic delivered by ANTC. No additional charges, including port or transport charges, shall apply for the termination of Reciprocal Compensation Traffic delivered to the A-IP or the N-IP. When Reciprocal Compensation Traffic Calls are terminated over the same trunks as Switched Exchange Access Service, any port or transport or other applicable access charges related to the Switched Exchange Access Service shall be prorated to be applied only to the Switched Exchange Access Service.

7.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service, InterLATA Service or to any IntraLATA calls originated on a third party carrier’s network on a 1+ presubscribed basis or a casual dialed (10XXX or 101XXXX) basis. All Switched Exchange Access Service and all InterLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

7.4 The rates for termination of Reciprocal Compensation Traffic are set forth in the Pricing Attachment.

7.5 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 19 shall be as specified in Section 19.6.

7.6 When either Party delivers seven (7) or ten (10) digit translated IntraLATA 800/888 service to the other Party for termination, the originating Party shall provide the terminating Party with billing records in industry standard format (EMR) if required by the terminating Party. When the originating Party provides the record, the originating Party may bill its record provisioning charge. The originating Party may bill the terminating Party for the delivery of the traffic at local Reciprocal Compensation rates. The terminating Party may not bill the originating Party Reciprocal Compensation under this Agreement. The Party that is providing the 800/888 service shall pay the database inquiry charge per the Pricing Attachment to the Party that performed the database inquiry.

7.7 The provisions set forth herein are subject to and conditioned on the provisions set forth in Sections 37 (Dispute Resolution) and 40 (Audit Rights).

8.0	TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2)

8.1 Scope of Traffic

Section 8 generally prescribes parameters for certain trunk groups (“Access Toll Connecting Trunks”) to be established over the Interconnections specified in Section 4 for the transmission and routing of Exchange Access traffic between ANTC Telephone Exchange Service Customers and IXCs.

8.2 Trunk Group Architecture and Traffic Routing

8.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to each Party’s Customers (i.e. each Party shall share equally in the responsibilities, costs and obligations associated with establishing Access Toll Connecting Trunks).

8.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow the Parties’ Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to either Party’s Access Tandem.

8.2.3 The Access Toll Connecting Trunks shall be two-way trunks, and operated as one-way or two-way as mutually agreed by both Parties, connecting an End Office Switch utilized to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an Access Tandem Switch utilized to provide Exchange Access in such LATA.

8.3 Meet-Point Billing Arrangements

8.3.1 Where ANTC has its own end office switch and NYNEX provides the tandem switch, meet point billing between the Parties for jointly-provided Switched Exchange Access Services on Access Toll Connecting Trunks will be provided as follows: (this does not apply in instances where ANTC resells NYNEX Services, purchases unbundled local switching from NYNEX, or in cases where an alternate tandem provider is involved)

(a) The Parties agree to exchange all data necessary to effect Meet-Point Billing on no less than a monthly basis, providing the prior month’s data, in a format in accordance with industry ordering and billing guidelines. Each Party will designate where the other Party shall send the required data.

(b) The Parties agree to a “multiple bill, multiple tariff” approach in which each Party presents separate bills to third party toll carriers and each Party applies rates for its portion of the services from its own tariff. The Parties may agree to a “single bill, multiple tariff” approach at a later date.

(c) Except as noted in Subsection 8.3.2, the Parties agree that ANTC will be responsible for billing the connecting third party toll carriers on all jointly-provided traffic (as defined in this Section) the following access charges:

(i) Carrier Common Line;

(ii) Local Switching; and

(iii) One Local Transport Termination

per ANTC’s applicable tariffs. The Parties further agree that NYNEX will be responsible for billing all other Local Transport, Tandem Switching, and Entrance Facility access charges per its applicable tariffs. Any other applicable charges not outlined in Subsections 8.3.1 or 8.3.2 shall be billed and received as agreed upon by the Parties. If either the FCC or the PSC restructures access in a manner that affects this Meet-Point Billing arrangement, the parties shall negotiate in good faith to ensure that the terms and conditions of this Agreement and the intent of the Parties is preserved.

(d) All revenues billed by each Party pursuant to this Section shall be retained by the billing Party.

8.3.2 Until and unless changed by the FCC, on a going forward basis, ANTC shall retain one hundred percent (100%) of the Transport Interconnection Charge/Residual Interconnection Charge in instances in which ANTC provides the End Office switching.

8.3.3 Record charges, which are assessed per record provided to enable access billing, are to be reciprocally charged by the Parties as applicable. These charges are outlined in the Pricing Attachment.

9.0	TRANSPORT AND TERMINATION OF INFORMATION SERVICES TRAFFIC

The Parties agree that ANTC may elect when technically feasible either a bundled or an unbundled billing arrangement applicable either to Mass Service Announcements or applicable to variable rated Information Services.

9.1. Bundled Information Provider (“IP”) Billing Arrangement

9.1.1 Routing and Provisioning. Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party’s network. Where ANTC uses its own network facilities, ANTC will establish a dedicated trunk group to the NYNEX information services tandem switch. This trunk group will be utilized to allow ANTC to route Information Service Traffic originated on its network to NYNEX. Where ANTC utilizes the NYNEX network through the purchase of unbundled network elements, Information Service Traffic may be routed over NYNEX information service trunks on a shared basis.

9.1.2 Information Mass Announcement Services (e.g. “976” calls). This section is based on the existing regulatory structure per New York State P.S.C. No. 900 tariff, Section 13 G.

a) For Information Mass Announcement Service, the Party (“Originating Party”) on whose network the Information Services Traffic originated shall bill and collect such Information Provider charges and remit an amount equal to such charges to the Party (“Terminating Party”) to whose information platform the Information Service Traffic terminated less the Information Service Billing and Collection fee set forth in the Pricing Attachment. The Terminating Party may bill the Originating Party for such charges. The Originating Party shall pay the Terminating Party in full regardless of uncollectible items. This shall apply whether the Originating Party uses its own network or utilizes the other Party’s network through the purchase of unbundled network elements.

b) Upon request, the Party (“Originating Party”) on whose network the Information Service Traffic originated shall provide via electronic file transfer or magnetic tape or whatever means mutually agreed to and readily available to the Parties all recorded call detail information to the Party (Terminating Party) to whose information platform the Information Service Traffic terminated, at the standard price for record transmission. This data shall be in unrated EMR format per OBF/Bellcore standards.

9.1.3 Variable Rated Information Services.

a) The Party (“Originating Party”) on whose network the Information Service Traffic originated shall provide via electronic file transfer or magnetic tape or other means as available all recorded call detail information to the Party (“Terminating Party”) to whose information platform the Information Service Traffic terminated, at the standard price for record transmission. This data shall be in unrated EMR format per OBF/Bellcore standard. This shall apply whether the Originating Party uses its own network or utilizes the other party’s network through the purchase of unbundled network elements.

b) The Terminating Party shall provide to the Originating Party via electronic file transfer or magnetic tape or whatever means mutually agreed to and readily available to the Parties all necessary information to bill the Information Service Traffic to the Originating Party’s Customers pursuant to the Terminating Party’s agreements with each Information Provider, at the standard price for record transmission. Information shall be provided in as timely a fashion as practical in order to facilitate record review and reflect actual prices set by the individual Information Providers. This data will consist of the EMR records previously delivered by the Originating Party, returned to the Originating Party in rated format where possible, or with appropriate indicators populated on error messages. No Billing and Collection fees will be applied to error messages. No taxes will be calculated or paid on the Originating Party’s traffic.

c) The Originating Party shall bill and collect such Information Provider charges and remit the amounts collected to the Terminating Party less:

(i) The Information Services Billing and Collection fees set forth on the Pricing Attachment; and

(ii) Customer adjustments provided by the Originating Party. Adjustments are made for subscriber-priced traffic only.

d) The Terminating Party shall calculate these charges and bill them to the Originating Party for remittance.

e) The Originating Party shall provide to the Terminating Party sufficient information regarding uncollectibles and customer adjustments. The Terminating Party shall pass through the adjustments to the Information Provider. However, if the Information Provider disputes such adjustments and refuses to accept such adjustments, the Originating Party shall reimburse the Terminating Party for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between the Originating Party and the Information Provider.

9.2 Unbundled IP Billing Arrangement

9.2.1 Routing and Provisioning. Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party’s network. Where ANTC uses its own network facilities, ANTC will establish a dedicated trunk group to the NYNEX information services tandem switch. This trunk group will be utilized to allow ANTC to route Information Service Traffic originated on its network to NYNEX. Where ANTC utilizes the NYNEX network through the purchase of unbundled network elements, Information Service Traffic may be routed over NYNEX information service trunks on a shared basis.

9.2.2 Information Mass Announcement Services (e.g. “976” calls). This section is based on the existing regulatory structure per New York State P.S.C. No. 900 tariff, Section 13 G.

a) For Information Mass Announcement Service, the Party (“Originating Party”) on whose network the Information Services Traffic originated shall bill and collect such Information Provider charges and remit an amount equal to such charges to the Party (“Terminating Party”) to whose information platform the Information Service Traffic terminated less the Information Service Billing and Collection fee set forth in the Pricing Attachment. The Terminating Party may bill the Originating Party for such charges. The Originating Party shall pay the Terminating Party in full regardless of uncollectible items. This shall apply whether the Originating Party uses its own network or utilizes the other Party’s network through the purchase of unbundled network elements.

b) Upon request, the Originating Party shall provide via electronic file transfer or magnetic tape or whatever means readily available to the Parties all recorded call detail information to the Terminating Party at the standard price for record transmission. This data shall be in unrated EMR format per OBF/Bellcore standard.

9.2.3 Variable Rated Information Services.

a) The Terminating Party shall charge the Originating Party $.03 per minute of use for switching access. These charges shall be calculated by the Terminating Party and billed to the Originating Party. These charges shall apply whether the Originating Party uses its own network or utilizes the other Party’s network through the purchase of unbundled network elements. End user customer adjustments shall not apply to these charges.

b) Upon request from the Originating Party, the Terminating Party shall make available its Rating Service at a charge of $0.03 per message plus a fifteen thousand dollar ($15,000) non-recurring charge. Under Rating Service, the Originating Party shall provide to the Terminating Party via electronic file transfer or magnetic tape or whatever means readily available to the Parties recorded call detail information in unrated EMR format per OBF/Bellcore standard; the Terminating Party shall rate such calls placed by the Originating Party’s Customers and terminating to Information Provider services contracted with the Terminating Party, according to the rates established by such Information Providers. The Terminating Party shall then return the call records to the Originating Party, in rated format where possible, or with appropriate indicators populated on error messages. The Rating Service fee will be applied to all messages. In addition to the charges for Rating Service, standard charges will be made by the Terminating Party for the transmission and delivery of such records and files. The Terminating Party will not bill and collect for such rated calls. The Terminating Party will not calculate or pay taxes for such rated calls.

c) Alternatively, at the Originating Party’s option, it may purchase a rating table from the Terminating Party at the rate set forth in the Pricing Attachment.

d) The Originating Party is responsible for all payments due the Information Providers to whose programs that Party’s Customer places calls, and other obligations and relationships with such Information Providers.

e) Resolution regarding all customer adjustments shall be solely between the Originating Party and the Information Provider.

9.3 Blocking. Nothing in this Agreement shall restrict either Party from offering to its Exchange Service Customers the ability to block the completion of Information Service Traffic, whether Information Mass Announcement Services or Variable Rated Information Services.

9.4 Billing and Usage Specifications. The Parties shall adopt an Information Provider Usage and Billing Specification Agreement prior to implementation of this billing arrangement. With the mutual consent of both Parties, the Information Provider Usage and Billing Specification Agreement may be modified in the future.

10.0 TANDEM TRANSIT SERVICE

10.1 Transit Services

10.1.1 “Transit Service” means the delivery of certain traffic between ANTC and a LEC other than NYNEX by NYNEX over the Traffic Exchange Trunks. The following traffic types will be delivered: (i) Local Traffic or IntraLATA Toll Traffic originated from ANTC to such LEC and (ii) Local Traffic or IntraLATA Toll Traffic originated from such LEC and terminated to ANTC where NYNEX carries such traffic pursuant to the PSC’s primary toll carrier plan or other similar plan.

10.1.2 Subject to Section 10.1.3, the Parties shall compensate each other for Transit Service as follows:

(a)	ANTC shall pay NYNEX for Local Traffic and IntraLATA toll traffic ANTC originated over the Transit Service at the rate specified in the Pricing Attachment plus any additional charges or costs such terminating LEC imposes or levies on NYNEX for the delivery or termination of such traffic, including any InterLATA or IntraLATA switched access charges. NYNEX shall pass through any additional direct charges or costs imposed or levied by the terminating LEC without a mark-up of such costs.

(b)	NYNEX shall pay ANTC for Local, and IntraLATA Toll Traffic terminated to ANTC from such LEC at the appropriate reciprocal compensation rates described in Section 7, or (where NYNEX delivers such traffic pursuant to the PSC’s primary toll carrier plan or other similar plan) at ANTC’s applicable switched access rates or local termination rate, whichever is appropriate.

10.1.3 While the Parties agree that it is the responsibility of a LEC to enter into arrangements to deliver Telephone Exchange Service Traffic to ANTC, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such LEC to deliver Telephone Exchange Service Traffic to ANTC or (ii) one hundred and eighty (180) Days after the Interconnection Activation Date, NYNEX will deliver and ANTC will terminate Telephone Exchange Service Traffic originated from such LEC without charge to one another.

10.1.4 NYNEX expects that all networks involved in Transit Service will deliver each call to each involved network with CCIS and the appropriate TCAP message to facilitate full interoperability of those services supported by NYNEX as noted in Section 1.1.13 and billing functions. In all cases, both

NYNEX and ANTC are responsible for following the Exchange Message Record (“EMR”) standard and for exchanging records with each other and with the terminating LEC to facilitate the billing process to the originating network.

10.1.5 For purposes of this Section 10.1, NYNEX agrees that it shall make available to ANTC, at ANTC’s sole option, any transiting arrangement NYNEX offers to another LEC at the same rates, terms and conditions provided to such other LEC.

10.2 Dedicated Transit Service

10.2.1 “Dedicated Transit Service” provides for the dedicated connection between an ANTC collocation arrangement established pursuant to applicable tariffs and/or license agreements at a NYNEX premises and a collocation arrangement of a third party carrier that maintains a collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a cross-connection (dedicated connection) using suitable NYNEX-provided cable or transmission facilities or any other mutually agreed upon arrangement.

10.2.2 The carrier requesting the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Applicable rates shall be as set forth in the Pricing Attachment. Alternative arrangements may be utilized if agreed upon by all three parties. Such agreement shall not be unreasonably withheld.

11.0	911/E911 ARRANGEMENTS

11.1 ANTC will interconnect to the NYNEX 911/E911 selective router/911 tandems which serve the areas in which ANTC provides Exchange Services, for the provision of 911/E911 services and for access to all sub-tending Public Safety Answering Points (“PSAPs”). NYNEX will provide ANTC with the appropriate CLLI codes and specifications of the tandem serving area.

11.2 Path and route diverse interconnections for 911/E911 shall be made at the A-IP, the N-IP, or other points as necessary and mutually agreed.

11.3 NYNEX will provide ANTC with an electronic interface through which ANTC shall input and provide a daily update of 911/E911 database information related to appropriate ANTC Customers. NYNEX will provide ANTC with the Master Street Address Guide (“MSAG”), updated on a regular basis, so that ANTC can ensure the accuracy of the data transfer. Additionally, NYNEX shall assist ANTC in identifying the appropriate person in each municipality for the purpose of obtaining the ten-digit Subscriber number of each PSAP.

11.4 NYNEX and ANTC will use their best efforts to facilitate the prompt, robust, reliable and efficient interconnection of ANTC systems to the 911/E911 platforms.

11.5 NYNEX and ANTC will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E911 arrangements.

11.6 ANTC will compensate NYNEX for connections to its 911/E911 System pursuant to the Pricing Attachment.

11.7 The Parties will comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in the State of New York.

12.0	JOINT GROOMING PLAN

12.1 ANTC and NYNEX shall jointly develop a Joint Grooming Plan which defines and details, among other things, the information and requirements as set forth in Sections 12.2 -12.6 herein. Given the fact that ANTC is currently operating in several LATAs in New York State, the Parties shall execute an initial Joint Grooming Plan on or before three (3) months from the Effective Date of this Agreement. The Parties shall comply with all requirements set forth in the Joint Grooming Plan.

12.2 The Parties shall implement Physical Architecture consistent with the guidelines defined in Section 4 and the terms and conditions set forth in the Joint Grooming Plan.

12.3 The Parties shall establish standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to and on parity with the interoffice trunks within NYNEX’s network and in accord with the Joint Grooming Plan and all appropriate relevant industry-accepted quality, reliability and availability standards.

12.4 The Parties shall meet their respective duties and responsibilities with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects established in the Joint Grooming Plan.

12.5 The Parties shall implement mutual aid and network management provisions in accordance with the terms and conditions set forth in the Joint Grooming Plan.

12.6 The Parties shall set forth in the Joint Grooming Plan a procedure for escalating any emergency or urgent matters and personnel that can be reached to address such matters on a 7 x 24 hour basis when appropriate.

12.7 If the Parties are unable to develop or finalize any terms or conditions as required by this Section or the Joint Grooming Plan, the parties shall refer such disputes to the appropriate official in the Parties’ operational organizations for resolution. If the Parties are unable, within twenty (20) Days of a referral, to resolve the subject dispute, all arbitrable issues shall be resolved pursuant to the procedures set forth in Attachment ADR.

13.0	INSTALLATION, MAINTENANCE, TESTING, REPAIR AND OPERATIONS SUPPORT SYSTEMS.

13.1 Installation, Maintenance, Testing and Repair. NYNEX shall meet the standard intervals set forth in Attachment SQ, as may be modified by the PSC in the Service Quality Proceeding.

13.2 Where applicable, ANTC shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify NYNEX of its inability to do so and will negotiate such intervals in good faith.

13.3 The Parties will carefully review the Network Reliability Council’s recommendations and implement them where technically and economically feasible pursuant to the NYPSC Order released 12/2/96 in Case 96-C-0917.

13.4 If either Party requests or approves the other Party’s technician to perform services in excess of or not otherwise contemplated by the Line Connection Charge, either Party may charge the other Party for any additional and reasonable labor charges to perform such services at hourly rates as listed in the Pricing Attachment of this Agreement.

13.5 If, as the result of a Telecommunications Carrier Not Ready (“TCNR”), NYNEX cannot complete requested work activity when a technician has been dispatched to the site on Company Premises (“Dispatch In”) or off Company Premises (“Dispatch Out”), ANTC will be assessed a non-recurring charge associated with this visit. This charge will be either a TCNR-Dispatch In charge or a TCNR-Dispatch Out charge as specified in the Pricing Attachment of this Agreement.

13.6 Maintenance of Unbundled Network Elements

13.6.1 If (i) ANTC reports to NYNEX a Customer trouble, (ii) ANTC requests a dispatch, (iii) NYNEX dispatches a technician, and (iv) such trouble was not caused by NYNEX’s facilities or equipment in whole or in part, then ANTC shall pay NYNEX a Trouble Dispatch-Misdirect charge as specified in the Pricing Attachment of this Agreement. ANTC accepts responsibility for initial trouble isolation and providing NYNEX with appropriate dispatch information based on their test results. If, as the result of ANTC instructions, NYNEX is erroneously requested to dispatch within a NYNEX Central Office or to a POT Bay (“dispatch in”), a non-recurring charge, as specified in the Pricing Attachment, per occurrence will be assessed to ANTC by NYNEX. If, as the result of ANTC instructions, NYNEX is erroneously requested to dispatch out, a charge as specified in the Pricing Attachment shall be assessed to ANTC by NYNEX. An additional non-recurring charge (specified in the Pricing Attachment) will apply when intervals shorter than those provided for normal service are requested. NYNEX shall respond to ANTC’s trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail customers or any other Telecommunications Carrier.

13.6.2 If ANTC requests a dispatch and NYNEX dispatches a technician and the reported trouble was caused, in whole or in part, by NYNEX’s facilities or equipment, ANTC shall not be responsible for labor or maintenance charges associated with such dispatch.

13.7 If NYNEX files and the PSC approves rates for the above services in Section 13, then those rates will apply.

14.0	UNBUNDLED LINKS

NYNEX shall provide Links, subject to technical feasibility, as indicated below:

14.1 Local Link Transmission Types

Subject to Section 14.5, NYNEX shall allow ANTC to access the following Link types (in addition to those Links available under applicable tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 14.

14.1.1 “2-Wire Switched Analog Voice Grade Links” or “Analog 2W” (“SVGAL”) which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Links sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

14.1.2 “4-Wire Switched Analog Voice Grade Links” or “Analog 4W” (“SVGAL”) which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

14.1.3 “2-Wire ISDN Digital Grade Links” or “BRI ISDN” which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (“BRI-ISDN”) Link which will meet national ISDN standards and conform to ANSI T1.601-1992 & T1E1.4 90-004R3.

14.2 ADSL and HDSL

14.2.1 The Parties acknowledge that ADSL is not currently deployed for use in the NYNEX network. NYNEX is conducting a technical trial to test ADSL technology. NYNEX will share its interim findings and conclusion and consult with ANTC regarding the issues related to deploying ADSL in NYNEX’s network. If the issues surrounding deployment of ADSL in NYNEX’s network are satisfactorily resolved and ADSL is deployed, NYNEX shall allow ANTC to access ADSL Links unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 14.

14.2.2 “2-Wire ADSL-Compatible Link” or “ADSL 2W” is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 Kbps digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-wire non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995-007R2. An ADSL -2W terminates in a 2-wire electrical interface at the Customer premises and at the NYNEX Central Office frame. ADSL technology can only be deployed over Links which extend less than 18 Kft. from NYNEX’s Central Office. ADSL compatible Links are only available where existing copper facilities can meet the ANSI T1.413-1995-007R2 specifications.

14.2.3 “2-Wire HDSL-Compatible Link” or “HDSL 2W” is a transmission path which facilitates the transmission of a 768 Kbps digital signal over a 2-wire non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28 / T1E1.4/92-002R3. HDSL compatible Links are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

14.2.4 “4-Wire HDSL-Compatible Link” or “HDSL 4W” is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-wire non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Links are available only where existing copper facilities can meet the specifications.

14.2.5 HDSL and ADSL compatible links will be offered on the terms and conditions specified herein, including terms in applicable tariffs so long as they are not inconsistent with the terms and conditions set forth herein. NYNEX shall make such links available to ANTC at rates approved by the PSC, as amended from time to time, or as agreed by the Parties

14.3 NYNEX shall provide ANTC access to its unbundled Links at each of NYNEX’s Wire Centers. In addition, if ANTC requests one or more Links serviced by Integrated Digital Link Carrier or Remote Switching technology deployed as a Link concentrator, NYNEX shall, where available, move the requested Link(s) to a spare, existing physical Link at no charge to ANTC. If, however, no spare physical Link is available, NYNEX shall within three (3) business days of ANTC’s request notify ANTC of the lack of available facilities. ANTC may then at its discretion make a Network Element Bona Fide Request to NYNEX to provide the unbundled Link through the demultiplexing of the integrated digitized Link(s). ANTC may also make a Network Element Bona Fide Request for access to unbundled Links at the Link concentration site point. Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in Section 14.5 and the Performance Interval Dates and Performance Criteria set forth in Section 33 shall not apply to unbundled Links provided pursuant to a Network Element Bona Fide Request under this Section 14.3.

14.4 If ANTC orders a Link type and the distance requested on such Link exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be required and additional rates and charges shall apply as set forth on the Pricing Attachment. Parties agree that full technical solutions may not be available for HDSL and ADSL for these arrangements at the signing of this Agreement, but will make a good faith effort to implement such solutions.

Link Type	Technical Reference/Limitation
Electronic Key Line	2.5 miles
ISDN	Bellcore TA-NWT-000393
HDSL 2W	T1E1 Technical Report Number 28
HDSL 4W	T1E1 Technical Report Number 28
ADSL 2W	ANSI T1.413-1995 Specification

14.5 Provisioning of Unbundled Links

The following coordination procedures shall apply for new unbundled Links and the conversions of “live” Telephone Exchange Services to unbundled Links (herein after referred to as “hot cuts”):

14.5.1 ANTC shall request unbundled Links from NYNEX by delivering to NYNEX a valid electronic Local Service Request (“LSR”) using the NYNEX electronic ordering platform (as cooperatively designed and implemented to meet the minimum requirements for information exchange needed to order and provision services to certified local exchange carriers and enhanced to support industry standards as developed for interconnection services) or another mutually agreed upon system. Within two (2) business days of NYNEX’s receipt of an LSR, NYNEX shall provide ANTC the Firm Order Commitment (“FOC”) date according to the applicable Performance Interval Dates set forth in Attachment SQ by which the Link(s) covered by such Service Order will be installed.

14.5.2 NYNEX agrees to accept from ANTC at the time the LSR is submitted for scheduled conversion of hot cut unbundled Link orders, a desired date and time (the “Scheduled Conversion Time”) in the “A.M.” (12:01 a.m. to 12:00 noon) or “P.M.” (12:01 p.m. to 12:00 midnight) (as applicable, the “Conversion Window”) for the hot cut.

14.5.3 NYNEX shall test for ANTC dial tone at the POT Bay by testing through the tie cable provisioned between the NYNEX main distributing frame and the ANTC expanded interconnection node forty-eight (48) hours prior to the Scheduled Conversion Time.

14.5.4 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the “New Conversion Time”). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

(a)	If NYNEX requests the New Conversion Time, the applicable damages as specified in Section 33.7.1.1 (as modified by the provisions of Sections 33.1 and 33.2) shall apply.

(b)	If ANTC requests the New Conversion Time, ANTC shall be assessed a charge equal to twenty five percent (25%) of the applicable non-recurring charges for the first request, thirty five percent (35%) of the applicable non-recurring charges for the second request, and forty percent (40%) for the third request (as modified by the provisions of Sections 33.1 and 33.2).

14.5.5

(a) Except as otherwise agreed by the Parties for a specific conversion such as large cutovers of ten (10) lines or more that have been negotiated, the Parties agree that the time interval expected from disconnection of NYNEX’s “live” Telephone Exchange Service to the connection of an Unbundled Network Element at the Collocation node’s POT Bay will be accomplished within a window of time through the end of this Agreement of sixty (60) minutes or less. NYNEX will perform the actual physical work per circuit (i.e. the cut down of the new cross connect per circuit basis) within five (5) minutes, thereby enabling the end-user (at a minimum) to make out-going calls. NYNEX further agrees that the translations work, if required, will be accomplished within the one-hour conversion window, thereby enabling incoming calls to be received by the end-user.

(b) If a Conversion exceeds this specified interval and such delay is caused by NYNEX, until the resolution of the Service Quality Proceeding, NYNEX shall pay the applicable damages as specified in Section 33.7.1.1. Upon the resolution of the Service Quality Proceeding, NYNEX shall pay any liquidated damages specified by the PSC.

(c) If ANTC has ordered INP with the installation of a Link, NYNEX will coordinate the implementation of INP and the Link conversion during the conversion intervals at no additional charge.

14.5.6 ANTC shall access NYNEX’s Unbundled Links specifically identified in this Agreement via (i) Collocation in accordance with Section 18 at the NYNEX Wire Center where those elements exist and each Link or Port shall be delivered to ANTC’s Collocation node by means of a Cross Connection which in the case of Links, is included in the rates set forth in the Pricing Attachment or (ii) via such other alternative arrangement(s) as the Parties may mutually agree, or FCC rules, the Act or PSC rules may otherwise require NYNEX to allow.

14.5.7 If ANTC requests or approves a NYNEX technician to perform services in excess of or not otherwise contemplated by the Line Connection Service Charge, as specified in the Pricing Attachment of this Agreement, NYNEX may charge ANTC for any reasonable additional labor charge to perform such service. The Line Connection Charge recovers those costs incurred when wiring is required in the central office.

14.6 Monthly Unbundled Link Charges for New York

14.6.1 The monthly unbundled link rate is as set forth in the Pricing Attachment.

14.6.2 Nothing in this Agreement shall be construed to imply that ANTC agrees that the monthly unbundled link rate(s) referenced in Section 14.6.1 is a reasonable or appropriate charge for unbundled links.

14.6.3 Links will be offered on the terms and conditions specified herein. NYNEX shall make links available to ANTC at the rates specified in the Pricing Attachment, as subsequently determined by the PSC. During the Term, ANTC shall have the right to any rates established by a decision of the PSC regarding permanent monthly link rates which is issued subsequent to the date of this Agreement (as modified by any rulings by the FCC or appeals ruled upon in any federal or state court of competent jurisdiction).

15.0	OTHER UNBUNDLED NETWORK ELEMENTS

15.1 Availability of Other Network Elements on an Unbundled Basis

(a) NYNEX shall, upon request of ANTC, at any technically feasible point provide to ANTC access to its Network Elements on an unbundled basis for the provision of ANTC’s Telecommunications Service. Any request by ANTC for access to a NYNEX Network Element that is not already available shall be treated as a Network Element Bona Fide Request. Network Elements that are available to another Telecommunications Carrier shall be made available to ANTC either (i) through terms and conditions agreed to by the Parties or (ii) in accordance with Attachment BFR. ANTC shall provide NYNEX access to its Network Elements as mutually agreed by the Parties or as required by the Act, PSC or FCC.

(b) ANTC shall access NYNEX’s Unbundled Network Elements specifically identified in this Agreement via (i) Collocation in accordance with Section 18 at the NYNEX Wire Center where those elements exist and each Link or Port shall be delivered to ANTC’s Collocation node by means of a Cross Connection which in the case of Links, is included in the rates set forth in the Pricing Attachment or (ii) via such other alternative arrangement(s) as the Parties may mutually agree, or FCC rules, the Act or PSC rules may otherwise require NYNEX to allow.

15.2 Unbundled Interoffice Transmission Facilities

During the term of this Agreement NYNEX shall provision and charge for Interoffice Transmission Facilities (“IOF”) as set forth in Attachment IOF hereto and under the terms and conditions of this Agreement.

16.0	RESALE — SECTIONS 251(c)(4) and 251(b)(1)

16.1 Except as otherwise provided in this Section 16 or in this Agreement, NYNEX shall offer to ANTC for resale at wholesale rates its local exchange telecommunications services, as described in Section 251(c)(4) of the Act, at the rates set forth in the Pricing Attachment, subject to the terms and conditions of NY PSC Tariff No. 915. ANTC may also obtain at the discount rates set forth in the Pricing Attachment any volume and discount plan offered to any other reseller (including but not limited to any LSO, special toll, single customer tariff or ICB offered).

16.2 Term and Volume Discounts

Upon request, NYNEX agrees to negotiate term and volume discounts for resold retail services. ANTC may obtain any term and volume discount made available to any other carrier on the same terms and conditions agreed to between that carrier and NYNEX.

16.3 Disclosure of ANTC Information to Other Resellers or to NYNEX Retail Marketing Personnel

16.3.1. General Rule - Subject to the following paragraph 16.3.2, and subject to the provisions set forth in Section 36 of this Agreement, neither NYNEX personnel involved in the marketing or sales of services to end user customers, nor other Resellers, will have access to information defined as Proprietary Information under Section 36 of this Agreement provided by ANTC under this Agreement.

16.3.2. Exceptions:

(1) Paragraph 16.3.1, above, shall not prohibit the disclosure to any local exchange carrier (including NYNEX or any other carrier) of the fact that a particular end user who was previously a customer of such carrier, is no longer one of its customers.

(2) Paragraph 16.3.1, above, shall not prohibit the use by NYNEX of aggregate data relating to sales to all resellers in a particular geographic area for any legitimate business purpose of NYNEX.

(3) Paragraph 16.3.1, above, shall not preclude the disclosure to NYNEX retail marketing personnel or to other resellers of information pertaining to a reseller’s customer where the customer consents to and authorizes such disclosure pursuant to applicable Law.

(4) Paragraph 16.3.1, above, shall not prohibit attempts to sell NYNEX services by NYNEX service technicians or other such operational employees who have access to information relating to specific orders placed by ANTC under this agreement (or other Proprietary Information as defined in Section 36 of this Agreement), so long as:

(a) the employee spends a de minimis amount of his or her time involved in the marketing or sales of NYNEX services,

(b) the employee does not utilize ANTC information in such sales attempt.

(5) In the case of a customer who chooses to switch his/her/its service from a reseller to NYNEX, or to another reseller, Paragraph 16.3.1 above shall not prohibit the disclosure to NYNEX marketing personnel, or to such other reseller, of information necessary to enable NYNEX or such other reseller to assume the account, including the customer’s service configuration and Billed Name and Address.

(6) Paragraph 16.3.1 above shall not preclude the disclosure to NYNEX marketing personnel of the identity of the reseller providing service to an end user for the purpose of responding to a question from the end user about the identity of his/her/its service provider.

16.4 Disclosure of Customer Information

16.4.1. General Rule - Subject to the following paragraph 16.4.2, NYNEX will not provide information on any end user customer to a reseller without the consent and authorization of such customer.

16.4.2. Exceptions:

(1) If a NYNEX end user subsequently becomes an end user of a reseller, NYNEX will provide the reseller with the ability to access the CSR and all information contained therein to enable it to assume the end user’s account, including the customer’s service configuration and Billed Name and Address.

(2) Paragraph 16.4.1 above shall not preclude disclosure of information pursuant to industry-wide arrangements for the exchange of information on end user credit histories, consistent with PSC requirements.

16.4.3. Evidence of End User Consent and Authorization. Where NYNEX identifies that end user consent is required for the disclosure of information, NYNEX will obtain consent and authorization from the end user in any manner approved by the PSC.

16.5 If an electronic interface used to exchange information and perform other functions as specified in Section 23 of this Agreement is rendered inoperable, the Parties will comply with the requirements of Section 23.3.

16.6 Alternate Billing to Third Numbers.

16.6.1 Calls on NYNEX resold Lines using NYNEX’s Operator Services. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls carried by NYNEX and originating or terminating over a NYNEX line (a) which has been resold by ANTC pursuant to the terms of this Agreement and (b) for which NYNEX is providing operator and directory assistance services:

16.6.1.1 ANTC Originating Call charged to Customer Served by a NYNEX Line.

In the case of a call which originates from an ANTC Customer being served by a resold line in the NYNEX territory within New York (hereinafter “ANTC Customer Resold Line”) which is charged to a retail Customer served by a NYNEX line including a resold line in NYNEX territory within New York (hereinafter “NYNEX New York Territory”), NYNEX shall record and process such call, and transmit to ANTC an unrated call record. ANTC shall rate such call for purposes of charging the retail Customer and send such rated record to NYNEX or a resale carrier designated by NYNEX in billable form for billing and collection purposes, at which point ANTC shall have no further responsibility for billing or collecting for such call for NYNEX retail Customers. NYNEX, for NYNEX retail Customers only, shall pay ANTC for such call the billed amount less the billing and collection fee specified in the Pricing Attachment. ANTC shall pay NYNEX for the call at the wholesale discount rate set forth in the Pricing Attachment as billed on the wholesale bill.

16.6.1.2 NYNEX Originating Call charged to ANTC Customer.

In the case of a call which originates from a NYNEX retail Customer within New York and is charged to an ANTC Customer Resold Line, NYNEX shall record and process such call and rate such call for purposes of charging ANTC’s Customer. NYNEX shall send such rated record to ANTC in billable form for billing and collection purposes, at which point NYNEX shall have no further responsibility for billing or collecting for such call. ANTC shall pay NYNEX for such call the billed amount less the billing and collection fee specified in the Pricing Attachment.

16.6.1.3 ANTC Originating Call charged to Other Carrier.

In the case of a call which originates from an ANTC Customer Resold Line which is charged to a customer of a third party telecommunications carrier outside of NYNEX New York Territory, NYNEX shall record and process such call and transmit to ANTC an unrated call record, at which point NYNEX shall have no further responsibility for rating, billing, or collecting for such call. ANTC shall pay NYNEX for such call at the wholesale discount rate set forth in the Pricing Attachment as billed on the wholesale bill.

16.6.2 Calls on NYNEX Resold Lines Using Operator Services. The following procedures shall apply for Alternately Billed calls which are local calls or IntraLATA toll calls carried by NYNEX and originating or terminating over a NYNEX line (a) which has been resold by ANTC pursuant to the terms of this Agreement and (b) for which NYNEX is not providing operator and directory assistance services:

16.6.2.1 ANTC Originating Call Charged to NYNEX Customer. In the case of a call which originates from an ANTC Customer Resold Line and is charged to a NYNEX retail Customer within NYNEX New York Territory, ANTC shall record and process such call at its OSPS and rate such call for purposes of charging NYNEX’s Customer and send such rated record to NYNEX in billable form for billing and collection purposes, at which point ANTC shall have no further responsibility for billing or collecting for such call. NYNEX shall pay ANTC for such call the billed amount less the billing and collection fee as specified in the Pricing Attachment. ANTC shall pay charges for Customized Routing on an ICB basis. Appropriate Reciprocal Compensation charges for terminating to a NYNEX line will apply pursuant to Section 7 of this Agreement.

16.6.2.2 NYNEX Originating Call charged to ANTC Customer. In the case of a call which originates from a NYNEX retail Customer within New York and is charged to an ANTC Customer Resold Line, NYNEX shall record and process such call and rate such call for purposes of charging ANTC’s Customer. NYNEX shall send such rated record to ANTC in billable form for billing and collection purposes, at which point NYNEX shall have no further responsibility for billing or collecting for such call. ANTC shall pay NYNEX for such call the billed amount less the billing and collection fee specified in the Pricing Attachment.

16.6.2.3 ANTC Originating Call charged to Other Carrier. In the case of a call which originates from an ANTC Customer Resold Line which is charged to a customer of a third party telecommunications carrier providing services outside of NYNEX New York Territory, ANTC shall record and process such call. ANTC shall pay charges for Customized Routing on an ICB basis. Appropriate Reciprocal Compensation charges for terminating to a NYNEX line will apply pursuant to Section 7 of this Agreement.

16.6.3 Calls Billed to NYNEX Resold Lines and Carried through CMDS and CATS. The following procedures shall apply for Alternately Billed Calls which are local calls or IntraLATA toll calls billed through the Centralized Message Distribution System (“CMDS”) and originating or terminating over a third company’s line and charged to a NYNEX line which has been resold by ANTC pursuant to the terms of this Agreement.

16.6.3.1 Calls Carried through CMDS and CATS. For a call which originates and terminates outside of NYNEX New York Territory and is charged to an ANTC Customer Resold Line, NYNEX shall provide to ANTC the information and charges with respect to such call received from the out-of-region telecommunications carrier via the daily usage feed. NYNEX shall have no further responsibility for rating, billing and collecting for such call. ANTC shall pay NYNEX for such call an amount equal to the amount charged to NYNEX through the CATS settlement process by such out-of-region telecommunications carrier with respect to such call as billed on the wholesale bill and a Call Usage Detail Service charge in accordance with the Pricing Attachment

16.6.4 Administrative Matters

All other matters relating to the rating, billing, payment and transmission of records with respect to Alternately Billed Calls which are not set forth above, including, without limitation, the timing of payments and billings, the frequency of transmission of records and the eligibility of messages for billing, shall be governed by the other applicable provisions of this Agreement.

16.6.5 Other Alternate Billed Calls.

A NYNEX territory intraregion Alternate Billed Call clearinghouse will be used for settling Alternately Billed Calls for facility-based and unbundled Network Element purposes and, to the extent it can be implemented, for calls originating or charged to an ANTC Customer Resold Line (including NYNEX lines resold by third party carries within New York).

16.7 The terms and conditions of the NYS PSC 915 Tariff, as may be modified from time to time, shall govern and control the provisioning of Wholesale Services, except that the parties agree that Sections 6.5.2, 6.5.3, 6.5.4, 6.6.2, 16, 26.9, 32, 33, 40 and Attachment ADR of this Agreement shall control in the event of a conflict with the terms and conditions of the NYS PSC 915 Tariff. In addition, and except as provided in Section 26.9, the Parties further agree that all payment terms and billing disputes shall be governed by the terms and conditions of the NYS PSC 915 tariff, notwithstanding anything to the contrary set forth in Section 37.2, except that the Parties agree that any unresolved dispute shall be determined in accordance with the ADR provisions of this Agreement.

17.0	NOTICE OF CHANGES — SECTION 251 (c)(5)

If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party’s network, the Party making the change shall provide at least ninety (90) Days advance written notice of such change to the other Party, or at such earlier date as the Party notifies its affiliates, customers, or other carriers.

18.0	COLLOCATION — SECTION 251 (c)(6)

18.1 Upon request, NYNEX shall provide to ANTC Physical Collocation or virtual collocation (as allowed by Law) for its transport facilities and equipment, pursuant to the rates, terms and conditions set forth herein and the relevant rates, terms and conditions set forth in NYNEX’s applicable tariffs on file with the FCC and the PSC as necessary for Interconnection (pursuant to Section 4) or for access to unbundled Links (pursuant to Section 14) or other Unbundled Network Elements (pursuant to Section 15). Upon a Network Element Bona Fide Request pursuant to Attachment BFR hereto, NYNEX shall allow alternate collocation arrangements to the extent technically practical and subject to available space, including as may be requested by ANTC to permit ANTC: (i) to occupy less than one-hundred (100) square feet of NYNEX’s standard collocation space under NYNEX’s applicable tariffs, (ii) to install ANTC owned facilities and equipment in a secure alternate enclosure that conforms with NYNEX’s standards for health, safety, security power and engineering, or (iii) such other reasonable alternate arrangements, the terms and conditions of which shall be determined pursuant to the Network Element Bona Fide Request process. NYNEX shall not unreasonably withhold agreement to provide such alternate arrangements.

18.2 ANTC agrees to provide pursuant to tariff, or agreement upon NYNEX’s Network Element Bona Fide Request, Collocation of NYNEX equipment for purposes of NYNEX’s Interconnection (pursuant to Section 4) at comparable rates, terms and conditions as ANTC may provide to other third parties. ANTC shall provide such Collocation subject to ANTC’s applicable tariffs or contracts.

18.3 The Parties agree that during the term of this Agreement ANTC may install in its collocated space remote switching modules (“RSMs”) solely for the purposes of performing concentration functions. ANTC represents to NYNEX that such equipment will not be used for or perform any switching functions. ANTC agrees that if it elects to install an RSM as a concentrator in collocation space, the terms and conditions of such collocation will be determined based upon NYNEX’s reasonable engineering standards (which generally will follow the vendor’s specifications for such equipment) to the extent those standards and their application are consistent with Section 251 (c)(6) of the Act. In addition, ANTC agrees to pay to NYNEX reasonable costs attendant with the collocation of such equipment (determined in accordance with the pricing standards of the Act), including preparation and maintenance of the space.

18.4 ANTC may install equipment allowed by Law inside collocation spaces in accordance with the requirements set forth in Section 251(c)(6) of the Act, NYNEX’s applicable tariffs, and NYNEX’s engineering, safety and power requirements unless and until the FCC or the PSC determines that incumbent LECs need not permit collocation of such equipment.

18.5 To the extent any equipment ANTC installs in the collocation space is later determined by the FCC or the PSC not to be allowed inside the collocation space, NYNEX will allow ANTC a reasonable transition period for removing or replacing such equipment.

18.6 To the extent ANTC elects, pursuant to Section 38 of this Agreement, other terms and conditions for collocation not specified in this Agreement, the rates, terms and conditions of Sections 18.1 and 18.3-5 herein shall be incorporated into that agreement.

18.7 The Collocating Party shall provide its own or leased transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party’s premises as described in applicable tariffs or contracts, and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts. Transport facilities may be leased from NYNEX under terms and conditions set forth Subsection 15.2.

19.0	NUMBER PORTABILITY — SECTION 251 (b)(2)

19.1 Scope

19.1.1 The Parties shall provide Number Portability on a reciprocal basis to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the PSC.

19.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the PSC, the Parties agree to provide Interim Telephone Number Portability (“INP”) to each other through remote call forwarding, route indexing, and full NXX code migration at the prices listed in the Pricing Attachment.

19.1.3 Once Number Portability is implemented pursuant to FCC or PSC regulation, either Party may withdraw, at any time and at its sole discretion,

its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Number Portability. Upon implementation of Number Portability pursuant to FCC regulation, both Parties agree to conform to and provide such Number Portability.

19.2 Procedures for Providing INP Through Remote Call Forwarding

ANTC and NYNEX will provide INP through Remote Call Forwarding as follows:

19.2.1 A Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”). The Customer elects to utilize the original telephone number(s) corresponding to the Exchange Service(s) it previously received from Party A, in conjunction with the Exchange Service(s) it will now receive from Party B. Upon Party B’s receipt of a signed letter of agency from the Customer (and an associated service order) assigning the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. Party A will route the forwarded traffic to Party B over the appropriate Telephone Exchange Service Trunks as if the call had originated on Party A’s network.

19.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and third number billed calls associated with those numbers, with sub-account detail by retained number. At Party B’s sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

19.2.3. The Parties shall provide all available relevant call billing detail for collect, calling card and 3rd-number billed calls associated with those numbers. The call billing detail, once received by Party A, shall be delivered on no less than a monthly basis. The Parties may, upon mutual agreement, make use of third-party arrangements for the settlement of collect, calling card, and third number billed calls.

19.2.4. Party A will update its Line Information Database (“LIDB”) listings for retained numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

19.2.5. Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer’s termination of service with Party B, and shall further notify Party A as to that Customer’s instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer’s telephone number(s), or redirect the INP arrangement to another INP-participating-LEC pursuant to the Customer’s instructions at that time. The Parties agree to work cooperatively to ensure that the Customer’s service is not interrupted whenever possible.

19.3 Procedures for Providing INP Through Route Indexing

Upon mutual agreement, NYNEX will deploy a Route Index arrangement which combines direct trunks, provisioned between NYNEX’s and ANTC’s End Offices, with trunk side routing translations and full functionality for those CLASS services available to NYNEX in the NYNEX switch. Under this arrangement, inbound calls to a ported number will be pointed at a route index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion of calls to a ported number. NYNEX will coordinate with ANTC to provide this solution in a mutually agreeable and administratively manageable manner (e.g., NXX level) so as to minimize switch resource utilization for both Parties.

19.4 Procedures for Providing INP Through Full NXX Code Migration

Where either Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another.

19.5 Other Interim Number Portability Options

ANTC may also request Direct Inward Dial Trunks pursuant to applicable tariffs. If information or interim number portability is made available to any Party for information services traffic (e.g., 976), it will be made available to ANTC.

19.6 Receipt of Terminating Switched Exchange Access Compensation on Traffic to INP’ed Numbers

19.6.1 The Parties shall individually collect and track and quantify INP traffic between their networks based on the CPN of each call by the identifying CPNs which are INP’ed numbers. To the extent the receiving Party is entitled to payment of interexchange carrier access charges on a meetpoint billing like arrangement, the receiving Party shall charge the performing Party for interexchange carrier traffic at the INP Traffic Rate specified in Section 19.8 in lieu of any other compensation charges for terminating such traffic. Charges set forth in Section 19.8 below shall apply until the performing Party is able to supply EMR records to the receiving Party, so that the receiving Party may bill its own access charges to the IXC, or until network or regulatory changes dictate that these charges either: (1) no longer apply, or (2) must be modified.

19.6.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXX’s directly assigned to the receiving Party (as opposed to the INP’ed numbers) would have been subject to (i) appropriate intrastate FGD charges (“Intra Traffic”), or (ii) interstate FGD charges (“Inter Traffic”). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six (6) month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based upon actual INP traffic percentages from the preceding six (6) month period. The rates described below shall be updated every six (6) months and whenever there is a change in the underlying access charge or reciprocal compensation rates or as required by the PSC or FCC.

19.7 The Parties agree that the receiving Party is entitled to receive its appropriate share of access revenues billed to IXCs by the performing Party, when such IXC traffic is terminating through numbers which have been ported to the receiving Party. The Parties further agree that the amount to be shared will be a flat dollar amount per month per ported residence line and a flat dollar amount per month per ported business line, as reflected in the Pricing Attachment. The Party providing the last point of end office switching is entitled to collect the Residual Interconnect Charge (“RIC”) element.

19.8 The following describes the method by which the Parties will calculate the amount of revenues to be shared:

(a) Determine the average terminating IXC MOUs (combined intrastate and interstate) separately for residence and business customers per line per month.

(b) Using the factors for percent interstate usage and percent intrastate usage, split the combined terminating usage for residence into interstate and intrastate, and intraLATA where applicable, volumes. Similarly, split the combined terminating usage for business into interstate and intrastate volumes. The jurisdictional percentages may be weighted averages across a LATA, state or market area.

(c) Using the volumes calculated immediately above, calculate the average revenue per ported residence line per month and the average revenue per ported business line per month, using the appropriate receiving Party interstate and intrastate terminating Carrier Common Line (“CCL”) and Residual Interconnection (“RIC”) rate elements, and subtracting reciprocal compensation charges paid by the performing Party to the receiving Party for those same minutes.

19.9 This surrogate method will no longer apply to IXC traffic terminating through performing Party end offices when the receiving Party can directly bill through its end offices for these revenues.

20.0	NUMBER RESOURCES ASSIGNMENTS

NYNEX shall continue to assign to ANTC NXX codes in accordance with national guidelines and in a manner consistent with FCC rules (and in parity with how it provides NXX codes to itself, its affiliates, and other carriers) at no charge.

21.0	DIALING PARITY — SECTION 251 (b)(3)

NYNEX shall provide Local Dialing Parity as required by Law.

22.0	ACCESS TO RIGHTS-OF-WAY — SECTION 251 (b)(4)

Each Party shall provide within a reasonable time period (which shall be determined on a case by case basis) the other Party access to the poles, ducts, rights-of-way and conduits it owns or controls, to the extent permitted by Law and as required by Section 224 of the Act or any PSC Order or practice, on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party’s applicable tariffs and/or standard agreements with such entities.

23.0	DATABASES AND SIGNALING

23.1 Pursuant to applicable tariffs, NYNEX shall provide ANTC with interfaces to access NYNEX’s databases, including LIDB and 800/888, as well as DCAS for ordering and provisioning purposes, and associated signaling necessary for the routing and completion of ANTC’s traffic. Parties shall continue to define and delineate the interfaces needed for the provision of Wholesale Services, Network Elements, or other facilities or services provided hereunder.

23.2 NYT shall provide ANTC, at ANTC’s request, any Operations Support Services (“OSS”)/Electronic Interfaces as required under the Act. Upon ANTC’s reasonable request, NYT shall provide ANTC with information regarding non-proprietary changes to NYT’s OSS systems or proposed developments of NYT’s OSS systems as it moves forward in meeting national standards for OSS.

23.3 If an electronic interface used to exchange information and gain access to functionality necessary for Pre-Ordering, Service Ordering, Provisioning, Maintenance, Billing, and Repair is rendered inoperable for any of these functions, the Parties agree to (i) work cooperatively to expeditiously correct this situation and (ii) invoke interim interface methodologies required to support the affected function. These interim methodologies will be mutually agreed upon and documented in a reciprocal intercompany operations guide to be completed by the Parties within ninety (90) Days after the Effective Date of Agreement.

24.0	REFERRAL ANNOUNCEMENT

When a Customer changes its service provider from NYNEX to ANTC, or from ANTC to NYNEX, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement (“Referral Announcement”) on the abandoned telephone number which provides details on the Customer’s new number. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than one hundred and eighty (180) Days after the date the Customer changes its telephone number in the case of business Customers and not less than ninety (90) Days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for a period different than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

25.0	DIRECTORY AND OPERATOR SERVICE ARRANGEMENTS

NYNEX will provide certain directory services to ANTC as defined herein. In this Section 25, references to ANTC Customer telephone numbers means telephone numbers falling within NXX codes directly assigned to ANTC and to numbers which are retained by ANTC on the Customer’s behalf pursuant to Interim Telephone Number Portability arrangements described in Section 19.

25.1 Directory Listings and Directory Distributions

25.1.1 NYNEX will include ANTC’s Customers telephone numbers in all of its “White Pages” and “Yellow Pages” directory listings (including electronic databases) and directory assistance databases associated with the areas in which ANTC provides services to such Customers, and will distribute such directories to such Customers, in an identical and transparent manner in which it provides those functions for its own Customers’ telephone numbers.

25.1.2 NYNEX will include all ANTC NXX codes on appropriate existing calling charts in the NYNEX Customer Guide section of the directory in the same manner as it provides this information for its own NXX codes.

25.1.3 ANTC will provide NYNEX with its directory listings and daily updates to those listings (including new, changed, and deleted listings) in a mutually agreed upon format at no charge.

25.1.4 NYNEX will accord ANTC’s directory listing information the same level of confidentiality which NYNEX accords its own directory listing information.

25.1.5 NYNEX shall provide ANTC at no charge with (i) one basic single line white and yellow page directory listing per business Customer number, or one basic single line white page directory listing per residence Customer number, (ii) directory distribution for ANTC Customers, and (iii) listings of ANTC Customers in the directory assistance database. Any other directory listing service that NYNEX provides to its own customers will be provided at the appropriate charge pursuant to applicable tariffs.

25.1.6 NYNEX will provide ANTC with a report of all ANTC Customer listings ninety (90) Days prior to directory publication in such form and format as may be mutually agreed to by both parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

25.1.7 NYNEX shall provide ANTC with the same level of damages and remedies available to NYNEX’s end users should NYNEX fail to meet its obligations set forth in sections 25.1.-25.1.6. If, through no fault of ANTC or its end user, (i.e., ANTC reviewed the verification report sent by NYNEX and indicated an error which NYNEX did not correct), NYNEX fails to include an ANTC end user listing in any applicable directory or database, then NYNEX shall provide ANTC with a letter that ANTC can share with its customer indicating that the failure was not due to ANTC’s actions. The Parties shall, within ninety (90) Days of the execution of this Agreement, agree on template language for such a letter, as well as template language for the cover letter which will be sent by ANTC to the affected customer.

25.1.8 Yellow Page Maintenance

NYNEX will work cooperatively with ANTC so that yellow page advertisements purchased by Customers who switch their service to ANTC (including Customers utilizing Interim Telephone Number Portability) are maintained without interruption. NYNEX will allow ANTC Customers to purchase new yellow pages advertisements without discrimination, under the identical rates, terms and conditions that apply to NYNEX’s Customers.

25.1.9 Information Pages

NYNEX will include in the “Information Pages” or comparable section of its White Pages Directories for areas served by ANTC, listings provided by ANTC for ANTC’s installation, repair and customer service and other service-oriented information, including an appropriate identifying logo. The size and display of such listings shall be the same as that provided by NYNEX to other LECs and resellers and shall appear in the manner that such information appears for subscribers of NYNEX and other LECs. NYNEX shall not charge ANTC for inclusion of this information.

25.1.10 ANTC agrees to take reasonable actions, in accordance with prevailing industry standards, to limit its liability and that of its service providers (i.e., NYNEX) with ANTC’s Customers for any errors or omissions in any listing published hereunder for ANTC’s Customer (e.g., limiting liability to no more than the cost of service). Nothing in this subsection shall in any way limit the indemnification obligations of NYNEX under Section 31 of this Agreement.

25.2 Directory Assistance (“DA”) and Operator Services

At ANTC’s election, NYNEX will provide Directory Assistance to ANTC end users on behalf of ANTC pursuant to the following terms and conditions:

25.2.1 NYNEX will offer Directory Assistance (“DA”) service to ANTC’s customers served by ANTC’s own switch over separate trunk groups ordered by ANTC to the NYNEX Traffic Operation Position System (“TOPS”) switch(es) as specified by NYNEX. Access to the NYNEX DA platform from ANTC’s local switch requires that ANTC utilize Feature Group C (“FG-C”) Modified Operator Services Signaling. The IOF mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the ANTC location to the nearest NYNEX TOPS. Trunk terminations at the TOPS switch(es) require ANTC to purchase trunk ports at rates specified in the Pricing Attachment. For each trunk group ANTC must indicate the DA option selected as set forth in 25.2.3 (a) immediately following. NYNEX also provides ANTC, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use (“MOU”) local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the NYNEX TOPS as described in the Pricing Attachment.

25.2.2 Directory Assistance

(a) NYNEX shall provide ANTC end users access to Telephone Directory Assistance operators via 411, 555-1212 or 1 + (NPA)-555-1212 dialing.

(b) Rates for requests for Directory Assistance will be billed to ANTC and are set forth in the Pricing Attachment. ANTC will not receive any Directory Assistance call allowances.

25.2.3 Directory Assistance with Branding

At ANTC’s election, NYNEX shall provide branded DA.

(a) ANTC shall select one of the three options for the branding announcement. ANTC may change its selection upon request with reasonable notice and NYNEX shall promptly comply.

(i)	ANTC may provide NYNEX with a ANTC branded, introductory Directory Assistance and Operator Services announcement which will be played for all ANTC end users completing DA or Operator Services calls over the trunk group to the NYNEX TOPS.

(ii)	ANTC may request NYNEX branded announcement.

(iii)	ANTC may request an unbranded, generic announcement.

(b) This announcement message may be a maximum of eighteen (18) seconds and may be recorded by ANTC or, at ANTC’s request, by NYNEX. A minimum of two (2) audio cassette recordings of the ANTC branding announcement must be forwarded to NYNEX.

(c) Rates for requests for Directory Assistance with branding will be billed to ANTC and are set forth in the Pricing Attachment.

25.3 Directory Assistance Call Completion (“DACC”)

NYNEX shall provide, at ANTC’s election, automatic connection of a ANTC end user calling NYNEX DA to the published telephone number requested pursuant to the terms set forth below.

(a) After the NYNEX DA operator provides the requested number, a recorded service message will offer to connect the caller to that number for a specified additional charge.

(b) The caller can accept the offer for DACC by depressing a button (touch tone) or responding by voice (dial), as instructed by the voice message.

(c) The DACC charge will apply as set forth in the Pricing Attachment. In addition, for calls originating from a facilities-based ANTC switch or for calls from ANTC unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charge (“UTTC”) assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transit Switching Charge (“TTSC”) assessed for each call that traverses a NYNEX tandem switch, and the appropriate per minute of use charges for reciprocal compensation (“UNRCC” or “UCRCC”) depending on the terminating end office switch, as set forth in the Pricing Attachment.

(d) DACC is available to ANTC Customers and from public telephones on a collect, bill to third number or calling card basis. The appropriate charge based on the billing option used will apply in addition to the DACC charge.

(e) DACC is available with all telephone numbers in the NYNEX DA database except: (i) non-published telephone numbers, (ii) interLATA numbers and (iii) 700, 800 and 900 numbers.

(f) When a caller requests more than one number for Directory Assistance, DACC is offered only for the first eligible listing that was selected by the operator.

(g) The DACC charge applies only to calls actually completed.

(h) The DACC charge will be credited for completion of calls to the wrong number, incomplete connections or calls with unsatisfactory transmission as set forth in Section 25.4 herein.

25.4 Directory Assistance Credits

A credit allowance will apply to ANTC for directory inaccessibility, wrong numbers, cut-offs or poor transmission. When the ANTC end user reports to the NYNEX directory assistance operator such a call and the number requested, the number provided and the reason the number provided is incorrect, the number of calls for which a credit will apply will be developed by the NYNEX DA operator and credited to ANTC identifying the specific ANTC end user to whom the credit applies.

25.5 Direct Access to Directory Assistance (“DADA”)

Direct Access to Directory Assistance (“DADA”) is a database service that provides for access to NYNEX listings by a ANTC operator. The DADA database is a physically distinct entity from the NYNEX DA database, populated with identical listing data, and updated from the same source on a daily basis.

25.5.1 ANTC is required to arrange for interconnection to the database. NYNEX will interconnect at any technically feasible point designated by ANTC.

25.5.2 NYNEX will provide ANTC with a User Guide for training its agents.

25.5.3. Rates and Charges for DADA are set forth in the Pricing Attachment.

25.6 Inward Operator Services

Inward Operator Services enables the ANTC end user or its operator service provider to be connected to the NYNEX TOPS office(s) for the purpose of providing operator services to their end users.

25.6.1 There are two types of Inward Operator Services:

(a) Busy Line Verification (“BLV”):

BLV is an option where, at the request of ANTC’s end user or its operator service provider, a NYNEX operator will attempt to determine the status of an exchange service line (e.g., conversation in progress, available to receive a call or out of service) and report to ANTC’s end user or its operator service provider.

(b) Busy Line Verification/Interrupt (“BLV/I”)

BLV/I is an option where, at the request of ANTC’s end user or its operator service provider, a NYNEX operator determines and reports that a conversation is in progress on an exchange service line and subsequently interrupts such conversation to request that the conversation be terminated so that ANTC’s end user can attempt to complete a call to the line.

25.6.2 Inward Operator Services are provided over trunk groups ordered by ANTC or its alternate operator service provider to the NYNEX TOPS switch(es) as specified by NYNEX.

25.6.3 Inward Operator Services cannot be provided on ported telephone numbers or telephone numbers which forward calls using Call Forwarding Variable service features.

25.6.4 NYNEX will provide BLV and BLV/I for telephone numbers provided in its operating territory.

25.6.5 The NYNEX operator will respond to one telephone number per call on requests for BLV or BLV/I.

25.6.6 NYNEX will designate which TOPS switch(es) services which NXXs and make such information available to ANTC.

25.6.7 ANTC shall order Inward Operator Services as set forth in this Section.

25.6.8 Rates and Charges for Inward Operator Services are set forth in the Pricing Attachment.

25.7 Operator Service (“OS”)

At ANTC’s election, NYNEX shall provide for the routing of Operator Services (“OS”) calls dialed by ANTC subscribers directly to either the ANTC Operator Services platform or to the NYNEX Operator Services platform as specified by ANTC pursuant to the following terms and conditions:

25.7.1 NYNEX will offer OS to ANTC customers served by ANTC switches over separate trunk groups ordered by ANTC to the NYNEX

TOPS switch(es) as specified by NYNEX. Access to the NYNEX OS platform from ANTC’s local switch requires that ANTC utilize Feature Group C Modified Operator Services Signaling. The IOF mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the ANTC location to the nearest NYNEX TOPS. Trunk terminations at the TOPS switch(es) require ANTC to purchase trunk ports at rates specified in the Pricing Attachment. For each trunk group, ANTC must indicate the branding option selected as set forth in Sections 25.2.3 (a) preceding. NYNEX also provides ANTC, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use (MOU) local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the NYNEX TOPS at rates set forth in the Pricing Attachment.

25.8 0+ Mechanized Operator Calls (Calling Card, Collect, Bill to Third Number):

At ANTC’s election, NYNEX shall make available to ANTC the ability for ANTC to provide their end user the ability, through the mechanized NYNEX operator interface, to complete calls via 0+ dialing with alternate billing capabilities without live operator assistance pursuant to the terms and conditions set forth below. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number.

25.8.1 0+ Mechanized calls may be provided over the same DA trunk groups which establish interconnection from the ANTC switch or the trunk groups which provide interconnection from the ANTC unbundled local switching line ports to the NYNEX TOPS.

25.8.2 Rates for requests for 0+ Mechanized Calls will be billed to ANTC and are set forth in the Pricing Attachment. In addition, for calls originating from a facilities-based ANTC switch or for calls from ANTC unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use UTTC assessed for each call transported between the TOPS tandem and the end office, the per minute of use TTSC assessed for each call that traverses a NYNEX tandem switch, and the appropriate per minute of use charges for reciprocal compensation (UNRCC or UCRCC) depending on the terminating end office switch, as set forth in the Pricing Attachment.

25.9 0- Operator Handled Calls (Calling Card, Collect, Bill to Third Number)

At ANTC’s election, NYNEX shall make available to ANTC the ability to provide ANTC’s end user, through the NYNEX operator, the ability to complete intraLATA calls via 0- dialing with alternate billing capabilities and live operator assistance pursuant to the terms and conditions set forth below. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number, Station to Station and Person to Person.

25.9.1 0- Operator Handled Calls may be provided over the same DA trunk groups which establish interconnection from the ANTC switch or the trunk groups which provide interconnection from the ANTC unbundled local switching line ports to the NYNEX TOPS.

25.9.2 Rates for requests for 0- Operator Handled Calls will be billed to ANTC and are set forth in the Pricing Attachment. In addition, for calls originating from a facilities-based ANTC switch or for calls from ANTC unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use UTTC assessed for each call transported between the TOPS tandem and the end office, the per minute of use TTSC assessed for each call that traverses a NYNEX tandem switch, and the appropriate per minute of use charges for reciprocal compensation (UNRCC or UCRCC) depending on the terminating end office switch, as set forth in the Pricing Attachment.

25.10 Operator Emergency Bulletin Service

At ANTC’s election, NYNEX shall provide ANTC with emergency numbers of police, fire, ambulance and Public Safety Answering Points (PSAP) in the NYNEX serving area so that ANTC operators can connect callers directly to the proper emergency bureaus pursuant to the followings terms and conditions.

25.10.1 NYNEX shall make available the NYNEX Operator Emergency Bulletin Service which lists the emergency, police, fire, ambulance and PSAP telephone numbers by municipality in alphabetical order for each of the areas served by NYNEX.

25.10.2 NYNEX shall make available Operator Emergency Bulletin Service for use by ANTC operators for the sole purpose of assisting callers in reaching an emergency bureau.

25.10.3 Operator Emergency Bulletin Service is a copy of NYNEX’s own emergency bulletin. This agreement includes one annual copy of the bulletin plus periodic updates during the year. Independent telephone companies’ emergency numbers are not included.

25.10.4. Rates and charges for Operator Emergency Bulletin service are set forth in the Pricing Attachment.

25.11 Operator Passthrough Service

At ANTC’s election, NYNEX shall provide ANTC’s end users with access to operators of their Presubscribed IXC for operator assisted call completion pursuant to the following terms and conditions:

25.11.1 This option applies only when the Presubscribed IXC provides Operator Services for ANTC’s end users for calls originating from a particular LATA and is capable of receiving calls passed through it by NYNEX in that LATA.

25.11.2 NYNEX will, when requested by ANTC’s end user, connect that end user to a specified IXC for operator call completion provided that IXC offers operator services in that end user’s originating LATA and is capable of receiving calls passed through to it by NYNEX in that LATA.

25.11.3 If the IXC does not provide Operator Services for ANTC’s end user, at the option of the IXC, NYNEX will provide ANTC’s end user with access to an IXC designated Operator Services Provider or to a NYNEX provided announcement which will direct ANTC’s end user to contact their Presubscribed IXC for dialing instructions.

25.11.4 The Operator Passthrough charge is applied on an operator work second basis, and rated using the 0-Operator Handled calls in the Pricing Attachment.

25.11.5 ANTC will be assessed this charge on calls that are passed through to either the Presubscribed IXC’s operator, or a NYNEX provided recording indicating that the IXC does not provide service in that area.

25.11.6 Rates and charges applied to Operator Passthrough Service are set forth in the Pricing Attachment.

26.0	GENERAL RESPONSIBILITIES OF THE PARTIES

26.1 Both NYNEX and ANTC shall use their best efforts to comply with the Network Interconnection Schedule set forth in Attachment 4.0.

26.2 At all times, NYT shall provide the same quality and level of interconnection, access to Unbundled Network Elements and Wholesale

Services as that provided to itself, its affiliates and any other Telecommunications Carriers consistent with its obligations and duties under the Act.

26.3 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas. ANTC, for the purpose of ubiquitous connectivity, network diversity and alternate routing, shall connect to at least one Tandem Office Switch for the receipt/completion of traffic to any NYNEX End Office Switch. The Parties shall establish, as part of the Joint Grooming Plan, overflow routing and diversity plans.

26.4 Thirty (30) Days after the Effective Date and each quarter during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, non-binding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding Section 36, the Parties agree that each forecast provided under this Section 26.4 shall be deemed “Proprietary Information” under Section 36.1.1.

26.5 Any Party that is required pursuant to this Agreement to provide a forecast (the “Forecast Provider”) or the Party that is entitled pursuant to this Agreement to receive a forecast (the “Forecast Recipient”) with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request in addition to non-binding forecasts required by Section 26.4 that the other Party enter into negotiations to establish a forecast (a “Binding Forecast”) that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 36, the Parties agree that each forecast provided under this Section 26.5 shall be deemed “Proprietary Information” under Section 36.1.1.

26.6 Subject to and within the limitations and constraints of each Party’s network, each Party is individually responsible (A) to provide facilities within its network which are necessary for routing, transporting, measuring, and (B) for billing traffic from the other Party’s network, and (C) for delivering such traffic to the other Party’s network, in the industry-standard format compatible with the other Party’s network and to terminate the traffic it receives in that standard format to the proper address on its network. See BOC Notes on the Network (SR-TSV-00275) for the description of the design of local exchange carrier network. Such facilities shall be designed based upon the description and forecasts provided under Sections 26.3 - 26.5 above. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

26.7 Neither Party shall use any Wholesale Services, Network Elements, or other facilities services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party’s Customers, and either Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice, if practicable, at the earliest practicable time.

26.8 Intentionally Left Blank

26.9 Prevention of Unauthorized Use

(a) The Parties agree to cooperate to prevent, identify, and cure unauthorized use or fraud associated with clip on fraud, third-number billed calls, calling card calls, information provider calls, abuse of remote access features, off-hour abuse, network and/or PBX hacking, and viruses, and any other services related to this Agreement. The Parties shall meet at least two times a year to discuss ways to minimize or prevent unauthorized use. NYNEX shall make available any fraud or unauthorized use prevention procedures or equipment it uses to ANTC.

(b) A Party shall promptly notify the other whenever it suspects or knows of unauthorized use of Wholesale Services, Unbundled Network Elements, or any other facilities or services provided hereunder and shall assist the other in the identification of responsible individuals, the preparation and presentation of relevant information to federal, state and/or local officials for the purpose of prosecuting those individuals responsible for the unauthorized use of the Wholesale Services, Unbundled Network Elements, or any other facilities or services and in any legal actions that one or both may bring against third parties responsible for the unauthorized use of any of Wholesale Services, Unbundled Network Elements, or any other facilities or services provided hereunder. A Party shall provide, where requested and where available, any relevant call information, including the number on which the call was received, the translated number, the circuit number, the date and time of call, call duration, switch identification, and identification of trunk type.

(c) Both Parties shall use all reasonable efforts to prevent, monitor or cure unauthorized use. If a Party fails to do so and that Party had the ability to prevent the unauthorized or fraudulent use or where that Party had the responsibility to monitor, detect, or cure the unauthorized use and it failed to do so or failed to act promptly to prevent continued abuse, and where such failure was not caused in part by the failure of the other Party to promptly give notice of information in its possession regarding the occurrence of the fraudulent or unauthorized use, then that Party shall bear the entire amount of the liability. If both Parties failed to act reasonably they shall share on a pro rata basis any financial responsibility for the unauthorized use. If the Parties are unable to agree on the appropriate financial responsibility for the unauthorized use, the Parties shall submit the matter to arbitration pursuant to Attachment ADR. Unless otherwise mutually agreed upon by the Parties, reasonable efforts shall not include the monitoring or reviewing by NYNEX of call detail or other customer usage information for ANTC’s customers.

(d) This Section (26.9) shall apply to all Wholesale Services, Unbundled Network Elements and other services and facilities provided in this Agreement.

(e) Nothing herein shall be deemed to establish or expand the liability of either Party to any third party for unauthorized or fraudulent use.

26.10 Each Party is responsible for administering NXX codes assigned to it.

26.11 Each Party is responsible for obtaining Local Exchange Routing Guide (“LERG”) listings of CLLI codes assigned to its switches. The Parties shall provide, upon reasonable request, listings of CLLI codes assigned to its switches to the other Party.

26.12 Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

26.13 Each Party shall program and update its own Tandem Switches and End Office switches and network systems to recognize and route traffic to and from the other Party’s assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities. The Parties shall use best efforts to program and promptly update their switches upon notification by the other Party of the assignment of NXX codes or new numbers. NYNEX will test the NXX activation through the VETS system and provide the results to ANTC. ANTC shall notify NYNEX of a failure to program and update NYNEX’s Tandem

Switches and End Office Switches within two (2) business days, and in the event NYNEX shall fail to take appropriate corrective action within five (5) business days of such notification, subject to the provisions of Sections 33.1 and 33.2, NYNEX shall pay to ANTC five-hundred ($500) per incident per affected switch. Notwithstanding the foregoing, NYNEX shall not be responsible for and shall not be required to pay any damages to the extent the failure is due to PBX routing updates.

26.14 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party’s expense all insurance required by law (e.g., workers’ compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

26.15 End User Repair Calls. The Parties will employ the following procedures for handling misdirected repair calls:

26.15.1 In answering repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers to market services. Either Party will respond with factual information in answering customer questions.

26.15.2 Each Party will notify its Customers as to the correct telephone numbers to call in order to access its repair bureaus.

26.15.3 To the extent possible, where the correct local exchange carrier can be determined, misdirected repair calls to one Party will be immediately referred to the other Party, as appropriate in a courteous manner, at no charge.

26.15.4 The Parties will provide their respective repair contact numbers to one another on a reciprocal basis.

27.0	TERM AND TERMINATION

27.1 The initial term of this Agreement shall be three (3) years (the “Term”) which shall commence on the Effective Date. Absent the receipt by one Party of written notice from the other Party at least sixty (60) Days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, provided that such notice cannot be served if a request to renegotiate pursuant to Section 27.1.2 has been filed, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party as set forth below.

27.1.1 If pursuant to Section 27.1 the Agreement continues in full force and effect after the expiration of the Term, either Party may terminate the Agreement ninety (90) Days after delivering written notice to the other Party of the intention to terminate this Agreement, provided that such notice cannot be served if a request to renegotiate pursuant to Section 27.1.2 has been filed. In such cases, neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 27.1.1 other than to pay to the other Party any amounts owed under this Agreement.

27.1.2

(a) Notwithstanding the provisions of Section 27.1 and 27.1.1, either Party may, after the twenty-sixth month of the Effective Date, make a formal request to the other Party to renegotiate the terms of this Agreement pursuant to Section 251 (c)(1) of the Act. The date of the other Party’s receipt of such request shall be hereinafter referred to as the “Renegotiation Request Date.” The Parties agree that within sixty (60) Days of such Renegotiation Request Date each Party will provide to the other a written description of its proposed changes to the Agreement. The Parties shall enter into negotiations on such proposed changes no later than seventy-five (75) Days after such Renegotiation Request Date.

(b) In the event that, notwithstanding the good faith efforts of both Parties, they are unable to agree on terms and conditions of a new agreement, effective as of the expiration of this Agreement, then either Party may, beginning one-hundred thirty five (135) Days after the Renegotiation Request Date, file a petition for arbitration with the PSC pursuant to Section 252(b) of the Act.

(c) The terms and conditions of this Agreement shall continue in full force and effect until the effective date of the PSC’s decision pursuant to any petition filed under Section (b) above (the “Arbitration Decision”) if a request is made to renegotiate pursuant to Section (a) above.

(d) Nothing in this section shall be construed as a waiver by either Party of its right to appeal any decision of the PSC, including the Arbitration Decision.

27.2 Upon termination or expiration of this Agreement in accordance with this Section 27:

(a) each Party shall comply immediately with its obligations set forth in Section 36;

(b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement, except those subject to a dispute covered by Section 37.2;

(c) each Party’s indemnification obligations shall survive termination or expiration of this Agreement;

(d) NYNEX agrees to cooperate with ANTC and to use commercially reasonable efforts to effect an orderly and efficient transition to ANTC or ANTC’s new vendor, subject to the payment by ANTC to NYNEX of the reasonable costs incurred in providing such cooperation. The Parties agree to cooperate to ensure uninterrupted service to their Customers during any transition period.

28.0	DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

29.0	CANCELLATION CHARGES

Except as expressly set forth in this Agreement, no cancellation charges shall apply for canceling a particular service or network element.

30.0	NON-SEVERABILITY

30.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable, subject only to Section 39 of this Agreement.

30.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state Law, or any regulations or orders adopted pursuant to such Law.

31.0	INDEMNIFICATION

31.1 With respect to all matters under this Agreement other than Wholesale Services (which shall be governed by applicable tariffs), to the extent not prohibited by applicable Law, each Party (the Indemnifying Party”) shall indemnify and hold harmless the other Party (“Indemnified Party”) from and against loss, cost, claim, liability, damage, and expense (including reasonable attorney’s fees) to third parties for:

(a) damage to tangible personal property or for personal injury proximately caused by the negligence or willful misconduct of the Indemnifying Party, its employees, agents or contractors; and

(b) claims for libel, slander, infringement of copyright arising from the material transmitted over the Indemnified Party’s facilities arising from the Indemnifying Party’s own communications or the communications of such Indemnifying Party’s Customers; and

(c) claims for infringement of patents arising from combining the Indemnified Party’s facilities or services with, or the use of the Indemnified Party’s services or facilities in connection with facilities of the Indemnifying Party.

31.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand. In the event the Indemnifying Party does not promptly assume or diligently pursue the defense of the tendered action, then the Indemnified Party may proceed to defend or settle said action and the Indemnifying Party shall hold harmless the Indemnified Party from any loss, cost, liability, damage and expense. In the event the Party otherwise entitled to indemnification from the other elects to decline such indemnification, then the Party making such an election may, at its own expense, assume defense and settlement of the claim, lawsuit or demand. The Parties will cooperate in every reasonable manner with the defense or settlement of any claim, demand, or lawsuit.

32.0	LIMITATION OF LIABILITY

32.1 Except (i) as otherwise provided in Section 31 of this Agreement, (ii) to the extent that appropriate remedies are agreed to by the Parties or ordered by the PSC pursuant to Section 33 of this Agreement, and/or (iii) to the extent that sanctions are ordered pursuant to Section 37 of this Agreement, no liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants or employees for any cost, expense, claim, liability, damage, expense or other Loss in the absence of gross negligence or willful misconduct.

32.2 Except (i) as otherwise expressly provided in Section 31 of this Agreement, (ii) to the extent that appropriate remedies are agreed to by the Parties or ordered by the PSC pursuant to Section 33 of this Agreement, and/or (iii) to the extent that sanctions are ordered pursuant to Section 37 of this Agreement, no Party shall be liable to the other Party for any cost, expense, claim, liability, damage, expense or other Loss caused by the conduct of the other Party, the other Party’s agents, servants, contractors or others acting in aid or concert with the other Party.

32.3 Except (i) to the extent that sanctions are ordered by the PSC pursuant to Attachment ADR of this Agreement, and/or (iii) to the extent that appropriate remedies expressly including Consequential Damages are agreed to by the Parties or ordered by the PSC pursuant to Section 33 of this Agreement, in no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including, but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, “Consequential Damages”), even if the other Party has been advised of the possibility of such damages.

32.4 Except (i) as otherwise provided in Section 31 of this Agreement and/or (ii) to the extent that appropriate remedies are agreed to by the Parties or ordered by the PSC in accordance with Section 33 of this Agreement, each Party’s liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the amount that is or would have been charged to the other Party by such negligent or breaching Party for the specified service(s) or function(s) not performed or improperly performed, and only for the period of time such service or function was not performed or improperly performed.

33.0	LIQUIDATED DAMAGES AND SERVICE QUALITY STANDARDS FOR SPECIFIED ACTIVITIES

33.1 The Parties acknowledge that the PSC has initiated Service Quality Proceeding in which it is considering the establishment of generic service standards and possible damages to the extent such standards are not met. At its option, ANTC may elect in its entirety, and subject to all terms, conditions and other limitations as may be applicable, to incorporate and replace such decision into this Agreement in lieu of this Section 33 and Attachment SQ of this

Agreement. The Parties expressly acknowledge that this provision resulted from good faith negotiations by the Parties in an attempt to resolve issues raised by ANTC in its petition filed for arbitration under Section 252(b) of the Act.

33.2 The following service standards and liquidated damages shall apply until a decision is reached in the Service Quality Proceeding addressing service standards, parity and liquidated damages. When a final decision is issued in the Service Quality Proceeding, at ANTC’s option, the Parties shall amend this Agreement to incorporate that ruling (except where specified). The Parties shall meet and negotiate in good faith to establish contract language reflecting the outcome in the Service Quality Proceeding within thirty (30) Days of the release of the ruling. If the Parties are unable to agree on appropriate language within thirty (30) Days of their first meeting, the Parties agree to submit any dispute for resolution under the provisions set forth in Attachment ADR.

33.3 NYNEX will provide ANTC with service that is at least equal in quality to that provided by NYNEX to itself or any subsidiary or affiliates; provided however, that the level of service it provides shall be no worse than NYNEX provides itself or any subsidiaries or affiliates as of the Effective Date of this Agreement. For purposes of this section, the level of service that NYNEX provides itself as of the Effective Date of this Agreement shall mean the service level provided in calendar year 1996, if such data exists, or if such data does not exist, the first twelve (12) month period for which data is compiled.

33.4 NYNEX agrees to measure and track service quality and to provide monthly reports to ANTC in the form contained in Attachment SQ.

33.5 In the event that NYNEX fails to conform to the performance standards set forth in this section or in Attachment SQ, ANTC may request, in addition to any other remedies, and NYNEX shall perform and deliver to ANTC, a root-cause analysis of the reasons for NYNEX’s failure to conform, and NYNEX shall correct said cause as soon as reasonably possible.

33.6 Liquidated Damages

33.6.1 Certain Definitions. When used in this Section 33.6, the following terms shall have the meanings indicated:

33.6.1.1 “Specified Performance Breach” means the failure by NYNEX to meet the incident-based or parity-based Liquidated Damages performance standards set forth herein or in Attachment SQ for any of the Specified Activities as defined below.

33.6.1.2 “Specified Activity” means (i) an appointment for new or changed service order that is missed by NYNEX as a result of NYNEX’s actions and not caused by the customer’s actions (“Missed Installation Appointments”); (ii) installations completed within five (5) business days from the receipt of a valid order; and (iii) service outage over twenty four (24) Hours for POTs service, Wholesale Service, and UNEs, nine (9) or less per order.

33.6.2 Specified Performance Breach. In recognition of the (i) loss of customer opportunities, revenues and goodwill which ANTC might sustain in the event of a Specified Performance Breach; (ii) the uncertainty, in the event of such a Specified Performance Breach, of ANTC having available to it customer opportunities similar to those opportunities currently available to ANTC; and (iii) the difficulty of accurately ascertaining the amount of damages ANTC would sustain in the event of such a Specified Performance Breach, NYNEX agrees to pay ANTC, subject to Section 33.6.4 below, Liquidated Damages as set forth in Section 33.7 below in the event of the occurrence of a Specified Performance Breach.

33.6.3 Liquidated Damages. ANTC and NYNEX agree and acknowledge that: (i) the Liquidated Damages are not a penalty and have been determined based upon the facts and circumstances of ANTC and NYNEX at the time of the negotiation and entering into of this Agreement, with due regard given to the performance expectations of each Party; (ii) the Liquidated Damages constitute a reasonable approximation of the damages ANTC would sustain if its damages were readily ascertainable; and (iii) ANTC shall not be required to provide any proof of the Liquidated Damages. Except as set forth in this Agreement, the Liquidated Damages shall be the sole and exclusive remedy of ANTC under this Agreement for NYNEX’s failure to meet any Performance Standard as described in this section or in Attachment SQ.

33.6.4 Limitations. In no event shall NYNEX be liable to pay the Liquidated Damages if NYNEX’s failure to meet or exceed any of the Performance Criteria is caused, directly or indirectly, by a Delaying Event. A “Delaying Event” means (i) a failure by ANTC to perform any of its obligations set forth in this Agreement (including, without limitation, the Implementation Schedule); (ii) any delay, act or failure to act by ANTC or a customer, agent or subcontractor of ANTC; (iii) any Force Majeure Event; or (iv) such other delay, act or failure to act as upon which the Parties may agree. If a Delaying Event (i) prevents NYNEX from performing or remedying a Specified Activity [as the case may be], then such Specified Activity shall be excluded from the calculation of NYNEX’s compliance with the Performance Criteria, or (ii) only suspends NYNEX’s ability to timely perform or remedy [as the case may be] the Specified Activity, the applicable time frame in which NYNEX’s compliance with the

Performance Criteria is measured shall be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the Delaying Event.

33.7 Performance Standards

33.7.1 Incident-based standards. Subject to the limitations set forth in Subsection 33.6.4, NYNEX shall pay as Liquidated Damages the following amounts for each Missed Installation Appointment caused by NYNEX’s action and for each day that a resold service or unbundled network element is out of service for more than twenty four (24) hours:

33.7.1.1 Missed Installation Appointments. For resold services and, unbundled network elements, NYNEX shall pay ANTC as Liquidated Damages (i) twenty five percent (25%) of the applicable non-recurring charges for the first Missed Installation Appointment relating to a specific service order; (ii) an additional 35 percent (35%) of the applicable non-recurring charges for the second Missed Installation Appointment relating to a specific service order; and (iii) the remaining 40 percent (40%) of the applicable non-recurring charges for the third Missed Installation Appointment relating to a specific service order. An appointment shall be considered missed when an order is not completed by the appointed time due to NYNEX’s fault. Excluded from Missed Appointments will be Customer misses, where the customer (or ANTC) is not ready or required access is not available

33.7.1.2 Out of Service Over 24 Hours. For resold services and unbundled network elements (excluding interconnection trunks), NYNEX shall pay ANTC as Liquidated Damages 1/30 of the applicable monthly recurring charges for each day relating to an incident in which service is interrupted for greater than twenty four (24) hours. For purposes of this calculation, an out of service incident is considered to begin when it is properly reported by ANTC to NYNEX and an ANTC test has been done by ANTC and the diagnosis is provided to NYNEX. NYNEX defines out of service as when an end user indicates one or more of the following conditions: No dial tone, can not be called, can not call out.

33.7.1.3 Interconnection Trunks. NYNEX shall pay ANTC as Liquidated Damages according to the schedule set forth in Section 33.7.1.4 following. Excluded from Missed Appointments will be Customer misses, where ANTC is not ready or required access is not available. Also excluded will be Trunks missed when Trunks exceed the annual forecast by over five percent (5%) in the specific location.

33.7.1.4 Firm Order Commitment (“FOC”). For interconnection trunks, NYNEX shall pay ANTC as Liquidated Damages for each

FOC not sent by NYNEX to ANTC within ten (10) business days of receipt of a valid and complete LSR, twenty (20%) percent of the applicable non-recurring ordering charge. This provision shall apply until the PSC issues its ruling in the Service Quality Proceeding.

Days Past Due	Damages per (T1) Trunk Missed
1-3 business days	$240
4-7 business days	$475
each additional day	$30

33.7.2 Parity Standards. Subject to the limitations set forth in Subsection 33.6.4, NYNEX shall pay as Liquidated Damages the amounts set forth in Appendix B. The performance levels set forth in said Appendix B list the performance that NYNEX provides to its own end user customers as of the Effective Date of this Agreement.

33.7.2.1 The levels of performance provided by NYNEX to itself and to ANTC will be determined annually based on the performance reports furnished to ANTC and the PSC. If the reported level of performance for any parity category listed in Appendix E that NYNEX provided to itself is better than the level set forth in Appendix B, the improved performance level for the preceding year shall replace the performance level contained in Appendix B for the following year, and the Liquidated Damages schedule will be adjusted accordingly.

33.7.2.2 NYNEX shall pay ANTC for deviations from parity in accordance with the payment schedule indicated in Appendix B within sixty (60) Days after the end of each anniversary of the Effective Date of this Agreement.

33.8 ANTC shall pay fees as set forth in the Pricing Attachment for dispatches in error or falsely directed dispatches, dispatches where the trouble is a customer or ANTC caused trouble, where NYNEX dispatches a technician but does not gain access to the customer premises within 10 minutes, or where there is ultimately no trouble found after ANTC reports a trouble and NYNEX dispatches a person.

33.9 Nothing in this Section 33 shall in any way limit the Parties’ duties and/or obligations under Section 26.9 of this Agreement.

34.0	REGULATORY APPROVAL

The Parties understand and agree that this Agreement will be filed with the PSC and may thereafter be filed with the FCC. Each Party covenants and agrees to support approval of this Agreement by the PSC or the FCC without modifying its terms, subject to: (1) either Party’s rights under Section 39 of this Agreement, and (2) either Party’s reservation of its rights to judicial review of the approval of the Agreement or any clause therein. In the event the PSC or FCC rejects this Agreement in whole or in part, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion(s). Notwithstanding the above, the Parties reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement.

This agreement is subject to change or modification as may be required by a regulatory authority or court in the exercise of its lawful jurisdiction or as may be required by either Party based on any significant change in FCC or PSC rules which may impact the provision of Unbundled Network Elements, Wholesale Services and other facilities and services provided under this Agreement or the rights and obligations of the Parties under the Act. The Parties shall use best efforts to negotiate in good faith revisions to this Agreement to incorporate any changes or modifications as may be required under this subsection. ANTC shall have a reasonable time to modify or redeploy its network or operations to reflect such changes or modifications.

35.0	FORCE MAJEURE

35.1 Force Majeure. Neither Party shall be responsible for delays or failures in performance of any part of this Agreement resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: adverse weather conditions, riot, sabotage, volcano, military authority, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party’s reasonable control (collectively, a “Force Majeure Event”). In such event, the affected Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease.

35.2 The Parties shall cooperate to limit the impact of a Force Majeure Event. Such cooperation shall include taking such actions as set forth in the Joint Grooming Plan and providing advance warning of a potential Force Majeure Event, if possible.

36.0	CONFIDENTIALITY

36.1 Confidentiality.

36.1.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a “Disclosing Party”) that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its “Representatives” and with a Party, a “Receiving Party”) pursuant to this Agreement (“Proprietary Information”) shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked “Confidential” or “Proprietary” or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) Days after disclosure. Unless Proprietary Information was previously known by the Receiving Party to be free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, it (i) shall be held in confidence by each Receiving Party; (ii) shall be disclosed to only those persons who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (iii) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 36.1.2.

36.1.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party’s compliance with this Section 36 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

36.1.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public. Either Party shall be permitted to request one copy of returned Proprietary Information (which shall remain confidential and subject to the protections set forth in this Section) as necessary to document its performance of its obligations under this Agreement.

36.2 NYNEX shall establish appropriate screening mechanisms to ensure that information provided by ANTC or ANTC’s customers for the purpose of ordering, maintenance or repair is not used for any marketing purpose or disclosed to anyone in a marketing capacity without the express written approval of ANTC. No Party shall, without obtaining the prior written consent of the Party with proprietary rights thereto, use such Party’s Proprietary Information for any purpose other than those set forth herein or for discussions between the Parties, internal planning in connection with this Agreement, the protection of its rights and the performance of its duties and obligations under this Agreement, and the provision of other NYNEX services to ANTC.

36.3 The Parties shall maintain in strict confidence all Proprietary Information for at least a period of five (5) years from the date of its expiration or termination (including all extensions thereto). At no time shall the information be disclosed to a competitor of the other Party (known to be such after reasonable inquiry).

36.4 The Parties acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to determine, thus potentially making any remedy at law or in damages inadequate. Each Party, therefore, agrees that the other Party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section and for any other equitable relief as such other Party deems appropriate. This right shall be in addition to any other remedy available in law or equity.

36.5 The Parties will treat Customer Proprietary Information in accordance with Section 222 of the Act and any FCC regulations issued pursuant thereto.

37.0	DISPUTE RESOLUTION

37.1 Disputes arising out of the implementation, enforcement, or provisioning of services pursuant to this Agreement shall be addressed as set forth in Attachment ADR, except as otherwise provided in Section 37.2.

37.2 Disputes involving amounts billed (other than with respect to Wholesale Services) shall be addressed as follows:

(a) If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a dispute between the Parties, the Party billed shall within thirty (30) Days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. The billed Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties, except, however, if a Disputed Amount is less than five thousand dollars ($5,000) in any given invoice, the Parties agree that the amount does not have to be placed in an escrow account.

(b) If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated official who has authority to settle the dispute. The designated officials shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated officials, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

(c) If the Parties are unable to resolve issues related to the Disputed Amounts after referral of the dispute pursuant to Section 37.2(b) of this Agreement, then either Party may elect to use the dispute resolution process set forth in Attachment ADR.

(d) Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of: (i) one and one-half percent (1 1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law. Any refunds owed by a Billing Party shall accrue interest from the date such amounts were paid to the Billing Party at same rate of interest set forth in this subsection. With respect to disputed amounts that have been placed in an escrow account pursuant to subsection 37.2(a), neither Party shall owe any interest upon resolution of the dispute but rather shall recover the amounts owed and any proportionate interest earned on such amounts in the escrow account.

(e) Remedies for Non-Payment. In the event of non-payment by either Party of undisputed amounts due and payable under this Agreement, the other Party shall have available to it all remedies set forth in this Agreement and in the applicable NYPSC Tariffs, subject to the continuing jurisdiction of the PSC.

(f) Nothing herein shall limit the time under applicable Law within which either Party may dispute any bill, it being understood that payment of any amounts under this section, unless otherwise indicated, does not constitute a waiver of either Party’s rights under applicable Law to contest its obligation to pay any amounts allegedly owed under this Agreement.

37.3 The Parties agree that all negotiations pursuant to this Section 37 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

38.0.	SECTION 252(i) OBLIGATIONS

38.1 Section 252(i) Obligations. To the extent required by Law, if either Party enters into an agreement (the “Other Agreement”) approved by the PSC or FCC pursuant to Section 252 of the Act which makes available in the State of New York any interconnection, service, or network element to another requesting Telecommunications Carrier, including itself or its affiliates, such Party shall make available to the other Party such interconnection, service, or network element upon the same terms and conditions as those provided in the Other Agreement. Nothing herein shall expand or otherwise change the Parties respective rights and obligations under Section 252(i) of the Act.

39.0	UNIDENTIFIED CHARGES

39.1 Subject to Subsection 39.2 below and the continuing jurisdiction of the PSC, NYNEX may not impose any charge on ANTC for Unbundled Network Elements, Wholesale Services and other facilities and services as provided in this Agreement that are not identified in the Pricing Attachment or elsewhere herein, unless agreed to by the Parties. The Pricing Attachment shall be modified as required by the PSC and may be modified from time to time upon mutual agreement.

39.2 Nothing in this Agreement shall affect or limit: (i) NYT’s right with respect to a new element or service not offered to ANTC on the Effective Date of this Agreement, or (ii) NYT’s right to modify, restructure or change an existing element or service and to charge ANTC such rates as approved by the PSC for such modified, restructured or altered element or service. If the PSC approves different rates than those set forth in the Pricing Attachment, unless otherwise agreed to by the Parties herein, the rates established by the PSC shall become the rates established herein. The Parties agree that those rates shall be applied prospectively only, unless otherwise ordered by the PSC.

40.0	AUDIT RIGHTS

40.1 Upon reasonable notice and subject to the Parties’ confidentiality obligations to its other customers and reasonable security precautions, either Party may audit the other Party’s books, records (electronic or otherwise) and other documents that do or should contain information regarding any obligation arising under this Agreement. Either Party may conduct such an audit once annually. The Party requesting an audit may employ such assistance as it deems desirable to conduct such audits (such as an outside auditor), except for the on-site presence of attorneys at an audit, so long as the party providing assistance agrees to be bound by a confidentiality agreement and to the terms of Section 36 of this Agreement. Either Party may also conduct an audit for the purpose of evaluating the accuracy of invoices presented for reciprocal compensation, or the true up of INP traffic, pursuant to the same terms and conditions set forth in this Section.

40.2 The audited Party shall cooperate fully in any such audit, providing reasonable access at a mutually agreed upon location to any books, records, and documents and all personnel having information pertinent to the audit. No original books and records of the audited Party may leave the premises.

40.3 Any dispute concerning audit results and recommendations shall be referred to the appropriate official in the Parties’ financial organizations for resolution. If they are unable, within twenty (20) Days of a referral, to resolve the subject dispute, all unresolved matters shall be resolved pursuant to the procedures set forth in Attachment ADR.

41.0	MISCELLANEOUS

41.1 Authorization.

41.1.1 NYT is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval.

41.1.2 ANTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval. ANTC represents that it intends to be a provider of telephone exchange service to subscribers offered over its own telephone exchange service facilities, over a combination of its own facilities and network elements purchased from NYNEX or another carrier, or in combination with the resale of the telecommunications services of other carriers.

41.2 Compliance. Each Party represents that it shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

41.3 Compliance with the Communications Assistance for Law Enforcement Act of 1994 (“CALEA”). Each Party represents that any equipment, facilities or services provided to the other Party under this Agreement shall comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party’s sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

41.4 Independent Contractor. Neither this Agreement, nor any actions taken by NYNEX or ANTC in compliance with this Agreement, shall be deemed to create an agency or joint venture relationship between ANTC and NYNEX, or any relationship other than that of purchaser and seller of services.

Neither this Agreement, nor any actions taken by NYNEX or ANTC in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third party liability between NYNEX and ANTC’s Customers or others.

41.5 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the PSC, the exclusive jurisdiction for all such claims shall be with the PSC, and the exclusive remedy for such claims shall be as provided for by such PSC. In all other respects, this Agreement shall be governed by the domestic laws of the State of New York without reference to conflict of law provisions.

41.6 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party’s corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be eligible for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until the certificate is provided.

41.7 Non-Assignment. This Agreement shall be binding upon both Parties and any affiliate agreed to in writing and shall continue to be binding upon all such entities regardless of any subsequent change in their ownership. Each Party covenants that, if it sells or otherwise transfers to a third party its telephone exchange and exchange access network facilities within the State of New York, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party which consent will not be unreasonably withheld; provided that either Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties’ respective successors and assigns.

41.8 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

41.9 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (i) delivered personally, (ii) delivered by express delivery service, (iii) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (iv) delivered by telecopy (notices delivered by telecopy will be followed by notice by first class mail) to the following addresses of the Parties:

To ANTC:

Maureen Swift

Director of Regulatory Affairs

ACC National Telecom Corp.

400 West Ave.

Rochester, NY 14611

Attn: Director of Regulatory Affairs

Facsimile: (716)987-3045

To NYNEX:

Jacob J. Goldberg

V.P. – Telecom Industry Services

Bell Atlantic — New York

1095 Avenue of Americas

40th Floor

New York, NY 10036

Attn: V.P. - Telecom Industry Services

Facsimile: (212)597-2585

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) Days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

41.10 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party’s trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party’s prior written consent.

41.11 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

41.12 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

41.13 No License. No License under patents, copyrights or any other intellectual property right is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement, except a limited right to use subject to the following: ANTC agrees that the rights granted by NYNEX hereunder shall, where applicable, be subject to the restrictions, if any, contained in any current software license agreements between NYNEX and NYNEX’s software vendors. From and after the Effective Date of this Agreement, NYNEX shall not enter into any software license agreements that would materially impair NYNEX’s ability to perform its obligations hereunder; provided, however, that ANTC acknowledges that the functions and features made available to ANTC hereunder through the use of third party proprietary products may involve additional terms and conditions and/or separate licensing to ANTC. With respect to any agreements entered into after the Effective Date, NYNEX shall exercise reasonable efforts to avoid the imposition of any unreasonable restrictions in such agreements that may materially impair ANTC’s use of the software. Where NYNEX provides ANTC with software features which NYNEX has a right to use but has not deployed for its own retail customers, ANTC shall pay to NYNEX its proportionate share, along with other similarly situated telecommunications carriers (including NYNEX to the extent NYNEX seeks to deploy such feature for its own retail end-users), all of NYNEX’s costs and expenses incurred by NYNEX in providing such features. To the extent ANTC is the sole telecommunications carrier seeking to access that particular software feature, ANTC shall be responsible for one hundred percent (100%) of the costs, subject to ANTC’s ability to recover a proportionate part of its costs from another telecommunications carrier (including NYNEX) which seeks to access that particular feature. The calculation of such costs and expenses shall be on an ICB basis. NYNEX shall provide reasonable assistance to ANTC to permit ANTC to recover a proportionate share of the fees and costs paid to NYNEX to deploy the particular software feature from a subsequent requesting telecommunications carrier or NYNEX to the extent NYNEX seeks to make such feature available to its retail customers.

41.14 Technology Upgrades. Nothing in this Agreement shall limit NYNEX’s ability to upgrade its network through the incorporation of new equipment, new software or otherwise. NYNEX shall provide ANTC written notice at least ninety (90) Days (or earlier if possible) prior to the incorporation of any such upgrades in NYNEX’s network which NYNEX reasonably believes would materially impact ANTC’s service or operations. If NYNEX is aware and can reasonably give ANTC notice at an earlier date, or if it gives notice to any other party at an earlier date, NYNEX shall provide ANTC notice at that time. ANTC shall be solely responsible for the cost and effort of accommodating such changes in its own network.

41.15 Survival. The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 6.7, 6.8, 24, 26.9, 27.2, 28, 29, 31, 32, 33, 36,37,40, 41.3, 41.10 and 41.13.

41.16 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided for herein.

41.17 Entire Agreement. The terms contained in this Agreement and any Attachments, Exhibits, and other documents or instruments referred to herein, which are incorporated into this Agreement by reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

41.18 Subject to PSC approval of NYT’s tariff filing dated October 29, 1997, ANTC may use 2-wire other than signal grade loops connected to other than signal grade interoffice mileage to extend a loop from NYT’s normal serving wire center to the POT Bay at ANTC’s collocation multiplexing node to another NYT central office in the same LATA pursuant to the terms and conditions set forth in the NYPSC No. 900 tariff, section l.2.b.29, as may be amended from time to time. The Parties agree that in the event NYT is ordered by the Commission or the FCC to otherwise provision this service as an unbundled Network Element or combination thereof, NYT shall provide such service to ANTC on the terms and conditions required by such order.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

ACC NATIONAL TELECOM CORP.	NYT (d/b/a Bell Atlantic-New York)

By:	By:
Printed: Mae Squier-Dow	Printed: Jacob J. Goldberg
President — ACC National Telecom Corp.	Vice President — Telecom Industry Services
Date:	Date:

ATTACHMENT ADR

DISPUTE RESOLUTION

1.	Purpose:

This Attachment is intended to provide for the expeditious resolution of all disputes between NYNEX and ANTC relating to the provision of any Unbundled Network Elements, Wholesale Services, and other facilities and services arising under or as contemplated by the Interconnection Agreement entered into on November 11, 1997 (the “Interconnection Agreement”), and to do so in a manner that permits uninterrupted high quality services to be furnished to each Party's Customers.

2.	Exclusive Remedy

(A) All disputes relating to the provision of any Unbundled Network Elements, Wholesale Services, and other facilities and services under or as contemplated by the Interconnection Agreement that cannot be resolved informally shall be resolved as set forth herein. The dispute resolution under the procedures established in Section 37.1.2 of the Agreement and provided in this Attachment shall be the exclusive remedy for all disputes between NYNEX and ANTC arising out of the Interconnection Agreement or any claimed breach thereof. NYNEX and ANTC agree not to resort to any court, agency, or private group with respect to such disputes except in accordance with this Attachment.

(B) If, for any reason, certain claims or disputes are deemed to be non- arbitratable, the non-arbitrability of those claims or disputes shall in no way affect the application of the dispute resolution process set forth herein to any other claims or disputes arising out of the Interconnection Agreement.

(C) Nothing in this Attachment shall limit the right of either NYNEX or ANTC to obtain provisional remedies (including injunctive relief) from a court before, during or after the pendency of any arbitration proceedings brought pursuant to this Attachment. However, once a decision is reached by an Arbitrator pursuant to the terms herein, such decision shall supersede any such provisional remedy.

(D) If, for any reason, the PSC or any other federal or state regulatory agency (“Agency”) that exercises jurisdiction over the Interconnection Agreement decides any dispute(s) related to an Interconnection

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Agreement and, as a result, claims are adjudicated in both an agency proceeding and an arbitration proceeding under this Attachment, the following provisions shall apply:

i)	If both Parties had an opportunity to participate in the Agency proceeding, or to the extent required by law, the Agency ruling shall be binding upon the Parties.

ii)	The arbitration ruling rendered pursuant to this Attachment shall be binding upon the Parties for purposes of establishing their respective contractual rights and obligations under the Interconnection Agreement, and for all other purposes, unless expressly precluded by such agency ruling.

3.	Public Service Commission:

(A) In the event of a dispute between NYNEX and ANTC arising under the Interconnection Agreement, if both Parties agree, the dispute may be submitted for resolution to the PSC. The PSC may determine not to exercise its jurisdiction.

(B) If a Party wants to submit the dispute to the PSC it must give prompt written notice to the other Party. If the other Party does not agree to submit a dispute to the PSC, it must inform the requesting Party within 3 business days of the request.

(C) In the event both Parties do not agree to present the dispute to the PSC, or in the event the Parties agree to submit the dispute to the PSC, but the PSC determines not to exercise its jurisdiction at that time, then the provisions described in this Attachment shall apply.

4.	Informal Resolution of Disputes.

(A) Prior to initiating an arbitration pursuant to the procedures set forth herein, the Parties shall submit any dispute between NYNEX and ANTC for resolution to an Inter-Company Review Board consisting of one representative from each Party at the vice-president or above level (or such lower level as the Parties agree).

(1)	Each Party must designate its initial representative the Inter-Company Review Board within fifteen days of the Effective Date of the Interconnection Agreement.

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(2)	The Parties may change its designee, or select an alternative designee, on one day’s notice.

(B) The Parties may also agree to other informal resolution processes for specific circumstances, including, but not limited to mediation prior to initiating an arbitration.

(C) The Parties may enter into a settlement of any dispute at any time. The settlement agreement shall be in writing, and shall identify (if appropriate) how the Arbitrator’s fee for the particular proceeding, if any, will be apportioned.

(D) At no time may a Party introduce into evidence or inform the Arbitrator of any statement, position taken, or other action said or done during any negotiation or mediation sessions pursuant to Sub-Section 4 of this attachment without the other Party’s consent.

5.	Initiation of an Arbitration

(A) If the Inter-Company Review Board is unable to resolve a non-service affecting dispute within thirty days (or such longer period as agreed to in writing by the Parties) of the submission outlined in Section 4 above, the Parties shall initiate an arbitration in accordance with the American Arbitration Association (“AAA”) rules for commercial disputes. Any dispute over a matter which directly affects the ability of a Party to continue providing quality services to its Customers, i.e., service-affecting dispute will be governed by the procedures described in Section 13 of this Attachment. In the event the Parties, in good faith, do not agree that a service-affecting dispute exists, the dispute will be assumed to be a service-affecting dispute.

(B) In the event the Parties initiate an arbitration, the Parties must notify the Secretary of the PSC of the arbitration proceeding within 48 hours of the determination to arbitrate.

6.	Governing Rules for Arbitration.

The rules set forth below and the rules of the AAA shall govern all arbitration proceedings initiated pursuant to this Attachment; however, such arbitration proceedings shall not be conducted under the auspices of the AAA unless the Parties mutually agree. This restriction does not affect the rights of any Party to request an Arbitrator from the AAA, pursuant to Subsection 7(F) below. Where any of the rules set forth

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7.	Appointment and Removal of Arbitrator.

(A) A sole Arbitrator (the “Arbitrator”) shall preside over each dispute submitted for arbitration under this Agreement.

(B) The Parties shall appoint an Arbitrator who will serve for the term of this Agreement, unless removed pursuant to Subsection 7(D) of this Attachment. The appointment will be made by mutual agreement in writing within thirty days of the Effective Date (or such longer period as the Parties may mutually agree to in writing).

(C) In the event that multiple arbitration proceedings are in progress simultaneously under this Agreement, the Arbitrator may request, in writing, the appointment of one or more additional Arbitrators. The Parties shall appoint such additional Arbitrators within thirty days after receipt of such request (or within such longer period as the Arbitrator’s request specifies). The Arbitrator may assign arbitration proceedings to the additional Arbitrators in his or her sole discretion, provided that each such proceeding shall be presided over by a single Arbitrator. Additional Arbitrators shall have all the powers and responsibilities of the Arbitrator in the proceedings over which they preside, but shall serve only for the duration of the specific disputes for which they were retained.

(D) The Parties may, by mutual written agreement, remove an Arbitrator at any time, and shall provide prompt written notice of removal to such Arbitrator. Notwithstanding the foregoing, any Arbitrator may be removed unilaterally at any time by either Party as permitted in the rules of the AAA. Furthermore, upon thirty days’ prior written notice to the Arbitrator and to the other Party, a Party may remove an Arbitrator with respect to future disputes which have not been submitted to arbitration in accordance with the requirements of Subsection 5 of this Attachment, as of the date of such notice.

(E) In the event that an Arbitrator resigns, is removed pursuant to subsection 7(D) of this Section, or becomes unable to discharge his or her duties, the Parties shall, by mutual written agreement, appoint a replacement Arbitrator within thirty days after such resignation, removal, or inability, unless a different time period is mutually agreed upon in writing by the Parties. Any matters pending before the Arbitrator at the time he or she resigns, is removed, or becomes unable to discharge his or her duties, will be assigned to the replacement Arbitrator as soon as the replacement Arbitrator is appointed.

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(F) In the event that the Parties do not appoint an Arbitrator within the time limit set forth in Sections 7(B) of this Attachment, an additional Arbitrator within the time limit set forth in subsection 7(C) of this Attachment, or a replacement Arbitrator within the time limit set forth in subsection 7(E) of this Attachment, either Party may apply to AAA for appointment of an Arbitrator. Prior to filing an application with the AAA, the Party filing such application shall provide fifteen days prior written notice to the other Party to this Agreement.

8:	Duties and Powers of the Arbitrator.

(A) The Arbitrator shall receive complaints and other permitted pleadings, oversee discovery, administer oaths and subpoena witnesses pursuant to the Untied States Arbitration Act, hold hearings, issue decisions, and maintain a record of proceedings. The Arbitrator shall have the power to award any remedy or relief that a court with jurisdiction over this Agreement could order or grant, including, without limitation, the awarding of damages, pre-judgment interest, specific performance of any obligation created under the Interconnection Agreement, issuance of an injunction, or imposition of sanctions for abuse or frustration of the arbitration process, except as otherwise limited by the Agreement.

(B) The Arbitrator shall not have the authority to limit, expand, or otherwise modify the terms of the Interconnection Agreement.

9.	Discovery

NYNEX and ANTC shall attempt, in good faith, to agree on a plan for document and information discovery. Should they fail to agree, either Party may request a joint meeting or conference call with the Arbitrator. The Arbitrator shall resolve any disputes between NYNEX and ANTC and any resolution regarding the scope, manner, and timing of discovery shall be final and binding.

10.	Privileges.

All Attorney-client and work product privileges shall apply.

11.	Location of Hearing

The Parties agree that any hearings shall take place in a location in New York State to be determined by the Arbitrator, unless the Parties otherwise agree.

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12.	Decision

(A) The Arbitrator’s decision and award shall be in writing.

(B) Within thirty days of the decision and award, the Arbitrator’s decision must be submitted to the PSC for review. Each Party must also submit its position on the award and statement as to whether the Party agrees to be bound by it or seeks to challenge it.

(C) The PSC shall determine whether to review the Arbitrator’s decision within fifteen days after it is submitted for review. If the PSC does not exercise its jurisdiction within fifteen days of receipt, the Arbitrator’s decision shall be final and binding on the Parties, except as provided below. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Either Party may apply to the United Stated District Court for the district in which the hearing occurred for an order enforcing the decision.

(D) A decision of the Arbitrator shall not be final in the event the dispute concerns the misappropriation or use of intellectual property rights of a Party, including, but not limited to, the use of a trademark, tradesname, trade dress or service mark of a Party, and thedecision and award is appealed by a Party to a federal or state court with jurisdiction over the dispute.

(E) If any Party fails to file any permitted appeal within thirty days after the Arbitrator’s decision, that Party waives its rights to appeal and the Decision becomes final and binding.

(F) In the event an agency or court agrees to hear the matter on appeal, a Party must comply with the results of the arbitration decision during the appeal process.

13.	Process for Service Affecting Disputes.

(A) This section describes the procedures for an expedited resolution of disputes between NYT and ANTC relating to the provision of any Unbundled Network Elements, Wholesale Services, and other facilities and services arising under or as contemplated by the Interconnection Agreement, which directly affect the ability of a Party to provide uninterrupted, quality and existing services to its Customers, and which cannot be resolved using the procedures for informal resolution of disputes contained in the Attachment.

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(B) Except as specifically provided in this Subsection, the provisions of Attachment ADR shall apply.

(C) Initiation of an Arbitration.

(1)	If the Inter-Company Review Board is unable to resolve a service-affecting dispute within five business days (or such longer period as agreed to in writing by the Parties) of submission to it of the dispute, and the Parties have not otherwise entered into a settlement of their dispute, a Party may initiate an arbitration in accordance with the requirements of this Subsection. However, in the sole discretion of the Party which submitted the dispute to the Inter-Company Review Board, the dispute may be arbitrated in accordance with the general procedures described in the Attachment rather than the expedited procedures of this Subsection. A dispute will be deemed submitted to the Inter-company Review Board on the date a Party requests Inter-Company Review Board action in writing, transmitted by facsimile as set forth in Section 41.9 of the Agreement and to each Party's representative designated pursuant to Subsection 4(a) (1).

(2)	A proceeding for arbitration will be commenced by a Party ("Complaining Party") filing a complaint ("Complaint") with the Arbitrator and simultaneously serving a copy on the other Party, and the Secretary to the PSC.

(3)	Each Complaint will concern only the claims relating to an act or failure to act (or series of related acts or failures to act) of a Respondent Party which affect the Complaining Party's ability to offer a specific service (or group of related services) to its Customers. A Complaint may be in letter or memorandum form and must specifically describe the dispute and identify with particularity how the Complaining Party's service to its Customers is affected.

(D) Response to Complaint.

A response to the Complaint must be filed within five business days after service of the Complaint, or such later time period as the Arbitrator, in his/her discretion, may permit.

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(E)	Reply to Response.

A reply is permitted to be filed by the Complaining Party within three business days of service of the response, or such later time period as the Arbitrator, in his/her discretion, may permit. The reply must be limited to those matters raised in the response.

(F)	Discovery.

The Parties shall cooperate on discovery matters as provided in Subsection 9, but following expedited procedures as prescribed by the Arbitrator.

(G)	Hearing.

(1)	The Arbitrator will schedule a hearing on the Complaint to take place within twenty business days after service of the Complaint. However, if mutually agreed to by the Parties, a hearing may be waived and the decision of the Arbitrator will be based upon the papers filed by the Parties.

(2)	The hearing and evidence:

(a)	The hearing will be limited to four days, with each Party allocated no more than two days, including cross examination by the other Party, to present its evidence and arguments. At the Arbitrator's discretion and for extraordinary reasons, including the need for extensive cross-examination, the Arbitrator may allocate more time for the hearing.

(b)	In order to focus the issues for purposes of the hearing, to present initial views concerning the issues, and to facilitate the presentation of evidence, the Arbitrator has the discretion to conduct a telephone prehearing conference at a mutually convenient time, but in no event later than three days prior to any scheduled hearing.

(c)

Each Party may introduce evidence and call witnesses it has previously identified in its witness and exhibit lists. The witness and exhibit lists must be furnished to the other Party at least three days prior to commencement of the hearing. The witness

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list will disclose a summary of the substance of each witness' expected testimony. The exhibit list will identify by name (author and recipient), date, title, and other identifying characteristics the exhibits to be used at the arbitration. Testimony from witnesses not listed on the witness list or exhibits not listed on the exhibit list may not be presented in the hearing, absent extraordinary reasons not known prior to commencement of the hearing.

(3)	The Parties shall make reasonable efforts to stipulate to undisputed facts prior to the date of the hearing.

(4)	Witnesses will testify under oath. A complete transcript of the proceeding, together with all pleadings and exhibits, shall be maintained by the Arbitrator.

(G)	Decision.

(1)	The Arbitrator will issue and serve his or her decision and award on the Parties within five business days of the close of the hearing or receipt of the hearing transcript, whichever is later.

(2)	The Parties shall take the actions necessary to implement the decision and award of the Arbitrator immediately upon receipt of the Arbitrator's decision.

(3)	The Parties shall submit the decision and award of the Arbitrator, along with each Party's position on the award and statement as to whether the Party agrees to be bound by it or seeks to challenge it, to the PSC within three days of receipt of the Arbitrator's award and decision. The PSC will determine whether to review the dispute within seven days of receipt. If the PSC does not exercise its jurisdiction in seven days, the Arbitrator's decision and award shall be final and binding on the Parties, except as provided in Subsection 12(c) and (d).

14.	Fees.

(A) The Arbitrator's fees and expenses that are directly related to a particular proceeding dispute shall be paid by the losing Party. In cases where the Arbitrator determines that neither Party has, in some material

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respect, completely prevailed or lost in a proceeding, the Arbitrator shall, in his or her discretion, apportion fees and expense to reflect the relative success of each Party. Those fees and expenses not directly related to a particular proceeding dispute shall be shared equally. In accordance with Subsection 4(C) of this Attachment, in the event that the Parties settle a dispute before the Arbitrator reaches a decision with respect to that dispute, the Settlement Agreement must specify how the Arbitrator's fees for the particular proceeding will be apportioned.

(B) In an action to enforce a decision of the Arbitrator, the prevailing Party shall be entitled to its reasonable attorneys' fees, expert fees, costs, and expenses without regard to the local rules of the district in which the suit is brought.

15.	Confidentiality.

(A) NYNEX, ANTC and the Arbitrator will treat the arbitration proceedings, including the hearings and conferences, discovery, or other related events as confidential except as necessary in connection with a judicial challenge to, or enforcement of, an award or unless otherwise required by an order or lawful process of a court, agency, or governmental body.

(B) In order to maintain the privacy of all arbitration conferences and hearings, the Arbitrator shall have the power to require the exclusion of any person, other than a Party, counsel thereto, or other essential persons.

(C) To the extent that any information or materials disclosed in the course of an arbitration proceeding contain proprietary, trade secret or confidential information of either Party, it shall be safeguarded in accordance with an appropriate agreement for the protection of proprietary, trade secret or confidential information that the Parties agree to negotiate. However, nothing in such negotiated agreement shall be construed to prevent either Party from disclosing the other Party's information to the Arbitrator or its counsel or subject matter expert (with a sufficient nondisclosure agreement) in connection with or in anticipation of an arbitration proceeding. In addition, the Arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets, or other sensitive information in the event the Parties cannot agree upon an agreement to govern the handling of such information.

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16.	Service of Process.

(A) Service may be made by submitting one copy of all pleadings and attachments and any other documents requiring service to each Party and one copy to the Arbitrator. Service shall be deemed made (1) upon receipt if delivered by hand: (2) after three business days if sent by first class certified U.S. Mail; (3) the next business day if sent by overnight courier service and a signature is requested; (4) upon receipt (confirmed by a signed return transmittal), if sent by facsimile. When Notice is sent by facsimile a copy shall also be sent by same day hand delivery, first class U.S. Mail, or overnight courier.

(B) Service should be upon the entities identified in Section 41.9 of the Interconnection Agreement, unless otherwise designated in writing.

17.	Interest on Disputed Amount

The Arbitrator shall require that any amounts owed pursuant to an arbitration decision shall include applicable interest. The interest rate shall be the rate set forth in Section 37.2(d) of the Agreement.

18.	In the event of a change in applicable Law affecting the provisions of this Attachment or the Commission modifies the dispute resolution provisions in the NYNEX/AT&T interconnection agreement in New York, the provisions of this Attachment shall remain in effect for nine (9) months or until the Parties agree on new dispute resolution provisions, whichever is earlier. The Parties agree that any new or modified dispute resolution provisions will contain an expedited procedure for dealing with service affecting disputes.

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ATTACHMENT BFR

Bona Fide Request Process

1. The following process shall be used to promptly consider and analyze requests by ANTC for Network Elements and Combinations required to be provided under the Act which are not specifically identified in this Agreement. These requests by ANTC shall hereinafter be referred to as “Bona Fide Requests.”

2. A Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element or Combination.

3. Within ten (10) business days of receipt, NYNEX shall acknowledge receipt of the Bona Fide Request.

4. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Bona Fide Request, NYNEX shall provide to ANTC a preliminary analysis in writing of such Bona Fide Request (hereinafter referred to as a “Preliminary Analysis”) at no charge to ANTC. The Preliminary Analysis shall (i) state whether the Network Element or Combination requested by ANTC is readily or currently available, and if so, confirm that NYNEX will promptly offer access to the Network Element or Combination or (ii) provide an explanation that access to the Network Element or Combination is not technically feasible or available and/or that the request does not qualify as a Network Element or Combination that is required to be provided by NYNEX under the Act. In the case of clause (ii) above, the Parties shall undertake good faith negotiations to redefine the request, and in the event of impasse either Party may seek relief pursuant to the Dispute Resolution Process set forth in Section 37.1 of this Agreement.

5. Once the Parties have agreed that the provision of a Network Element or Combination requested in the Bona Fide Request is technically feasible and otherwise qualifies under the Act, if ANTC wishes NYNEX to proceed with developing the Bona Fide Request, it shall submit a written request for a quote and provide payment to NYNEX for the preparation of such quote (hereinafter referred to as a “BFR Quote”). Within 90 days of such request by ANTC to proceed and payment therefor, NYNEX shall complete the development of the BFR Quote for

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the Network Element or Combination requested in the Bona Fide Request, including availability, applicable prices and installation intervals.

6. Unless the Parties otherwise agree, the Network Element or Combination requested must be priced in accordance with Section 252(d)(1) of the Act.

7. Within ninety (90) days of its receipt of the BFR Quote, ANTC must confirm its order for the Bona Fide Request pursuant to the BFR Quote or seek relief pursuant to the Dispute Resolution Process set forth in Section 37.1 of this Agreement.

8. If a Party believes that the other Party is not requesting, negotiating or processing a Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party shall seek relief pursuant to the Dispute Resolution Process set forth in Section 37.1 of this Agreement.

9. ANTC may cancel its Bona Fide Request at any time upon written notice to NYNEX, subject to the following: (i) if such cancellation notice is received after the submission by NYNEX to ANTC of the Preliminary Analysis, but before ANTC requests a BFR Quote, ANTC shall not be liable to NYNEX for reimbursement of any costs incurred by NYNEX and (ii) if such cancellation notice is received after ANTC submits its request for a BFR Quote, but before the BFR Quote is rendered by NYNEX to ANTC, ANTC shall be liable to NYNEX for reimbursement of all actual costs incurred by NYNEX in connection with developing such BFR Quote up until its receipt of such notice of cancellation; provided, however, that if such notice of cancellation is received after the receipt by ANTC of the BFR Quote, the amount for which ANTC shall be liable pursuant to clause (ii) of this paragraph 9 shall not exceed the lesser of the actual costs incurred by NYNEX or the estimate in the BFR Quote plus 20%.

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ATTACHMENT 1.0

CERTAIN TERMS AS DEFINED IN THE ACT

“Affiliate” means a person or entity that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person or entity. For purposes of this paragraph, the term “own” means to own an equity interest (or the equivalent thereof) of more than ten percent (10%).

“Dialing Parity” means that a person or entity that is not an Affiliate of a LEC is able to provide Telecommunications Services in such a manner that Customers have the ability to route automatically, without the use of any access code, their Telecommunications to the Telecommunications Services provider of the Customer’s designation from among two (2) or more Telecommunications Services providers (including such LEC).

“Exchange Access” means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.

“InterLATA Service” means Telecommunications between a point located in a local access and transport area and a point located outside such area.

“Local Exchange Carrier” means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

“Network Element” means a facility or equipment used in the provision of a Telecommunications Service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service.

“Number Portability” means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

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“Telecommunications” means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.

“Telecommunications Carrier” means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Communications Act).

“Telecommunications Service” means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

“Telephone Exchange Service” means (a) service within a telephone exchange within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunications service.

“Telephone Toll Service” means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.

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ATTACHMENT SQ

Service Quality – ANTC/NYT.

OPERATIONAL PERFORMANCE STANDARDS

I. NETWORK INTERCONNECTION (“NET-I”) TRUNKS:	Standard Interval
A. Provisioning Intervals:	(Business Days/BDAs)
1. Access Service Request (“ASR”)[1] - Positive acknowledge of receipt of a valid ASR
(a) ASRs Electronically Transmitted:
(1) ASR received before 3:00pm (Eastern Time)	24 Hours
(2) ASR received after 3:00pm (Eastern Time)	Next BDA plus 24 hours
(b) ASRs Non-Electronically Transmitted:
(1) ASR received before 3:00pm (Eastern Time)	48 Hours
(2) ASR received after 3:00pm (Eastern Time)	Next BDA plus 48 hours

2. Firm Order Confirmation (“FOC”) with a committed Due Date included for 1-9 Trunks	Within five (5) BDAs of Receipt of a Valid ASR

3. Interconnection Trunks (DS1 Systems):
(a) Establishment of New Trunk Groups:
(1) If Facilities are available:	60 BDAs
(2) If Facilities are Not available	Negotiated**

(b) Additions to Existing Trunk Groups:
(1) If Facilities are available:	30 BDAs
(2) If Facilities are Not available	Negotiated**
Note: “Facilities Available/Availability” means infrastructure was built based on a forecast received from ANTC within a reasonable time period.

II. INTERIM NUMBER PORTABILITY (“INP”):

A. Provisioning Intervals:	Standard Interval (Business Days/BDAs)
1. Remote Call Forwarding (“RCFs”)or INP-T if Facilities (trunking) are already in place and Facilitates and/or Ports on NYNEX and ANTC switches are available: *
Prior to 1/1/98:
(a) 1-9 Lines	2BDAs
(b) 10-19 Lines	5BDAs
(c) Over 19 Lines	Negotiated**
(d) Over 19 Lines, and if facilities are available,

[1]	ASRs are in a format substantially similar to LSRs and are treated similarly. NYNEX shall provide, at ANTC’s request, a copy of the format and all information needed from ANTC in order for ANTC to submit a valid ASR.

(e) 20-100 Lines, and if facilities are available, non-contiguous numbers	l0 BDAs
(f) All other	Negotiated	**

Effective 1/1/198:
(a) 1-19 Lines	3 BDAs
(b) Over 19 Lines	Negotiated	**
(c) Over 19 Lines, and if facilities are available, contiguous numbers	l0 BDAs
(d) 20-100 Lines, and if facilities are available, non-contiguous numbers	l0 BDAs
(e) All other	Negotiated	**

(* Stand alone RCF orders only, without unbundled links)

2. Route Index (“INP-T”) Trunks (DS1 Systems):
(a) Establishment of Initial INP-T Arrangement:
(i) If Facilities &/or Ports on NYNEX AND ANTC Switches are available (*lead time for Trunk Installation with RCF Intervals subsequent to completion)	21 BDAs to be ready for testing
(ii) If Facilities &/or Ports on NYNEX AND ANTC Switches are Not available	Negotiated	**
(b) Augments to Existing INP-T Arrangements:
(i) If Facilities &/or Ports on NYNEX AND ANTC Switches are available (*lead time for Trunk Installation with RCF Intervals subsequent to completion)	16 BDAs to be ready for testing
(ii) If Facilities &/or Ports on NYNEX AND ANTC Switches are Not available	Negotiated	**
Note: “Facilities Available/Availability” means infrastructure was built based on a forecast received from ANTC within a reasonable time period.

III. EXPANDED INTERCONNECTION/COLLOCATION:
Standard Interval
A. Provisioning Intervals:	(Business Days/BDAs	)
1. Physical Collocation Space
(a) Where space is available	76 BDAs	*
(b) Where space is Not available
(i) Confirmation of space unavailability	10 BDAs	*
(ii) From Confirmation	Negotiated	**
2. Virtual Collocation Space
(a) Where space is available	Negotiated	**
(b) Where space is Not available

(i) Confirmation of space unavailability	10 BDAs	*
(ii) From Confirmation	Negotiated	**

(*From receipt of a complete and accurate order/application, required deposits (per applicable tariffs) and required insurance certification)

IV. UNBUNDLED LINKS:
A. Provisioning Intervals:
1. Service Request (“SR”) - Positive acknowledge of receipt of a valid SR and Firm Order Confirmation (“FOC”)
(a) SRs Electronically Transmitted:
(1) SR received before 3:00pm (Eastern Time)	24 Hours
(2) SR received after 3:00pm (Eastern Time)	Next BDA plus 24 hours
(b) SRs Non-Electronically Transmitted:
(1) SR received before 3:00pm (Eastern Time)	48 Hours
(2) SR received after 3:00pm (Eastern Time)	Next BDA plus 48 hours
2. Basic Unbundled Links (“SVGALs”) - Two-Wire Analog:
(a) New Link Installation
(i) 1 - 9 Links 5	5BDAs or SMARTS Clock	*
(ii) 10 or more Links
(a) Facilities Confirmation	5 BDAs
(b) If Facilities are available
(1) 10 - 19 Links	10 BDAs from FOC
(2) 20 or more Links	Negotiated	**
(c) If Facilities are Not available	Negotiated	**
(b) Two-Wire Analog Link Associated with INP (“Hot Cut”):
(i) 1 - 9 Links	5 BDAs
(ii) 10 or more Links	Negotiated	**
Note: “Facilities Available/Availability” means infrastructure was built based on a forecast received from ANTC within a reasonable time period.
4. Premium Links - Two-Wire Digital:	5 BDAs or
(a) 1 - 9 Links	SMARTS Clock	*
(b) 10 or more Links	Negotiated	**
5. Digital High Capacity Links:
(a) 1.544 Mbps (DSl) Links	7 BDAs
(b) 45 Mbps (DS3) Links	Negotiated	**

6. Extended Links:
(a) 1 - 9 Links	16 BDAs
(b) 10 or more Links	Negotiated	**

7. SS7 A or B/D Links:
(a) 1 - 9 Links	Negotiated	**
(b) 10 or more Links	Negotiated	**

(* SMARTS Clock is a system that analyzes work required on an order and compares it to available work forces. Local supervisors input the work force availability on a daily basis in advance. The SMARTS Clock fills up a day’s schedule on a first in first out basis until 90% of available force is scheduled. The available work force works both maintenance and installation. Reseller and network element order are in the same queue as the Telephone Company’s end users. Intervals can be as short as one day and in most cases, less than five days.)

V. DIRECTORY ASSISTANCE (“DA”):

A. Based on receipt of a valid electronic order from ANTC, ANTC’s customer’s information incorporated into database *	Within 2 BDAs of service order confirmation

B. Based on receipt of a valid manual order from ANTC, ANTC’s customer’s information incorporated into database *	Within 3 BDAs of service order confirmation
C. Provisioning Intervals;
DA Trunks to TOPS Tandem:
(a) If Facilities are available	60 BDAs
(b) If Facilities are not available	Negotiated**

VI. LINE IDENTIFICATION DATABASE (“LIDB”):

A. Based on receipt of a valid electronic order from ANTC, ANTC’s customer’s information incorporated into database *	Within 2 BDAs of service order confirmation

B. Based on receipt of a valid manual order from ANTC, ANTC’s customer’s information incorporated into database *	Within 3 BDAs of service order confirmation

Note: “Facilities Available/Availability” means infrastructure was built based on a forecast received from ANTC within a reasonable time period

VII. OPERATOR SERVICES:
A. Provisioning of FG C-type Modified Operator Services Signaling Trunks:
1. If Facilities are available:	60 BDAs
2. If Facilities are not available:	Negotiated	**

VIII. 911/E911 SERVICE:
A. ANTC’s customer’s information incorporated into the PS/ALI database *	Within 2 BDA of service order confirmation

(* Based on accurate information provided by ANTC)

J. Provisioning of 911/E911 MF Trunks:
1. If Facilities are available:	60 BDAs

2. Port Establishment	included in above 60 BDAs

**	Negotiated Interval Where a negotiated interval applies, NYNEX will generate a service date interval with ANTC on a first-come, first-served basis, based on the type and quality of service ANTC has requested. In so doing, NYNEX will offer the earliest date it reasonably can accommodate within normal business hours, without delaying service dates for orders of other customers or carriers. ANTC may request expedited service for a reasonable, predetermined amount.

Wholesale Performance Reports - Comparability

State Jurisdiction:	New York (by Market Area)	Month Ending:

NYNEX RETAIL	Actual Service Performance
Metric	POTS	Specials	Feature Group D Trunks
Provisioning
Number of Installation Orders
Number of Installation Lines/circuits/trunks
Average Interval - Offered (Total)
Average Interval - Offered (Total - No Dispatch)
Average Interval - Offered (1 - 5 lines - Dispatch)
Average Interval - Offered (6 - 9 lines - Dispatch)
Average Interval - Offered (> 9 lines - Dispatch)
Average Interval - Completed (Total)
Average Interval - Completed (Total - No Dispatch)
Average Interval - Completed (1 - 5 lines - Dispatch)
Average Interval - Completed (6 - 9 lines - Dispatch)
Average Interval - Completed (> 9 lines - Dispatch)
Average Interval - Offered (DS0)
Average Interval - Offered (DS1)
Average Interval - Offered (DS3)
Average Interval - Offered (Other)
Average Interval - Completed (DS0)
Average Interval - Completed (DS1)
Average Interval - Completed (DS3)
Average Interval - Completed (Other)
% completed in 1 business day - Dispatch
% completed in 1 business day - No Dispatch
% Completed w/in 2 business days - Dispatch
% Completed w/in 2 business days - No Dispatch
% Completed w/in 3 business days - Dispatch
% Completed w/in 3 business days - No Dispatch
% Completed w/in 4 business days - Total
% Completed w/in 5 business days - Total
% Completed w/in 6 business days - Total
% Missed Appointment - NYNEX - Total
% Missed Appointment - NYNEX - Dispatch
% Missed Appointment - NYNEX - No Dispatch
% Missed Appointment - Facilities
Average Delay Days - Facilities Miss
% Installation Troubles w/in 7 Days
% Installation Troubles w/in 30 days
% Missed Appointment - Customer

Wholesale Performance Reports - Comparability

State Jurisdiction:	New York (by Market Area)	Month Ending:

NYNEX RETAIL	Actual Service Perfomance
Metric	POTS	Specials	Trunks
Maintenance
Total Number of Troubles Reported
Total Number (lines/circuits/trunks) in Service
Network Trouble Report Rate
Network Trouble Report Rate - Loop
Network Trouble Report Rate - CO
% Missed Repair Appointments
Mean Time to Repair - Total
Mean Time to Repair - DS0
Mean Time to Repair - DS1
Mean Time to Repair - DS3
Mean Time to Repair - Other
Mean Time to Repair - Loop Trouble
Mean Time to Repair - CO Trouble
% Out of Service > 2 Hours
% Out of Service > 4 Hours
% Out of Service > 12 Hours
% Out of Service > 24 Hours
% Cleared within 24 Hours
% Repeat Reports w/in 30 days
% Final Trunk Blockage
% Subsequent Trouble Reports
% CPE Troubles
% No Trouble Found
% No Access

Wholesale Performance Reports - Comparability

Entity: INDIVIDUAL TC	State Jurisdiction:	Month Ending:

Telecommunication Carrier	Actual Performance
	Resale		UNE		Inter- connection Trunks
Metric	POTS	Specials	POTS	Specials
Provisioning
Number of Installation Orders
Number of Installation Lines/Circuits/Trunks
Average Interval Offered (Total)
Average Interval Offered (Total - No Dispatch)
Average Interval Offered (1 - 5 lines - Dispatch)
Average Interval Offered (6 - 9 lines - Dispatch)
Average Interval Offered (> 9 lines - Dispatch)
Average Interval Completed (Total)
Average Interval Completed (Total - No Dispatch)
Average Interval Completed (1 - 5 lines - Dispatch)
Average Interval Completed (6 - 9 lines - Dispatch)
Average Interval Completed (> 9 lines - Dispatch)
Average Interval Offered (DS0)
Average Interval Offered (DS1)
Average Interval Offered (DS3)
Average Interval Offered (Other)
Average Interval Completed (DS0)
Average Interval Completed (DS1)
Average Interval Completed (DS3)
Average Interval Completed (Other)
% Completed in 1 business day - Dispatch
% Completed in 1 business day - No Dispatch
% Completed w/in 2 business days - Dispatch
% Completed w/in 2 business days - No Dispatch
% Completed w/in 3 business days - Dispatch
% Completed w/in 3 business days - No Dispatch
% Completed w/in 4 business days - Total
% Completed w/in 5 business days - Total
% Completed w/in 6 business days - Total
% Missed Appointment - NYNEX - Total
% Missed Appointment - NYNEX - Dispatch
% Missed Appointment - NYNEX - No Dispatch
% Missed Appointment - Facilities
Average Delay Days - Facilities Miss
% Installation Troubles w/in 7 Days
% Installation Troubles w/in 30 days
% Missed Appointment - Customer

Wholesale Performance Reports - Comparability

Entity: INDIVIDUAL TC	State Jurisdiction:	Month Ending:

Telecommunication Carrier	Actual Performance
	Resale		UNE		Inter- connection Trunks
Metric	POTS	Specials	POTS	Specials
Maintenance
Total Number of Troubles Reported
Total Number (lines/circuits/trunks) in Service
Network Trouble Report Rate
Network Trouble Report Rate - Loop
Network Trouble Report Rate - CO
% Missed Repair Appointments
Mean Time to Repair - Total
Mean Time to Repair - DS0
Mean Time to Repair - DS1
Mean Time to Repair - DS3
Mean Time to Repair - Other
Mean Time to Repair - Loop Trouble
Mean Time to Repair - CO Trouble
% Out of Service > 2 Hours
% Out of Service > 4 Hours
% Out of Service > 12 Hours
% Out of Service > 24 Hours
% Cleared within 24 Hours
% Repeat Reports w/in 30 days
% Final Trunk Blockage
% Subsequent Trouble Reports
% CPE Troubles
% No Trouble Found
% No Access

Wholesale Performance Reports - Comparability

Entity: Aggregate TCs	State Jurisdiction:	Month Ending:

Telecommunication Carriers	Actual Performance
	Resale		UNE		Inter- connection Trunks
Metric	POTS	Specials	POTS	Specials
Provisioning
Number of Installation Orders
Number of Installation Lines/Circuits/Trunks
Average Interval Offered (Total)
Average Interval Offered (Total - No Dispatch)
Average Interval Offered (1-5 lines - Dispatch)
Average Interval Offered (6-9 lines - Dispatch)
Average Interval Offered (> 9 lines - Dispatch)
Average Interval Completed (Total)
Average Interval Completed (Total - No Dispatch)
Average Interval Completed (1-5 lines - Dispatch)
Average Interval Completed (6-9 lines - Dispatch)
Average Interval Completed (> 9 lines - Dispatch)
Average Interval Offered (DS0)
Average Interval Offered (DS1)
Average Interval Offered (DS3)
Average Interval Offered (Other)
Average Interval - Completed (DS0)
Average Interval - Completed (DS1)
Average Interval - Completed (DS3)
Average Interval - Completed (Other)
% completed in 1 business day - Dispatch
% completed in 1 business day - No Dispatch
% Completed w/in 2 business days - Dispatch
% Completed w/in 2 business days - No Dispatch
% Completed w/in 3 business days - Dispatch
% Completed w/in 3 business days - No Dispatch
% Completed w/in 4 business days - Total
% Completed w/in 5 business days - Total
% Completed w/in 6 business days - Total
% Missed Appointment - NYNEX - Total
% Missed Appointment - NYNEX - Dispatch
% Missed Appointment - NYNEX - No Dispatch
% Missed Appointment - Facilities
Average Delay Days - Facilities Miss
% Installation Troubles w/in 7 Days
% Installation Troubles w/in 30 days
% Missed Appointment - Customer

Wholesale Performance Reports - Comparability

Entity: Aggregate TCs	State Jurisdiction:	Month Ending:

Telecommunication Carriers	Actual Performance
	Resale		UNE		Inter- connection Trunks
Metric	POTS	Specials	POTS	Specials
Maintenance
Total Number of Troubles Reported
Total Number (lines/circuits/trunks) in Service
Network Trouble Report Rate
Network Trouble Report Rate - Loop
Network Trouble Report Rate - CO
% Missed Repair Appointments
Mean Time to Repair - Total
Mean Time to Repair - DS0
Mean Time to Repair - DS1
Mean Time to Repair - DS3
Mean Time to Repair - Other
Mean Time to Repair - Loop Trouble
Mean Time to Repair - CO Trouble
% Out of Service > 2 Hours
% Out of Service > 4 Hours
% Out of Service > 12 Hours
% Out of Service > 24 Hours
% Cleared within 24 Hours
% Repeat Reports w/in 30 days
% Final Trunk Blockage
% Subsequent Trouble Reports
% CPE Troubles
% No Trouble Found
% No Access

Definitions:

Metrics:	Definition:
• Number of Installation Orders	Total orders received and completed. Note: There may be mu___ orders per TC Purchase Order Number
• Average Interval - Completed
• % completed in 1, 2, or 3 business days - Dispatch
• % completed in 1, 2, or 3 business days - No Dispatch
• % Completed w/in 4, 5 or 6 business days - Total
• % Completed w/in 5 business days - Business
• % Completed w/in 5 business days - Residence
• % Missed Appointment - NYNEX - Total
• % Missed Appointment - NYNEX - Dispatch
• % Missed Appointment - NYNEX - No Dispatch
• % Missed Appointment - Facilities
• Average Delay Days - Facilities Miss
• % Installation Troubles w/in 7 or 30 Days
• % Missed Appointment - Customer
• Total Number of Troubles Reported	Total Troubles Reported by Customer, includes CPE, and Subsequents. Excludes (NYNEX) Employee Administrative Reports.
• Network Trouble Report Rate
• Network Trouble Report Rate - Loop
• Network Trouble Report Rate - CO
• % Missed Repair Appointments
• Mean Time to Repair - Total
• Mean Time to Repair - Loop Trouble
• Mean Time to Repair - CO Trouble
• % Out of Service > 2, 4, 12 or 24 Hours
• % Cleared within 24 Hours
• % Repeat Reports w/in 30 days
• % Final Trunk Blockage
• % Subsequent Trouble Reports
• % CPE Troubles
• % No Trouble Found
• % No Access

Services:	POTS	Specials	Trunks
Retail

Local Services that are not designed including:

•      Basic Res. & Bus. Dial Tone Services

•      Features (Call Waiting, Call Forwarding, 3 Way Calling, TT,

•      Analog Centrex

•      Non-Designed PBX

•      Basic Rate ISDN

		All Designed services or services where no Office Equipment is required including: • Foreign Exchange Services • Digital Centrex • Private Lines • Alarm Circuits • Hi-Cap Services	Switch Side trunks carrying traffic between end offices o__ between end offices and tan__ offices • Feature Group D - IXC __ (for provisioning) • All Final trunks (for maintenance)

Resale	Same as Retail	Same as Retail	NA

UNE	Unbundled elements used as part of a local service or in combination by TC to create local service including: • Local loops • Analog switch ports • NIDs • House & Riser	Designed Unbundled elements used as part of a designed service or in combination by TC to create designed service including: • Hi-Cap loop (DS1 or DS3) •	NA

Interconnection	NA	NA	Switch Side trunks carrying traffic between NYNEX (enu__ offices or tandem) offices to __ Switch including: • Cage to cage

1a. Provisioning - Missed Installation Appointments: Parity Based Credits

Missed Installation Appointments POTS Services Dispatched	Additional Rebates Per Line:
BA rate + 1.0%	$15
BA rate + 1.5%	$17
BA rate + 2.0%	$20
BA rate + 2.5%	$25
BA rate + 3.0%	$30
BA rate + 3.5%	$35
BA rate + 4.0%	$40
BA rate + 4.5%	$45
BA rate + 5.0%	$50
BA rate + 5.5%	$55
BA rate + 6.0%	$65

Missed Installation Appointments POTS Service - No Dispatch	Additional Rebates Per Line:
BA rate + To Be Determined	15
BA rate + To Be Determined	17
BA rate + To Be Determined	20
BA rate + To Be Determined	25
BA rate + To Be Determined	30
BA rate + To Be Determined	35
BA rate + To Be Determined	40
BA rate + To Be Determined	45
BA rate + To Be Determined	50
BA rate + To Be Determined	55
BA rate + To Be Determined	65

Missed Installation Appointments Special Services	Additional Rebates Per Line:
BA rate + 1.0%	15
BA rate + 1.5%	17
BA rate + 2.0%	20
BA rate + 2.5%	25
BA rate + 3.0%	30
BA rate + 3.5%	35
BA rate + 4.0%	40
BA rate + 4.5%	45
BA rate + 5.0%	50
BA rate + 5.5%	55
BA rate + 6.0%	65

1b. Provisioning - % Completed Within 5 Bus. Days: Parity Based Credits

% Complete Within 5 Bus. Days POTS Services Dispatched	Additional Rebates Per Line:
B A rate - 1.0%	$15
BA rate - 2.0%	$17
BA rate - 3.0%	$20
BA rate - 4.0%	$25
BA rate - 5.0%	$30
BA rate - 6.0%	$35
BA rate - 7.0%	$40
BA rate - 8.0%	$45
BA rate - 9.0%	$50
BA rate - 10.0%	$55
BA rate - 11.0%	$65

% Complete Within 5 Bus. Days POTS Services Non Dispatch	Additional Rebates Per Line:
BA rate - To Be Determined	$15
BA rate - To Be Determined	$17
BA rate - To Be Determined	$20
BA rate - To Be Determined	$25
BA rate - To Be Determined	$30
BA rate - To Be Determined	$35
BA rate - To Be Determined	$40
BA rate - To Be Determined	$45
BA rate - To Be Determined	$50
BA rate - To Be Determined	$55
BA rate - To Be Determined	$65

1c. Provisioning - % Installation Troubles Within 30 Days: Parity Based Credits

% Install Troubles Within 30 Days POTS Services	Additional Rebates Per Line:
BA rate + 1.0%	$15
BArate + 1.5%	$17
BA rate + 2.0%	$20
BA rate + 2.5%	$25
BA rate + 3.0%	$30
BA rate + 3.5%	$35
BA rate + 4.0%	$40
BA rate + 4.5%	$45
BA rate + 5.0%	$50
BA rate + 5.5%	$55
BA rate + 6.0%	$65

% Install Troubles Within 30 Days Special Services	Additional Rebates Per Line:
BA rate + 1.0%	$15
BA rate + 1.5%	$17
BA rate + 2.0%	$20
BA rate + 2.5%	$25
BA rate + 3.0%	$30
BA rate + 3.5%	$35
BA rate + 4.0%	$40
BA rate + 4.5%	$45
BA rate + 5.0%	$50
BA rate + 5.5%	$55
BA rate + 6.0%	$65

2a. Maintenance - Out of Service > 24 Hrs.: Parity Based Credits

% Out of Service > 24 Hrs. POTS Services	Additional Rebates Per Line:
BA rate+ 1.5%	$15
BA rate + 2.5%	$17
BA rate + 3.5%	$20
BA rate + 4.5%	$25
BA rate + 5.5%	$30
BA rate + 6.5%	$35
BA rate + 7.5%	$40
BA rate + 8.5%	$45
BA rate + 9.5%	$50
BA rate + 10.5%	$55
BA rate+ 11.5%	$65

% Out of Service > 24 Hrs. Special Services	Additional Rebates Per Line:
BA rate+ 1.5%	$15
BA rate + 2.5%	$17
BA rate + 3.5%	$20
BA rate + 4.5%	$25
BA rate + 5.5%	$30
BA rate + 6.5%	$35
BA rate + 7.5%	$40
BA rate + 8.5%	$45
BA rate + 9.5%	$50
BA rate+ 10.5%	$55
BA rate+ 11.5%	$65

2b. Maintenance - % Repeater Within 30 Days: Parity Based Credits

% Repeaters Within 30 Days POTS Services	Additional Rebates Per Line:
BA rate + 1.0%	$15
BA rate + 1.5%	$17
BA rate + 2.0%	$20
BA rate + 2.5%	$25
BA rate + 3.0%	$30
BA rate + 3.5%	$35
BA rate + 4.0%	$40
BA rate + 4.5%	$45
BA rate + 5.0%	$50
BA rate + 5.5%	$55
BA rate + 6.0%	$65

% Repeaters Within 30 Days Special Services	Additional Rebates Per Line:
BA rate + 1.0%	15
BA rate + 1.5%	17
BA rate + 2.0%	20
BA rate + 2.5%	25
BA rate + 3.0%	30
BA rate + 3.5%	35
BA rate + 4.0%	40
BA rate + 4.5%	45
BA rate + 5.0%	50
BA rate + 5.5%	55
BA rate + 6.0%	65

The Key performance metrics are as follows:

1.	Provisioning - Parity Based Credits:

a)	Missed Installation Appointments: Excluded are customer misses, including carrier misses, customer not ready, no access or other reasons where the customer or ANTC caused the miss.

1)	Resale:

•	POTS Services - Dispatch

•	POTS Services - No Dispatch

•	Special Services - (Combined Dispatch and No Dispatch)

2)	Unbundled Network Elements:

•	POTS Services - Dispatch

•	POTS Services - No Dispatch

•	Special Services - (Combined Dispatch and No Dispatch)

b)	Completed within Interval Measure - % Completed within 5 (business) Days: (POTS type services) Excluded will be orders with service requested beyond the offered or standard interval or for which there was a customer missed appointment. Excludes orders with greater than 5 lines per order.

1)	Resale:

•	POTS Services - Dispatch

•	POTS Services - No Dispatch

2)	Unbundled Network Elements:

•	POTS Services - Dispatch

•	POTS Services - No Dispatch

c)	Provisioning Quality: % Installation Troubles within 30 days of Installation date: Included will be trouble reports on an installed line, where the trouble was found to be in the BELL ATLANTIC network (Disposition Codes 3 or 4 = Outside Plant, Disposition Code 5 = Central Office Equipment/Translation) Excluded are CPE troubles, and troubles closed due to lack of customer action)

1)	Resale:

•	POTS Services

•	Special Services

2)	Unbundled Network Elements:

•	POTS Services

•	Special Services

2.	Maintenance - Parity Based Credits:

a)	Resale and UNE - Service Outage Duration - Out of Service Over 24 Hours. BELL ATLANTIC shall credit the ANTC the amounts set forth below. Excluded will be reports where access was required but not available during the first 24 hours

1)	Resale:

•	POTS Services

•	Special Services

2)	Unbundled Network Elements:

•	POTS Services

•	Special Services

c)	Maintenance Quality: % Repeated Trouble Reports within 30 days of original report: Included will be trouble reports on a line, where the repeated trouble was found to be in the BELL ATLANTIC network (Disposition Codes 3 or 4 = Outside Plant, Disposition Code 5 = Central Office Equipment/Translation) Excluded are CPE troubles, and troubles closed due to lack of customer action)

1)	Resale:

•	POTS Services

•	Special Services

2)	Unbundled Network Elements:

•	POTS Services

•	Special Services

For any credit or damages to apply the following are requirements of ANTC:

1)	New Unbundled Link Orders:

•	ANI to ANTC number, verification successful from DEMARC by BELL ATLANTIC field technician

•	All order information submitted by ANTC is valid (e.g., street address, end user LCON, Floor/unit number, cable pair assignment).

•	Customer (end user) available at appointed date.

•	Orders completed as submitted without cancellation after Order Confirmation

2)	New Resale Orders:

•	All order information submitted by ANTC is valid (e.g., street address, end user LCON, Floor/unit number, cable pair assignment).

•	Customer (end user) available at appointed date.

•	Orders completed as submitted without cancellation after Order Confirmation

3)	Hot Cut Unbundled Link Orders:

•	Verifiable ANTC dial tone at POT bay testable by BELL ATLANTIC through appropriate tie cable pair as provided by ANTC on the Service request.

•	Accurate account and end user information submitted on service request.

•	Accurate tie cable pair and assignment provided by ANTC on service request.

•	Orders completed as submitted without cancellation after Order confirmation.

Attachment 4.0 Network Interconnection Schedule*

LATA	PaeTec-IP	BA-NY-IP	Activation Date**
132 (Metro NY)	TBD	TBD	TBD
134 (Albany)	TBD	TBD	TBD
136 (Syracuse)	TBD	TBD	TBD
138 (Binghamton)	TBD	TBD	TBD
140 (Buffalo)	TBD	TBD	TBD

**	This is the earliest date on which “live” customers traffic between PaeTec and BA will occur.

ATTACHMENT IOF

1.0	General

NYNEX will provide access to unbundled Common transmission facilities between end offices and tandems and access to unbundled dedicated transmission facilities between NYNEX’s central offices (COs) or between such offices and those of Telecommunications Carriers (TCs), including, but not limited to, ANTC. This includes, at a minimum, interoffice facilities between end offices (EOs) and Serving Wire Centers (SWCs), SWCs and interexchange carriers’ points of presence (IXC POP), tandem switches and SWCs, EOs or tandems of NYNEX, and the wire centers of NYNEX and the TC.

The Network Elements must be ordered individually and may be recombined by the TC as part of a network plan. Unbundled Interoffice Network Elements are: DS1, DS3, OC-3 and OC-12 Interoffice Transport, DS1 to DSO and DS3 to DS1 Multiplexing and connection between multiplexers. OC- 48 and STS-1 will be provided only as a Network Bona Fide Request (See Attachment BFR). Unbundled Interoffice Network Elements will be provided at CO cross connect points such as digital terminating frames. Access to Network Elements is provided through collocation.

NYT will not offer G-Path or Customer Interface Panels (“CIPs”) to provision IOF services under this Agreement. In the event that NYT is ordered by the Commission or the FCC to offer G-Path or CIPs to provision IOF services, the Parties agree to negotiate in good faith to modify this Agreement as appropriate.

NYNEX provides Unbundled Transport between the following points:

1.	Unbundled Common Transport between NYNEX COs.

2.	Dedicated Transport between EOs

3.	Dedicated Transport between an EO and a SWC

4.	Dedicated Transport between an EO or SWC and an IXC POP

5.	Dedicated Transport between a Tandem Switch and an EO

6.	Dedicated Transport between an EO or SWC and a TC Location

7.	Dedicated Transport between a Tandem Switch and an IXC POP

8.	Dedicated Transport between a Tandem Switch and a Telecommunications Carrier Location

9.	Dedicated Transport between a NYNEX POI and a TC POI

10.	Dedicated Transport between Tandem POI and a TC POI

11.	Dedicated Transport between Existing Multiplexing

12.	Dedicated Transport between Existing Collocation Cages

IOF - 1

The purpose of unbundled Interoffice Transmission Facilities is for use with other unbundled Network Elements for the provision of Telephone Exchange and Exchange Access Services. Rates are used in connection with provision of interconnection services as discussed in Section 4.

2.0.	Definitions

In this section the definitions for Network Elements are as follows:

2.1.	Synchronous Transport Signal - Level 1 (STS-1)

STS-1 provides a total bandwidth of 51.84 Mb/s, including both overhead and payload. An STS-1 is capable of transporting a single DS3 in any configuration (e.g., M13 formatted with multiplexed DS1s or clear channel 44.736 Mb/s) or up to the equivalent of 28 DS1s using SONET “VT” mappings. The interface to an STS-1 is a metallic-based electrical interface. This interface must comply with Bellcore GR-253-CORE which defines SONET requirements.

2.2.	Optical Carrier Levels (SONET)

Optical Carrier (OC) levels provide a range of bandwidths as specified in Bellcore GR-253-CORE and associated ANSI standards. NYNEX will provide interfaces at the following OC levels:

OC Level	Rate (Mb/s)
OC-3	155.52
OC-12	622.08

The physical interface for all OC rates is optical fiber. The characteristics of this interface are also specified in GR-253-CORE.

2.3.	Digital Cross-connect System (DCS) Functionality

Digital Cross-connect Systems provide electronic cross connection of individual constituent digital signals to form higher speed digital signals.

2.4.	Serving Wire Center (SWC)

Serving Wire Center is NYNEX location from which Private Line, Exchange, or Centrex Service is furnished to a customer’s premises without intermediate connection to another wire center.

IOF - 2

2.5.	Network Design Request (NDR)

Network Design Request (NDR) process is required to establish the scope of the project and to align preliminary time frames in providing service to the TC. A Project Manager will coordinate the meeting that will be attended by the TC’s technical and administrative team and representatives from each NYNEX department involved in developing the technical, administrative, and legal/regulatory requirements. Time frames for completion will be negotiated between the Account Team and the TC.

2.6.	Fiber Distributing Frames (FDF)

Optical access to Interoffice Transmission Facilities will be provided at the NYNEX FDF or a fiber Point of Termination (POT) bay dedicated to the individual TC. Where a POT bay is used, interconnection between the POT and the NYNEX FDF will be via standard single-mode optical fiber jumper cables equipped with SC/PC connectors at both ends. The FDF or POT bay is an interconnect bay with direct connection between the TC’s cables and the jumper cables between the fiber POT and the Telephone Company FDF. NYNEX has standardized the SC/PC connector for use in its network because of its superior cost/performance characteristics; therefore, the TC will need to match this connector on their side of the POT.

2.7.	Mileage

In order to determine the rate to be billed, first the mileage is computed using the V&H coordinates method, as set forth in the NATIONAL EXCHANGE CARRIER ASSOCIATION, INC. TARIFF, F.C.C. No. 4. If the calculation results in a fraction of a mile, it is always rounded up to the next whole mile. The mileage measurement is calculated on the distance between the following locations:

CO to another CO

COto a SWC

Tandem to CO

Tandem to SWC

CO or SWC and the SWC of the IXC POP

CO or SWC and the TC Location

Tandem to the Serving Wire Center (SWC) of the IXC POP

Tandem to the TC location

IOF - 3

The Interoffice Mileage rates are set forth in Attachment PA, in terms of a fixed and per mile charge per month. The mileage calculated as described above is multiplied by the appropriate per mile rate. The amount to be billed will be the product of this calculation plus the fixed rate.

3.0.	Regulations

3.1.	Physical Access Points to Interoffice Transmission Facilities

NYNEX will provide interconnection to the transmission capabilities of the interoffice network at the following physical access points:

Manual Digital Cross-Connects

Metallic access to digital transport and multiplexing will be provided at the Company DSX-n bays, at a POT Bay dedicated to the individual TC. Where POT Bays are used, cabling between the POT bay and the NYNEX DSX must meet appropriate shielding and construction requirements for the application (e.g., ABAM for DS1 and coaxial cable for DS3). Separate DSX panels or POT Bays must be provided for the DS1 and DS3 interfaces. Interface rates above DS3 may require a separate panel or POT Bay depending upon the transmission specifications and the cabling limitations of these transport rates.

Main Distributing Frames (MDF)

In general, the MDF will not be used for digital interoffice facilities access. The MDF is designed to provide manual cross-connection of voice-grade transmission and may not meet the requirements for digital transmission.

3.2.	Interoffice Transport Facilities are cross-connected in the following configurations:

a) Transport to POT Bay

b) Transport to Virtual Collocation node

c) Transport to the low speed side of an Unbundled Multiplexer

d) High speed side of a Multiplexer to POT Bay

e) High speed side of a Multiplexer to Virtual Collocation node

f) High speed side of a Multiplexer to the low speed side of an Unbundled Multiplexer

IOF - 4

g) Low speed side of an Unbundled Multiplexer to the low speed side of and Unbundled Multiplexer

h) Low speed side of an Unbundled Multiplexer to POT Bay

i) Low speed side of an Unbundled Multiplexer to Virtual Collocation node

3.3.	Ordering:

Unbundled Dedicated Transport (Dedicated) is ordered via DCAS. Unbundled Common Transport (Common) is not discreetly orderable.

3.4.	(Reserved for future use)

3.5.	Unbundled Network Element Intervals:

DSl, DS3 and Multiplexers	Quantity 1-8 = 15 business days Quantity > 8 = Negotiated*
Facilities not available	Negotiated*
OC-n Unbundled interoffice transport	Negotiated*

4.0.	Rates and Charges

Unbundled Interoffice Transmission Facilities (IOF) are provided at the appropriate POT Bays or DSX.

IOF: Unbundled Network Elements

•	IOF unbundled network elements are as follows:

•	DS3, DS1, OC-3 (point to point, not rings), OC-12 (point to point, not rings),

Multiplexing (DS3 to DS1 & DS1 to DS0), Connection to a DS1 Trunk Port.

Billing Rate Structure:

Non-Recurring:

DS1, DS3 and Optical Carrier Level (SONET) and Multiplexers (3/1 or 1/0): There will be a one-time charge for the installation of the DS1, DS3 and Optical Carrier (SONET) transport, and the Multiplexers.

*	Where a negotiated interval applies, NYNEX will negotiate a service date interval with ANTC on a first-come, first-served basis, based on the type and quality of service ANTC has requested. In so doing, NYNEX will offer the earliest date it reasonably can accommodate within normal business hours, without delaying service dates for orders of other customers or carriers. ANTC may request expedited service for a reasonable, predetermined amount.

IOF - 5

Expedited Order Charge

When placing a Service Order for service(s) for which Standard Intervals exist, a TC may request a service date that is prior to the Standard Interval service date. A TC may also request an earlier service date on a pending Standard or Negotiated Interval Service Order. If NYNEX agrees to provide service on an expedited basis, Expedited Order Charges will apply.

If NYNEX is subsequently unable to meet an agreed upon service date, no Expedited Order Charge will apply unless the missed service date was caused by the TC, its agent, or customer.

If additional costs other than any applicable Additional Labor are to be incurred when a service date on a Service Order is expedited, NYNEX will develop and quote such costs to the TC, obtain TC authorization and bill the TC in accordance with the special construction terms and conditions in the NYNEX’s applicable tariff.

Recurring — Applicable Rate elements:

Inter-Office Mileage for DS1. DS3 and Carrier Level (SONET) There will be a monthly recurring charge for the following:

1.	Fixed

2.	Per Mile Charge

Mileage of the facility is based on airline mileage using V&H coordinate methods. The Facility mileage can be rated between the following locations:

CO to another CO

CO to a Serving Wire Center (SWC)

Tandem to CO

Tandem to SWC

CO or SWC and the SWC of the IXC POP

CO or SWC and the TC Location

Tandem to the SWC of the IXC POP

Tandem to the TC location or the IXC POP

Multiplexing There will be a recurring charge for a multiplexer at each location where the multiplexing function is performed.

Multiplexing can be performed for DS3 to DS1 and DS1 to DS0.

IOF - 6

Service Access Charge (SAC) recurring charge will apply for the demarcation connection to a Physical Collocation Node POT Bay.

A recurring Interconnection Access Charge (IAC) will apply for the demarcation connection to a Virtual Collocation Node.

Refer to Unbundled Common Transport and Dedicated Transport diagrams, (1 through 7), following.

1.	Unbundled Common Transport between NYNEX COs.

2.	Dedicated Transport between EOs

3.	Dedicated Transport between an existing POT Bay and an IXC or TC location

4.	Dedicated Transport between a Multiplexer and a POT Bay

5.	Dedicated Transport between a Trunk Port and an existing POT Bay

6.	Dedicated Transport between existing Collocation Cages

7.	Dedicated Transport from TC Location through SWC and terminating at an existing Collocation Cage

IOF - 7

1.	Unbundled Common Transport between an EO and Tandem or between two NYNEX EOs may only be purchased in connection with NYNEX Unbundled Switching.

This network element allows a TC access to Unbundled Common transmission facilities, routing on the same basis that NYNEX routes and delivers its own traffic.

Unbundled Common Transport

Diagram: 1

Billing Rate Structure:

Billing: The calls routed on the Unbundled Common trunks will be billed an unbundled common transport charge (UCTC) by Minutes of Use (MOU), rated from the Originating TC Node to a NYNEX EO based on a composite rate which includes directly routed traffic and Tandem routed traffic. The MOU charge will be aggregated at the NYNEX switch and rounded up to the next whole minute each month.

IOF - 8

Note: The heavy line and/or bold element outlined in each diagram is the Unbundled Network Element (UNE) that is being provisioned.

DEDICATED TRANSPORT

Diagram: 2

DS1 or DS3 IOF between Central Offices Can be used in conjunction with:

2. Transport between EOs

3. Transport between an EO and a SWC

5. Transport between a Tandem Switch and EO

Recurring	Non Recurring
- DSl = Yes	- DSl = Yes
Fixed Mileage
Per Mile
- SAC = Yes	- SAC = No
(2 SAC charges are applicable, 1 at each POT Bay)

- DS3 = Yes	- DS3 = Yes
Fixed Mileage
Per Mile
- SAC = Yes	- SAC = No
(2 SAC charges are applicable, 1 at each POT Bay)

IOF - 9

Diagram: 3

DS1 or DS3 IOF between existing POT Bay and IXC or TC Location

Can be used in conjunction with:

4. Transport between an EO or SWC and the IXC POP

6. Transport between an EO or SWC and a TC Location

7. Transport between a Tandem Switch and an IXC POP

8. Transport between a Tandem Switch and a TC Location

9. Transport between a NYNEX POI and a TC Location

10. Transport between a Tandem POI and a TC Location

Recurring	Non Recurring
- DS1 = Yes	-DSl = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No
(1 SAC at each POT Bay)

- DS3 = Yes	- DS3 = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No
(1 SAC at each POT Bay)

IOF - 10

Diagram: 4

DS3 to DS1 or DS1 to DS0 Multiplexer Connected to existing TC Customer Cage (POT Bay)

Can be used in conjunction with:

4. Transport between an EO or SWC and an IXC POP

6. Transport between an EO or SWC and a TC Location

7. Transport between a Tandem Switch and the IXC POP

8. Transport between a Tandem Switch and a TC Location

9. Transport between a NYNEX POI and a TC Location

10. Transport between a Tandem POI and a TC Location

Recurring	Non Recurring
- DS3/1 MUX = Yes	- DS3/l MUX = No
- POT Bay SAC Charge. = Yes	- POT Bay SAC Charge = No
(28 DS1 POT Bay SAC Charges apply)

- DSl/0 MUX = Yes	- DSl/0 MUX = No
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No
(28 DS0 POT Bay SAC Charges apply)

*	IAC will be applicable for Virtual Collocation node connection in place of POT Bay SAC when connecting to Virtual.

IOF - 11

Diagram: 5

Trunk Port to existing TC POT Bay

Can be used in conjunction with:

4. Transport between an EO or SWC and an IXC POP

6. Transport between an EO or SWC and a TC Location

7. Transport between a Tandem Switch and an IXC POP

8. Transport between a Tandem Switch and a TC Location

Recurring	Non Recurring
- Trunk Port = Yes	- Trunk Port = Yes
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No

*	IAC will be applicable for Virtual Collocation node connection in place of POT Bay SAC when connecting to Virtual.

IOF - 12

Diagram: 6

OC-3 or OC-12 IOF between existing Cages in COs (FDF to FDF)

Can be used in conjunction with:

2. Transport between EOs

3. Transport between an EO and a SWC

5. Transport between a Tandem Switch and EO

Recurring	Non Recurring
- OC-3 = Yes	- OC-3 = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No

- OC-12 = Yes	- OC-12 = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No

*	IAC will be applicable for Virtual Collocation node connection in place of POT Bay SAC when connecting to Virtual.

IOF - 13

Diagram: 7

OC-3 or OC-12 IOF from TC Location through Serving Wire Center and terminating in C.O. at Customer Cage (Fiber Bay).

Can be used in conjunction with:

6. Transport between an EO or SWC and a TC Location

8. Transport between a Tandem Switch and a TC Location

Recurring	Non Recurring
- OC-3 = Yes	- OC-3 = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No

- OC-12 = Yes	- OC-12 = Yes
Fixed Mileage
Per Mile
- POT Bay SAC Charge = Yes	- POT Bay SAC Charge = No

*	IAC will be applicable for Virtual Collocation node connection in place of POT Bay SAC when connecting to Virtual.

IOF - 14

ATTACHMENT PA

PRICING SCHEDULE-ANTC/NYNEX

All prices are subject to the continuing jurisdiction of the NY Public Service Commission.

I.	Reciprocal Compensation shall equal the rate set forth in the Parties’ applicable tariffs as determined by the weighted average call volume distribution by time of day. Such rate for the first six months shall be:

Rate = $.00815 per minute	Negotiated Rate

The rate for reciprocal compensation is to be adjusted bi-annually based upon the rates and formula set forth below in this Pricing Schedule. The first adjustment shall occur on April 1, 1998 and future adjustments every six (6) months thereafter.

Reciprocal Compensation Calculation:

A. Time of Day Definitions -	YT PSC 914 Tariff Sec. 4.1.7 (A) (1)

B. Base Rates - Per Minute of Use	NYT PSC 914 Tariff Sec. 10.4.1 (A)(1)
NYT PSC 914 Tariff Sec. 10.4.1 (B)(1)

C. Formula Used for determining Reciprocal Compensation:
(% Day Traffic + % Evening Traffic + % Night Traffic = 100% for each Party)

ANTC-Originated Day Minutes + NYNEX - Originated Day Minutes *Day Rate
Total ANTC + NYNEX Minutes

+
ANTC-Originated Evening Minutes + NYNEX - Originated Evening Minutes *Evening Rate
Total ANTC + NYNEX Minutes

+
ANTC-Originated Night Minutes + NYNEX - Originated Night Minutes *Night Rate
Total ANTC + NYNEX Minutes

II.	Information Services Billing and Collection

Fee = $.05 per message	Negotiated Rate

III.	Tandem Transit Service (TTS)

A. Rate = $.004463 per minute	Negotiated Rate

The rate for Tandem Transit Service is to be adjusted based on the rates set forth in the NYT PSC 914 Tariff, as amended from time to time, and the actual ANTC time of day traffic distribution ratios on a semi annual basis. The first adjustment shall occur on April 1,1998.

B. Dedicated Transiting Service

Rate = twice the applicable Service Access Charge (“SAC”)
2 X ($1.90) DS0	NYT PSC 916 Tariff Sec. 5.6.1.7.(F)
2 X ($3.51) DS1
2X ($35.87) DS3

IV.	Interim Telecommunications Number Portability

A.	Monthly Charges

Rate per Businesses Number = $2.00

Rate per Residential Number = $1.00

No additional charges shall apply for interim number portability, including additional per-path, per-port, or usage-related charges, except for third Party and collect calls.

B.	Non-recurring Charge

Rate = $20.00 per ported number

Non-recurring charges only apply when interim number portability is ordered separately from an unbundled link.

C.	Access revenues associated with ported numbers are Reciprocal.

Monthly Flat Rate = $6.88 * per ported Business line

Monthly Flat Rate = $4.82 * per ported Residence line

*	Based on the monthly average access revenue received from IXC calls terminated on a residential line and business line, respectively. The Rates are to be updated every six (6) months or when the FCC or PSC approves revisions to the applicable rates.

V.	IntraLata 800

Reciprocal Compensation (refer to I above)

Compensation for records exchanged = $.00415 per record
TELRIC filed cost study

800 Database inquiry = $.001265 per database inquiry
NYT PSC 914 Tariff Sec. 10.4.3 (C)

VI.	Unbundled Links

A.	Monthly Rates

Monthly Rates for all unbundled links described in Section 14 will be the rates specified by the Commission, as amended from time to time, subject to the provisions of the NYT PSC 916 Tariff Sec. 5.5.2.

VII.	911/E911 Interconnection

For each trunk interconnecting to the Telephone Company’s 911 hub or E-911 hub/tandem and access all subtending Public Safety Answering Points:

Monthly Rate = $252.00 per unequipped DS1 Port	Negotiated Rate

Monthly Rate = $100.00 per Voice Grade trunk activated and equipped on the
DS1 Port	Negotiated Rate

VIII.	Wholesale Discounts

A.	Month-to-month discounts

Discounts are set forth in the NYPSC Tariff No. 915, as amended from time to time.

B.	Term and Volume Discounts

To be negotiated on receipt of a Bona Fide Request.

IX.	(A) Directory Assistance Services

(1)	Directory Assistance

	Per Request	SGAT
Each Request for Information per one telephone number, with NYNEX branding	$0.39
Each Request for Information per one telephone number, with ANTC branding	$0.39
Each Request for Information per one telephone number, without branding	$0.33

(2) Directory Assistance Call
	Per Request	SGAT
Completion (DACC) #:
Each Request for Information per one telephone number, with NYNEX branding plus call completion	$0.52
Each Request for Information per one telephone number, with ANTC branding plus call completion	$0.58

#	These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC which are set forth in the NYT PSC 914 and 916 tariffs, as amended from time to time.

(3) Directory Assistance Volume/Term Discounts

Monthly Billed	Term Commitments
DA Volume	1 Year	18 Months	2 Years	3 Years
$0-1999	5%	10%	14%	18%
$2000 - 5999	7%	12%	16%	20%
$6000 - 9999	10%	15%	19%	23%
Above $10,000	13%	18%	22%	26%

This Discount only applies to retail OS/DA and does not apply if ANTC elects to pay rates in (1) and (2) above.

NYT PSC 900 Tariff Sec. 9.I.(4)(a)

Discounts apply only for amounts in the applicable range. For example, under a one year term commitment with a monthly billed DA volume of $2,500, the first $1,999 would be discounted at five percent (5%) and the remaining $501 at seven percent (7%). Discount will apply to branded DA and the DA portion of DACC.

Record Charges
EMR format - per record charge = $.00415	TELRIC Cost Study

(4) Direct Access to Directory Assistance (DADA)

Monthly Access Charge	$4,000	SGAT
Each Search Request	$0.038	SGAT

	Rate
(B) Inward Operator Services

(1) BLV
- Per work second	$0.02	SGAT
(2) BLV/I
- Per work second	$0.02	SGAT
(3) Branding surcharge (if applicable)	$0.06	SGAT

(C) O+/Mechanized Operator Calls #

	Per Request	SGAT
(1) Calling Card
- Per request	$0.125
(2) Collect
- Per request	$0.159
(3) Third Number
- Per request	$0.159
(4) Branding surcharge (if applicable)
- Per request	$0.06

#	These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC which are set forth in the NYT PSC 914 and 916 tariffs, as amended from time to time.

(D) 0 - Operator Handled Calls #
SGAT
(1) Per work second	$0.015
Plus
(2) Collect & Bill to Third Number
- Per request	$0.007

(3) Branding surcharge (if applicable)	$0.06

#	These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC which are set forth in the NYT PSC 914 and 916 tariffs, as amended from time to time.

(E) Operator Emergency Bulletin Service
- Per 132 Lata bulletin, per year	$81.18	SGAT

	Recurring	Non-recurring
(F) TOPS Trunk Ports	$21.87	$315.06	SGAT
Service Access Charge
- Per TOPS Port	$4.31	N/A	SGAT

(G) DS1 IOF for Dedicated Trunk	PSC 916 Tariff Sec.5.3.4

X.	Unbundled Network Elements

#	These rates are in addition to the UTTC, TTSC & UNRCC or UCRCC which are set forth in the NYT PSC 914 and 916 tariffs, as amended from time to time.

Usage Detail Recording	Monthly Rate	TELRIC cost study.
-per record processed	$0.00415
-per record transmitted	$0.00117
-per tape/cartridge	$20.12

XI. Meet Point Billing

- EMR format - per record charge	$.00415	TELRIC Cost Study
XII. LIDB Query:	$0.001411
	NYT PSC 914 Tariff Sec. 10.4.3 (D)

XIII.	Service Charges:

TC Not Ready - per occurrence	Non-Recurring Charge
Technician Dispatched Out	$157.00 NYT PSC 916 Tariff Sec. 5.5.2
(Off Company Premises)	NYT PSC 900 Tariff Sec. 26

Technician Dispatched In
(On Company premises)	$59.00 NYT PSC 916 Tariff Sec. 5.5.2
NYT PSC 900 Tariff Sec. 26

Trouble Dispatch - Misdirect	Non-Recurring Charge
Technician Dispatched Out	$157.00 NYT PSC 916 Tariff Sec. 5.5.2
(Off Company Premises)	NYT PSC 900 Tariff Sec. 26

Technician Dispatched In	$59.00 NYT PSC 916 Tariff Sec. 5.5.2
(On Company premises)	NYT PSC 900 Tariff Sec. 26

Line Connection Charge includes the work associated with central office wiring, recent change memory, bureau coordination, and updates to the loop database.

Line Connection Charge	$50.05	NYT PSC 916 Tariff Sec. 5.5.2
NYT PSC 900 Tariff Sec. 14.A.3(3)

Installation Dispatch (Two Wire Analog) -    Charge applies per Dispatch

1 Link	$19.00	NYT PSC 916 Tariff Sec. 5.5.2
2-9 Links	$19.00	NYT PSC 900 Tariff Sec. 14.A.3(2)
10 or more Links	$19.00

XIV.	Time and Materials Charges

Time
Labor Rate, Per Hour or Fraction thereof	SGAT
- Service Representative - Regular	$44.98
- Service Representative - Expedite	$59.65
- Technician - Regular
$60.79
- Technician - Expedite	$73.54

XV.	Unbundled Interoffice Dedicated Facilities

		Recurring		Nonrecurring
DS1
Inter-Office Mileage	1. Fixed	$110.00		$634.17	**
	2. Per Mile Charge	$0.72		n/a

DS3
Inter-Office Mileage
	1. Fixed	$911.00		$863.21	**
	2. Per Mile Charge	$20.10		n/a

Optical OC-3
Inter-Office Mileage
	1. Fixed	$1365.00		$863.21	**
	2. Per Mile Charge	$60.31		n/a

Optical OC-12
Inter-Office Mileage
	1. Fixed	$4145.00		$1001.61	**
	2. Per Mile Charge	$241.12		n/a

OC-48 or STS-l (NBFR)
Inter-Office Mileage
	1. Fixed	$9768.00		$1135.02	**
	2. Per Mile Charge	$375.81		n/a

Unbundled Multiplexing
DS1 to DS0 (1/0 mux)		$445.11	**	0	**
DS3 to DS1 (3/1 mux)		$223.52		0	**

	Recurring
Service Access Charge (SAC)
DS1, per termination	$4.31
DS3, per termination	$63.98
OC-3, per termination	$16.00	**
OC-12, per termination	$16.00	**

**	Interim rate based on rates previously proposed by NYT in Cases 95-C-0657, 94-C-0095, 91-C-l 173, except interim SAC rates for OC-3 and OC-12. Interim rates are subject to true-up based on the permanent rates set by the NY PSC in the referenced proceeding. On the earliest of the date (the “Rate Determination Date”) on which (x) any permanent rate and/or rate structures for such items are tariffed or otherwise applied by NYT pursuant to applicable effective Commission orders, decisions, rules or regulations or (y) the Parties shall agree to any such permanent rate and/or rate structures for such items, the rates and/or rate structures so adopted or approved or agreed upon (each, a “Permanent Rate”) shall apply in lieu of the Interim Rates with respect to such items. Within 90 days after the Rate Determination Date of any Permanent Rate with respect to any item (i) if the aggregate amounts paid by ANTC for such item under this Agreement during the period prior to the Rate Determination Date shall exceed the amount which would have been payable by ANTC if the Permanent Rate (which may be zero) had been applicable during such period, then NYT shall refund to ANTC such excess or (ii) if the aggregate amounts paid by ANTC for such item under this Agreement during such period shall be less than the amount which would have been payable by ANTC if the Permanent Rates had been applicable during such period, then ANTC shall pay such deficiency to NYT. This Attachment shall be amended to reflect the determination of Permanent Rates for any given items.